UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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AAR CORP.
(Name of Registrant as Specified In Its Charter)

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One AAR Place
1100 North Wood Dale Road
Wood Dale, Illinois 60191

Dear Fellow Stockholders,

On behalf of the Board of Directors and employees of AAR CORP., I cordially invite you to join us at our 2016 annual meeting of stockholders on Tuesday, October 11, 2016 at 9:00 a.m., Central Time, at the Company's headquarters located at 1100 North Wood Dale Road, Wood Dale, Illinois 60191.

Our fiscal year ended May 31, 2016 was a good year for the Company, one in which we further solidified our position as a global leader in providing aviation services to the commercial aviation and government and defense markets. Our Aviation Services business group delivered exceptional results across its supply chain and MRO activities, and our Expeditionary Services business group continued to make progress toward becoming an invaluable partner with the United States government on key government contracts.

This past fiscal year we also devoted significant time and attention to our culture and business mission, refreshing our core values under a "Doing It Right" campaign. We embraced core values that speak to who we are as a company and how we conduct our business. For example, our core values reflect our commitment to excellence ("Quality First — Safety Always"); resourcefulness ("Find a Way — Every Day"); integrity ("Be Honest — Inspire Trust"); and accountability ("Own It"). We firmly believe that our pursuit of these and our other core values will benefit our stockholders, our customers and our employees, as well as the communities in which we do business.

We are committed on your behalf to achieving positive short-term financial results for the Company. We also understand the importance of maintaining a strong long-term focus on the strategic direction of the Company. We are proud of what we have accomplished together, and we remain very excited about our future.

We thank you for your continued investment in AAR. We look forward to seeing you at the annual meeting. Whether or not you plan to attend the annual meeting, please vote as promptly as possible. Every stockholder vote is important!

David P. Storch
 Chairman, President and Chief Executive Officer

August 31, 2016

Notice of Annual Meeting of Stockholders to be Held on Tuesday, October 11, 2016

To Our Stockholders:

We are pleased to invite you to attend our 2016 annual meeting of stockholders. Please read the information below and in the accompanying proxy statement to learn more about AAR CORP. and the matters to be voted on at the annual meeting.

Date	Tuesday, October 11, 2016

Time	9:00 a.m., Chicago time

Place	AAR CORP. One AAR Place 1100 North Wood Dale Road Wood Dale, Illinois 60191

Purposes	You will be asked at the annual meeting to:

Elect four directors;

Vote on an advisory resolution to approve our Fiscal 2016 executive compensation;

Approve amendments to the AAR CORP. 2013 Stock Plan

Ratify the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2017; and

Transact any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Record Date	You may vote your shares at the annual meeting if you were a stockholder on August 16, 2016.

Voting	Your vote is important. We encourage you to vote your shares as soon as possible. You may vote by proxy over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-paid envelope provided. We also welcome you to attend the meeting and vote in person.

By Order of the Board of Directors,

Robert J. Regan
 Vice President, General Counsel and Secretary

August 31, 2016

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials For Our Annual Meeting of Stockholders
to be Held on Tuesday, October 11, 2016:

Copies of this Notice and Proxy Statement, our 2016 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended May 31, 2016 are available free of charge at www.proxyvote.com.

2016 Proxy Statement Summary

This summary highlights certain information contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

Annual Meeting Information

Time and Date	Tuesday, October 11, 2016 at 9:00 a.m., Chicago time

Place	AAR CORP. One AAR Place 1100 North Wood Dale Road Wood Dale, Illinois 60191

Record Date	Tuesday, August 16, 2016

Voting
Stockholders of record as of the record date may vote over the Internet at www.proxyvote.com; by telephone at 1-800-690-6903; by completing and returning their proxy card or voting information card; or in person at the annual meeting.

Proposals To Be Voted On By Our Stockholders

			Board Recommendation

Proposal 1 — Election of four directors (pages 4-7):			FOR

Name	Age	Brief Biography

NORMAN R. BOBINS	73	Non-Executive Chairman of The PrivateBank and Trust Company — Chicago (a financial services company) and Chief Executive Officer of Norman Bobins Consulting, LLC.	FOR

RONALD R. FOGLEMAN	74	Non-Executive Chairman of Orbital ATK, Inc. (an aerospace and defense technologies company); President and Chief Operating Officer of B Bar J Cattle & Consulting Company (a consulting company).	FOR

JAMES E. GOODWIN	72	Lead Director of Federal Signal Corporation (a safety and security products manufacturer); from 2009 to April 2016, Non-Executive Chairman of Federal Signal Corporation.	FOR

MARC J. WALFISH	64	Founding Partner of Merit Capital Partners (a mezzanine investor company).	FOR

Proposal 2 — Advisory resolution to approve our Fiscal 2016 executive compensation (pages 8-9).			FOR

Proposal 3 — Approval of amendments to the AAR CORP. 2013 Stock Plan (pages 10-16)			FOR

Proposal 4 — Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2017 (page 17).			FOR

Fiscal 2016 Business Performance Highlights

Fiscal 2016 marked our continuing transition to a predominantly aviation services-oriented company following our Fiscal 2015 divestment of significant manufacturing operations, including our Telair Cargo Group. In Fiscal 2016:

We reported sales of $1,663 million, net income attributable to AAR of $47.7 million and total diluted earnings per share of $1.37;

We continued to maintain a strong balance sheet, with working capital of $544.1 million, net debt of $118.9 million and available liquidity of $413.3 million as of May 31, 2016;

We returned capital of $30.0 million to our stockholders through common stock repurchases and dividends; and

We secured important new contracts with our customers, including:

      •
      New power-by-the-hour program services with multiple international carriers;

      •
      Prime contractor relationships providing logistics support to the U.S. Navy's C-40A and Afghan Air Force C-130 fleets;

      •
      Expansion of parts distribution and aftermarket support with Eaton, Crane Aerospace and UTC Aerospace Systems; and

      •
      A 10-year contract with the U.K. Ministry of Defence providing search and rescue services in the Falkland Islands.

Fiscal 2016 Executive Compensation Highlights

Our Compensation Committee made several important changes to our executive compensation program, based principally on market-based information provided by its independent compensation consultant, input from several proxy advisory firms and feedback received through our stockholder engagement efforts, each of which emphasized pay for performance.

Changes to Our Executive Compensation Program

Adjusted base salaries and reduced annual cash bonus targets to align them with our market peers

Shifted variable compensation to more stock and less cash as a percentage of total compensation to align with stockholders' interests and to encourage long-term value creation

Eliminated the use of the time-based restricted stock and moved to performance-based restricted stock and stock options as the preferred stock vehicles for executive officers

Updated our stock ownership policy to reflect a greater emphasis on stock compensation and retention

Emphasis on Pay for Performance

Pay-for-performance compensation (cash bonus plus the value of performance-based restricted stock and stock options) represented 81.4% of the total direct compensation of our Chief Executive Officer, David P. Storch, in Fiscal 2016, compared to fixed compensation (base salary) at 18.6% of his total direct compensation.

Pay-for-performance compensation (cash bonus plus the value of performance-based restricted stock and stock options) represented 64.8% of the total direct compensation of our non-CEO named executive officers in Fiscal

v

        2016, compared to fixed compensation (base salary) plus discretionary bonus at 35.2% of their total direct compensation.

Key Compensation Policies and Practices

The key features of the Company's executive compensation program are:

Annual advisory stockholder approval of executive compensation

No guaranteed performance-based annual cash bonuses

Significant emphasis on stock-based compensation

Challenging performance targets under annual cash bonus and stock-based compensation

Multi-year vesting periods for stock-based awards

Stock award agreements under the AAR CORP. 2013 Stock Plan with "double trigger" change-in-control provisions (change-in-control and termination of employment)

No repricing of stock options without stockholder approval

No dividends on performance-based restricted stock until performance goals are met

Stock ownership guidelines for directors and executive officers

Insider trading policy prohibiting short sales, pledging and hedging transactions

No tax gross-ups in any agreement with an executive officer, except for one legacy agreement in the year 2000

Clawback of incentive compensation in the event of certain financial restatements

Fiscal 2016 Corporate Governance Highlights

Good corporate governance remains an essential part of the Company's culture. The Board of Directors annually reviews the Company's key corporate governance documents, including the Corporate Governance Guidelines and the Board Committee charters. We also seek feedback from our stockholders on our corporate governance practices through our stockholder engagement program. Our goal is to ensure that our corporate governance practices reflect best practices consistent with the Company's culture, strategy and business performance.

The following table identifies the Company's key corporate governance practices and related information:

Corporate Governance Information	As of August 31, 2016

Number of directors	12

Number of independent directors	10

Average age of directors	66

Average tenure of directors	11 years

Director retirement age	75 on nomination date

Lead director	Yes

Stock ownership and retention guidelines	Yes

Annual stock grant to non-employee directors	Yes

Independent directors — executive sessions	Yes

Independent compensation consultant	Yes

Annual board and committee self-evaluations	Yes

Director orientation and continuing education programs	Yes

All Directors are "audit committee financial experts"	Yes

Code of business ethics and conduct	Yes

Ethics hotline policy	Yes

Related person transaction policy	Yes

Disclosure committee for financial reporting	Yes

Annual advisory stockholder approval of executive compensation	Yes

Stockholder engagement program	Yes

One AAR Place
1100 North Wood Dale Road
Wood Dale, Illinois 60191

We will hold our 2016 annual meeting of stockholders on Tuesday, October 11, 2016 at 9:00 a.m., Chicago time, at AAR CORP.'s corporate headquarters located at One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191. We cordially invite you to attend the annual meeting and ask that you vote on the proposals described in this proxy statement.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

Why am I receiving the proxy materials?

Our Board of Directors is providing these proxy materials to you, beginning on or about August 31, 2016, in connection with its solicitation of proxies for use at the Company's 2016 annual meeting of stockholders.

What information is contained in the proxy materials?

The proxy materials contain information about the proposals to be voted on at the annual meeting, the compensation of our directors and our most highly paid executive officers, corporate governance and other information about the Company required by the rules of the Securities and Exchange Commission ("SEC").

How do I access the proxy materials electronically?

We are distributing our proxy materials via the Internet under the "notice and access" approach permitted by SEC rules. This approach reduces the cost and environmental impact of printing and distributing the proxy materials for our annual meeting.

We mailed a "Notice of Internet Availability of Proxy Materials" to all of our stockholders on or about August 31, 2016. The Notice provides you with instructions on how to:

Access and review our proxy materials over the Internet;

Submit your vote over the Internet; and

Request printed copies of our proxy materials.

This proxy statement, our annual report to stockholders for the fiscal year ended May 31, 2016 ("Fiscal 2016") and our Fiscal 2016 annual report on Form 10-K may be viewed online at www.proxyvote.com.

What proposals am I voting on at the annual meeting?

You will vote on four proposals at the annual meeting:

Proposal 1 — The election of Norman R. Bobins, Ronald R. Fogleman, James E. Goodwin and Marc J. Walfish as directors to serve until the 2019 annual meeting of stockholders;

Proposal 2 — An advisory resolution to approve the Company's Fiscal 2016 executive compensation;

Proposal 3 — The approval of amendments to the AAR CORP. 2013 Stock Plan; and

Proposal 4 — The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2017 ("Fiscal 2017")

Who is entitled to vote?

You are entitled to vote if you were an AAR CORP. stockholder at the close of business on August 16, 2016. This date is referred to in this proxy statement as the "record date."

Stockholder of Record.    You are a "stockholder of record" if your shares are registered in your name with Computershare, the Company's transfer agent. If you were a stockholder of record at the close of business on the record date, you may vote your shares by proxy by completing, signing, dating and returning the enclosed proxy card or voting by telephone or over the Internet, or in person by attending and voting at the annual meeting.

Beneficial Owner.    You are a "beneficial owner" of shares if your shares are held in a brokerage account or by a bank or other nominee. If you were a beneficial owner of shares at the close of business on the record date, you may vote your shares by giving voting instructions to your broker, bank or other nominee who is the "stockholder of record" of your shares. The Company has directed brokers, banks and other nominees to obtain voting instructions from their beneficial owners. Proxies submitted on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the beneficial owners. You will receive additional instructions from your broker, bank or other nominee explaining how you may vote your shares.

You may receive more than one set of proxy materials. This means you hold your shares in more than one account. Please vote all of your shares.

A list of stockholders of record entitled to vote will be available at the Company's corporate headquarters for 10 days prior to the meeting and during the meeting.

On the record date, 34,299,774 shares of common stock of the Company were outstanding. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the annual meeting.

How do I vote by telephone or over the Internet?

Specific instructions for using the telephone and Internet voting methods are set forth on the proxy card. These instructions are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded. You may vote by telephone or over the Internet 24 hours a day, seven days a week, until 10:59 p.m. (Chicago time) on the day prior to the annual meeting. If you vote by telephone or over the Internet, please do not return your proxy card.

How do I revoke a proxy?

You may revoke your proxy (e.g., to change your vote) at any time before it is exercised by:

Sending a written notice of revocation to the Secretary of the Company at the Company's address listed on the first page of this proxy statement;

Submitting a later-dated proxy by telephone, over the Internet or by mail; or

Voting in person at the annual meeting.

How will the proxy holders vote the shares?

The persons designated on the proxy card as the Company's "proxy holders" will vote all shares covered by your proxy card in accordance with your instructions on the proxy card. If no instructions are given, the proxy holders will vote the shares as follows:

FOR the election of the four director nominees;

FOR the advisory resolution to approve our Fiscal 2016 executive compensation;

FOR the approval of the amendments to the AAR CORP. 2013 Stock Plan; and

FOR the ratification of KPMG LLP as our independent registered public accounting firm for Fiscal 2017.

If any other matter properly comes before the annual meeting, the proxy holders will use their judgment to vote in a manner consistent with the best interest of stockholders. If any director nominee becomes unavailable for election for any reason prior to the annual meeting vote, the Board may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.

What are the quorum and vote requirements?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if a majority of the outstanding shares of common stock entitled to vote at the meeting is present in person or by proxy at the annual meeting. Abstentions and broker non-votes, if any, will be counted as present for purposes of determining whether there is a quorum. A "broker non-vote" will occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions on how to vote from the beneficial owner of the shares.

Please note that brokers, bank and other nominees will have discretionary authority to vote shares on the ratification of KPMG LLP; however, they may not vote shares on the election of directors, the advisory resolution to approve executive compensation or the approval of the amendments to the AAR CORP. 2013 Stock Plan without specific instructions from their beneficial owners. Accordingly, please provide voting instructions to your broker, bank or other nominee so that your vote may be counted.

The following table indicates the vote required for approval of each matter to be presented to the stockholders at the annual meeting and the effect of "withhold" votes, abstentions, and broker non-votes.

	Required Vote	Effect of "Withhold" Votes, Abstentions and Broker Non-Votes

Proposal 1 — Election of Four Directors	Affirmative vote of a plurality of the shares of common stock present and entitled to vote (the four nominees who receive the greatest number of votes will be elected directors of the Company).	"Withhold" votes and broker non-votes will have no effect on the voting for this matter.

Proposal 2 — Advisory Resolution to Approve Fiscal 2016 Executive Compensation	Affirmative vote of a majority of the shares of common stock present and entitled to vote.	Abstentions will have the effect of a vote "against" and broker non-votes will have no effect on the voting for this matter.

Proposal 3 — Approval of Amendments to the AAR CORP. 2013 Stock Plan	Affirmative vote of a majority of the shares of common stock present and entitled to vote.	Abstentions will have the effect of a vote "against" and broker non-votes will have no effect on the voting for this matter.

Proposal 4 — Ratification of the Appointment of KPMG LLP	Affirmative vote of a majority of the shares of common stock present and entitled to vote.	Abstentions will have the effect of a vote "against"; there will be no broker non-votes for this matter.

How will the vote be tabulated?

Inspectors of election appointed for the annual meeting will tabulate all votes cast in person or by proxy at the annual meeting. In the event a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.

Who is the Company's proxy solicitor?

The Company has engaged D. F. King & Co., Inc., 48 Wall Street, New York, New York 10005, to assist the Company in soliciting proxies at a total estimated cost of $12,000, plus reasonable out-of-pocket expenses. The cost of soliciting proxies will be paid by the Company. D. F. King & Co., Inc. may solicit proxies by mail, telephone, facsimile, e-mail, or in person. Certain officers, directors and employees of the Company may also solicit proxies for no additional compensation.

Where can I find the voting results for the proposals at the annual meeting?

We intend to announce preliminary voting results at the annual meeting. We will publish the final voting results on a Current Report on Form 8-K to be filed with the SEC within four business days of the annual meeting.

PROPOSAL 1 — ELECTION OF OUR DIRECTORS

The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall consist of between three and 15 directors, with the exact number of directors to be set from time to time by the Board. The number of directors is currently set at 12. The members of the Board are divided into three classes: Class I (four directors), Class II (four directors), and Class III (four directors). Each class has a three-year term.

The Board of Directors has nominated four individuals to be elected as Class II directors at the annual meeting, each to serve a three-year term expiring at the 2019 annual meeting or until the individual is succeeded by another qualified director who has been duly elected. The nominees for director in Class II are Norman R. Bobins, Ronald R. Fogleman, James E. Goodwin and Marc J. Walfish.

Each nominee is currently serving as a director of the Company. Each nominee has been determined by the Board to be "independent" within the meaning of the rules of the New York Stock Exchange ("NYSE") and the SEC.

Information about Our Director Nominees and Our Continuing Directors

Information about our director nominees and continuing directors whose terms expire in future years is set forth below:

OUR DIRECTOR NOMINEES

Director Since
Class II Directors whose terms expire at the 2016 annual meeting
NORMAN R. BOBINS, 73: Since 2008, Non-Executive Chairman of The PrivateBank and Trust Company – Chicago (a financial services company) and Chief Executive Officer of Norman Bobins Consulting, LLC (a financial consulting company). From May 2007 until October 2007, Chairman of the Board of LaSalle Bank Corporation. From 2002 to 2007, President and Chief Executive Officer of LaSalle Bank Corporation.	2007
Other current public company directorships: Omega Healthcare Investors, Inc. and PrivateBancorp, Inc.
Other public company directorships held in the past five years: AGL Resources Inc., Aviv REIT, Inc., Nicor Inc. and SIMS Metal Management Limited.

Director Qualifications: The Board of Directors concluded that Mr. Bobins should serve as a director of the Company based on his 45 years of banking experience, his financial and accounting knowledge, his service as a director of other public companies, and his civic involvement and business acumen as a director of numerous not-for-profit organizations.

RONALD R. FOGLEMAN, 74: Since 2009, Non-Executive Chairman of Orbital ATK, Inc. (an aerospace and defense technologies company). Since 1997, President and Chief Operating Officer of B Bar J Cattle & Consulting Company (a consulting company). From 1994 to 1997, General, Chief of Staff of the United States Air Force, Washington, D.C.	2001
Other current public company directorships: Orbital ATK Inc.
Other public company directorships held in the past five years: Alliant Techsystems, Inc.

Director Qualifications: The Board of Directors concluded that General Fogleman should serve as a director of the Company based on his leadership ability and record of accomplishment during a 34-year career with the United States Air Force, his business experience and business relationships gained during and subsequent to his military service, his understanding of the government and defense markets, and his service as a director of other public companies. General Fogleman currently serves as the Company's Lead Director.

Director Since
JAMES E. GOODWIN, 72: Since April 2016, Lead Director of Federal Signal Corporation (a safety and security products manufacturer). From 2009 to April 2016, Chairman of Federal Signal Corporation. From 2007 to 2008, Interim President and Chief Executive Officer of Federal Signal Corporation. From 2001 to 2007, an independent business consultant. From 1999 to 2001, Chairman and Chief Executive Officer of UAL, Inc. and United Airlines, Inc., from which he retired after 34 years.	2002
Other current public company directorships: Federal Signal Corporation and John Bean Technologies Corporation.
Other public company directorships held in the past five years: First Chicago Bancorp.

Director Qualifications: The Board of Directors concluded that Mr. Goodwin should serve as a director of the Company based on his significant airline industry experience and expertise, including his leadership positions at UAL, Inc. and United Airlines, Inc., his management experience and his financial expertise, as well as his global consulting experience, and his service as a director of other public companies.

MARC J. WALFISH, 64: Since 2003, Founding Partner of Merit Capital Partners (a mezzanine investor company). From 1991 to 2003, partner at William Blair Mezzanine Capital Partners. From 1978 to 1991, various positions at Prudential Capital Corporation, most recently as Senior Vice President.	2003

Director Qualifications: The Board of Directors concluded that Mr. Walfish should serve as a director of the Company based on his experience and proven success in the finance industry, including as a founding partner of Merit Capital Partners, a mezzanine investor company, his knowledge of the capital markets and his expertise in corporate finance, strategic planning and risk management.

OUR CONTINUING DIRECTORS

Class III Directors whose terms expire at the 2017 annual meeting
PATRICK J. KELLY, 61: Since 1986, Managing Director of KMK & Associates, LLC (a private equity firm with interests in companies operating in the food, distribution, technology, financial services, real estate and energy industries).	2006

Director Qualifications: The Board of Directors concluded that Mr. Kelly should serve as a director of the Company based on his leadership and operational experience at various businesses, his background as a long- term chief executive officer and his business expertise gained through his experience at a private equity firm with a diversified portfolio of operating companies.

PETER PACE, 70: General, U.S. Marine Corps (Retired). From 2005 to 2007, Chairman of the Joint Chiefs of Staff.	2012
Other current public company directorships: Qualys, Inc.
Other public company directorships held in the past five years: Laserlock Technologies, Inc., Pike Electric Corp., Textura Corporation and Wi2Wi Corporation.

Director Qualifications: The Board of Directors concluded that General Pace should serve as a director of the Company based on his leadership and management skills and experience from over 40 years of service with the United States Marine Corps, culminating in his appointment as the 16th Chairman of the Joint Chiefs of Staff (the most senior position in the United States Armed Forces), where he served from 2005 to 2007 as the principal military adviser to the President, the Secretary of Defense, the National Security Council and the Homeland Security Council, his understanding of the government and defense markets, and his current and prior service as a director of other public companies.

Director Since
TIMOTHY J. ROMENESKO, 59: Since August 2016, Vice Chairman and Chief Financial Officer of AAR CORP. From August 2015 to August 2016, Vice Chairman of AAR CORP. and Chief Operating Officer of the Expeditionary Services business group. From March 2015 to August 2015, President of AAR CORP. and Chief Operating Officer of the Expeditionary Services business group. From 2007 to March 2015, President and Chief Operating Officer of AAR CORP. From 1994 to 2007, Vice President, Chief Financial Officer and Treasurer of AAR CORP.	2007

Director Qualifications: The Board of Directors concluded that Mr. Romenesko should serve as a director of the Company based on his leadership positions with the Company, his experience in various accounting and financial capacities during his 34-year career with the Company, and his knowledge of the commercial aviation and government and defense markets.

RONALD B. WOODARD, 73: Since 2014, retired Chairman of MagnaDrive, Inc. (an industrial torque transfer equipment company, which he co-founded following his retirement from The Boeing Company after 32 years of service). From 1995 to 1998, President of the Boeing Commercial Airplane Group. From 1991 to 1994, Vice President and General Manager of the Renton Division of Boeing Commercial Aircraft. From 1987 to 1991, President of de Havilland Aircraft. Prior to that, Vice President and General Manager of the Materiel Division of Boeing Commercial Aircraft, and various other management positions.	2004
Other public company directorships held in the past five years: Continental Airlines, Inc. and Outerwall, Inc. (formerly Coinstar, Inc.).

Director Qualifications: The Board of Directors concluded that Mr. Woodard should serve as a director of the Company based on his management expertise and manufacturing experience as a senior officer of The Boeing Company, his knowledge of the commercial aviation industry and his experience as a director of other public companies, including Continental Airlines, Inc.

Class I Directors whose terms expire at the 2018 annual meeting
ANTHONY K. ANDERSON, 60: Since 2012, an independent business consultant. From 2006 to April 2012, Vice Chairperson and Managing Partner of Midwest Area at Ernst & Young LLP (a global accounting firm). Prior thereto, served in various management positions during a 35-year career with Ernst & Young LLP.	2012
Other current public company directorships: Avery Dennison Corp. and Exelon Corp.
Other public company directorships held in the past five years: First American Financial Corporation.

Director Qualifications: The Board of Directors concluded that Mr. Anderson should serve as a director of the Company based on his 35 years working with a global accounting firm, his accounting and financial knowledge, his leadership in developing management talent programs, his service as a director of other public companies, and his professional, civic and charitable service, including as a director of numerous not-for-profit organizations.

Director Since
MICHAEL R. BOYCE, 68: Chairman of the Board of PQ Corporation (a specialty chemicals and catalyst company) and Chairman and Chief Executive Officer of The Peak Group (an operating and acquisition company). From 2005 to May 2015, Chairman and Chief Executive Officer of PQ Corporation. From 1990 to 1998, President and Chief Operating Officer of Harris Chemical Group, Inc. (a chemicals company).	2005
Other current public company directorships: Stepan Company.

Director Qualifications: The Board of Directors concluded that Mr. Boyce should serve as a director of the Company based on his experience as Chairman and Chief Executive Officer of two leading global organizations, his insight into global manufacturing, supply and distribution practices and his international business experience.

DAVID P. STORCH, 63: Since August 2015 and from 2005 to 2007, Chairman of the Board, President and Chief Executive Officer of AAR CORP. From 2007 to August 2015, Chairman of the Board and Chief Executive Officer of AAR CORP. From 1996 to 2005, President and Chief Executive Officer of AAR CORP. From 1989 to 1996, President and Chief Operating Officer of AAR CORP.	1989
Other current public company directorships: KapStone Paper and Packaging Corp. and Kemper Corporation.

Director Qualifications: The Board of Directors concluded that Mr. Storch should serve as a director of the Company based on his current position as Chairman of the Board, President and Chief Executive Officer of the Company, his leadership and management skills, his understanding of the Company's businesses gained during his 37-year career with the Company, his knowledge of the commercial aviation and government and defense services industries, and his leadership role in transforming the Company into a leading international provider of aviation services to the commercial aviation and government and defense markets.

JENNIFER L. VOGEL, 54: Since 2012, co-founder and owner of InVista Advisors, an advisory firm focused on legal department effectiveness, leadership, compliance, crisis readiness and risk management. Prior thereto, from 2003 to 2010, Senior Vice President, General Counsel, Secretary and Chief Compliance Officer of Continental Airlines.	2016
Other current public company directorships: American Science and Engineering, Inc. and Virgin America, Inc.
Other public company directorships held in the past five years: Clearwire Corporation.

Director Qualifications: The Board of Directors concluded that Ms. Vogel should serve as a director of the Company based on her experience as a highly successful corporate executive with over 25 years of leadership experience in the airline and energy industries, including her leadership positions with Continental Airlines and on the board of Virgin America, her legal and board governance expertise, her experience in regulatory issues, mergers and acquisitions, ethics and compliance matters and her experience as a director of other public companies.

Our Board of Directors unanimously recommends that you vote "FOR" each director nominee.

PROPOSAL 2 — ADVISORY RESOLUTION TO APPROVE OUR FISCAL 2016 EXECUTIVE COMPENSATION

We are asking our stockholders to approve the following advisory resolution — commonly known as a say-on-pay proposal — on the compensation awarded to our named executive officers for Fiscal 2016 as disclosed in this proxy statement:

  "RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers for Fiscal 2016 as reported in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

We hold an annual vote on say-on-pay because we value the opinions of our stockholders on our executive compensation program. Our say-on-pay votes for the last two fiscal years — Fiscal 2015: 73% and Fiscal 2014: 96% – demonstrate that our stockholders have supported our Compensation Committee's decisions on executive compensation. Each year (but particularly in Fiscal 2016 after the lower say-on-pay vote in Fiscal 2015), our Compensation Committee takes a fresh look at the Company's executive compensation program, with an eye toward determining whether design or implementation modifications are warranted as a result of the say-on-pay vote, stockholder feedback, market practices, peer group changes, the financial performance of the Company and other relevant factors.

In Fiscal 2016, our Compensation Committee worked with senior management and Mercer (US) Inc. ("Mercer"), the Compensation Committee's independent compensation consultant, on the design of an executive compensation program that properly incentivizes the Company's executive officers in line with peer group companies and the best interests of the Company and its stockholders. The Compensation Committee's analysis embraced the following principles:

An appropriate mix of base salary, annual cash bonus opportunities and long-term stock-based compensation;

A greater use of performance-based compensation over fixed compensation;

A reliance on stock-based compensation as a significant portion of performance-based compensation;

The use of performance metrics that promote the achievement of short-term and long-term strategic and operational goals; and

Executive pay practices tied to robust risk and control features.

Please see the "Compensation Discussion and Analysis" section of this proxy statement on pages 30-46 for a detailed description of the Fiscal 2016 executive compensation program approved by the Compensation Committee of the Board of Directors.

Fiscal 2016:    Performance-Based Compensation Versus Fixed Compensation

The table below shows the breakdown of performance-based compensation and fixed compensation paid to David P. Storch, the Company's Chief Executive Officer, and the other named executive officers for Fiscal 2016 (other than John C. Fortson, who resigned as Vice President and Chief Financial Officer on September 28, 2015 and forfeited his performance-based compensation as a result):

NAMED EXECUTIVE OFFICER	PERFORMANCE-BASED COMPENSATION			FIXED COMPENSATION

	Annual Performance-Based Cash Bonus	Performance-Based Restricted Stock	Stock Options	Base Salary	Discretionary Cash Bonus

David P. Storch	$1,014,800	$1,150,500	$1,150,500	$755,250	—

Timothy J. Romenesko	—	$375,000	$375,000	$456,250	$507,400

John M. Holmes	$517,949	$375,000	$375,000	$456,250	$117,551

Michael J. Sharp	$370,462	$368,750	$131,250	$382,418	—

Robert J. Regan	$361,200	$312,000	$312,000	$390,396	—

Based on the above, the percentage of performance-based compensation versus the percentage of fixed compensation for each named executive officer for Fiscal 2016 is set forth below:

NAMED EXECUTIVE OFFICER	TOTAL PERFORMANCE-BASED COMPENSATION	TOTAL FIXED COMPENSATION

David P. Storch	81.4%	18.6%

Timothy J. Romenesko	43.8%	56.2%

John M. Holmes	68.8%	31.2%

Michael J. Sharp	69.5%	30.5%

Robert J. Regan	71.6%	28.4%

Our Compensation Committee believes that the executive compensation paid to our named executive officers in Fiscal 2016, in form and amount, was fair, appropriate and in the best interests of the Company and its stockholders.

Our Board of Directors unanimously recommends that you vote "FOR" the advisory resolution to approve our Fiscal 2016 executive compensation.

PROPOSAL 3 — APPROVAL OF AMENDMENTS TO THE AAR CORP. 2013 STOCK PLAN

The Company maintains the AAR CORP. 2013 Stock Plan (the "Plan"). The Plan is the Company's only active stock-based compensation plan, and it provides for discretionary grants of stock options, stock awards, stock unit awards and stock appreciation rights (SARs) to key employees and non-employee directors.

The purpose of the Plan is to encourage key employees and non-employee directors to increase their investment in the Company, to provide additional opportunities to share in the success of the Company and to align their interests with the interests of the Company's stockholders. These opportunities are intended to foster in key employees and non-employee directors a strong incentive to put forth maximum effort for the continued success and growth of the Company, to aid in retaining individuals who put forth such efforts and to assist in attracting the best available individuals in the future.

Requests for Approval

We are asking our stockholders to:

Approve an additional 2,850,000 shares of common stock for issuance under the Plan;

Re-approve the material terms of the Plan's performance goals to ensure continued deductibility under Section 162(m) of the Internal Revenue Code ("Section 162(m)"); and

Approve limitations on the awards granted, and the total compensation payable, to non-employee directors.

Each of these three requests (collectively referred to as "amendments" to the Plan) are described in detail below:

Share Increase.    The Board of Directors of the Company has approved an amendment to the Plan to increase the number of shares available under the Plan by 2,850,000, from 2,500,000 shares to 5,350,000 shares. This increase is subject to approval by the Company's stockholders. Fiscal 2017 stock grants made in July 2016 used up all available shares under the Plan. Although these stock option grants exceeded the remaining number of available shares by 184,784 shares, the stock options are not currently exercisable, and the shares subject to the stock options will not be issued until exercise. Pending exercise, the available number of shares will be increased by any add-backs of cancelled shares and additional shares approved by stockholders.

The purpose of this amendment is to ensure that the Company has the continued ability to make stock-based awards under the Plan. The Company believes that its future success depends in large part on its ability to attract, retain and motivate high-quality employees and non-employee directors, and that its ability to provide equity-based and performance-based awards is critical to achieving this success. The Company believes that it would be at a severe competitive disadvantage if it could not use these types of awards to recruit and compensate its employees and non-employee directors.

The Company views its use of stock-based awards as an essential part of the Company's compensation program and as an important element in achieving the program's goals. These awards help align pay with performance and allow the Company to better link the financial interests of employees and non-employee directors with stockholders. The Company also believes that equity compensation motivates employees and non-employee directors to create stockholder value because the value they realize from equity compensation is based on the performance of the Company's common stock.

Plan Restrictions. The Plan contains certain restrictions that further the Plan's objectives and reflect sound corporate governance principles that protect the interests of stockholders:

Shares that are used to pay the stock option exercise price or required tax withholding on any award may not be used for future grants under the Plan.

Shares repurchased by the Company with proceeds received from a stock option exercise may not be used for future grants under the Plan.

Stock awards under the Plan must have a vesting period of at least one year; provided, however, that up to 5% of the shares available under the Plan may be granted without regard to such minimum vesting requirement.

Dividends on performance-based stock awards and dividend equivalents on performance-based stock unit awards are paid only to the extent the performance goals are met.

Stock options and SARs may not be granted with an exercise price less than the fair market value of the underlying common stock on the date of grant, and the term is limited to ten years from the date of grant.

Repricing of stock options or SARs without stockholder approval is prohibited.

Awards do not automatically vest upon a change in control of the Company unless the Compensation Committee so provides in the award agreements (the award agreements under the Plan currently require a "double trigger" for vesting upon a change in control: the change in control and termination of employment).

The award agreements under the Plan provide that the Company has the ability to "claw back" stock compensation in the event of a restatement of the Company's financial statements.

The Company, through its Compensation Committee (the "Committee"), believes that it has prudently managed awards under the Plan, giving proper consideration to the dilutive impact of stock awards on stockholder equity. The Company expects its practice of repurchasing shares of its common stock will mitigate, at least in part, the impact of any dilution. In Fiscal 2016, the Company repurchased 814,078 shares at an average price of $22.91. The Company further expects share usage under the Plan to be generally consistent with share usage under the Plan to date, with the Plan shares likely to be awarded over the next two to three years at which time the Company once again would seek stockholder approval for the award of any additional shares under the Plan.

Historical Stock Option and Stock Award Information. Set forth below is certain historical information as of August 1, 2016 about stock options and stock awards granted under the Plan and its predecessor plan (the AAR CORP. Amended and Restated Stock Benefit Plan):

The number of granted but unexercised stock options: 2,749,488

The weighted average exercise price of the granted but unexercised stock options: $22.69

The weighted average remaining term of the granted but unexercised stock options: 6.7 years

The number of granted but unvested full share awards (stock awards and stock units payable in stock): 674,830

The number of shares available for future grants under the Plan and the predecessor plan: 0

Material Terms of the Plan's Performance Goals.    Section 162(m) generally precludes a publicly traded company from taking a tax deduction for compensation in excess of $1 million paid to certain executives. These executives are the company's chief executive officer and the three other highest paid executives, other than the chief financial officer, who are the named executive officers listed in the Summary Compensation Table of a company's annual proxy statement. This restriction is subject to an exception for "performance-based" compensation that meets certain requirements, including a requirement that the "material terms of the performance goals" applicable to these named executive officers must be disclosed to and approved by stockholders before any compensation is paid to them. Stockholders approved the Plan, including the material terms of the performance goals, at the 2013 annual meeting. Section 162(m) requires that if the targets under the performance goals can be changed, the material terms of the performance goals must be re-approved by stockholders at least every five years in order to retain qualification under Section 162(m).

Re-approval of the material terms of the performance goals will provide the Compensation Committee with the continued ability to make awards that qualify as "performance-based compensation" under Section 162(m). The material terms of the performance goals for purposes of Section 162(m) are:

The individuals eligible to receive compensation;

A description of the business criteria on which the performance goals are based; and

The maximum amount of compensation that can be paid to an individual under the performance goals.

Each of these material terms is described below.

Individuals Eligible to Receive Compensation. The Committee administers the Plan. It has the authority to determine the key employees and non-employee directors to whom awards are to be granted under the Plan. All employees of the Company designated by the Committee and all non-employee directors of the Company are eligible to receive awards under the Plan.

Description of the Business Criteria on Which the Performance Goals Are Based. The Plan already contains a comprehensive list of business criteria that fit within the "performance-based compensation" exception under Section 162(m) from which the Compensation Committee may select a particular year's performance goals. The Board of Directors has approved an amendment to the Plan that specifically adds "working capital turns" to the listed business criteria.

The following is the list of business criteria, as may be selected and defined by the Committee: earnings per share or earnings per share growth; earnings before interest and taxes, or earnings before interest, taxes, depreciation and/or amortization; net income; share price; total stockholder return, return on assets; net asset turnover; inventory turnover; return on capital or return on invested capital; return on equity; cash flow; net or pre-tax income; profit margin; working capital turns; market share; expense management; revenue; revenue growth; stockholder equity; leverage ratio; investment rating; and debt coverage. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee, and may be particular to one or more lines of business or subsidiaries or may be based on the performance of the Company and its subsidiaries as a whole. In addition, the Committee may adjust performance goals for any events that occur during a performance period, including significant acquisitions or dispositions of businesses or assets by the Company; litigation, judgments or settlements; changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary items; significant, non-recurring charges or credits; and fluctuations in foreign exchange rates.

Maximum Amount of Compensation. Subject to certain adjustments, (i) the maximum number of shares as to which a key employee may receive stock options and SARs in any calendar year is 800,000, and (ii) the maximum number of shares issuable as stock awards and stock unit awards intended to qualify as "performance-based" under Section 162(m) of the Internal Revenue Code to any single key employee in any calendar year is 300,000 (or in the event an award is settled in cash, an amount equal to the closing sales price of such shares (the "fair market value") on the date on which the award is settled).

Limitation on Awards Granted, and Total Compensation Payable, to Non-Employee Directors.    The Board of Directors of the Company approved an amendment to the Plan that provides that the fair market value of shares subject to awards granted to any non-employee director in any calendar year, together with cash compensation paid to such non-employee director in such calendar year, shall not exceed $500,000. The purpose of this amendment is to protect against a conflict of interest, given that the Board of Directors is responsible for fixing its own compensation.

Description of the Plan

The following is a summary of the Plan. It is qualified by reference to the full text of the Plan, which is attached as Exhibit A to this proxy statement (with the proposed amendments to the Plan highlighted). Stockholders are encouraged to review the Plan, as proposed to be amended, carefully.

Administration.    The Plan is administered by the Committee, which is comprised of directors who satisfy the "non-employee director" definition under Rule 16b-3 of the Securities Exchange Act of 1934 and the "outside director" definition under Section 162(m) of the Internal Revenue Code. The Committee has full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards.

As permitted by the Plan, the Committee has delegated to the Chief Executive Officer (acting in his capacity as a director of the Company) authority to grant awards to key employees, other than himself, who are not officers subject to Section 16 of the Securities Exchange Act or who are or may become subject to Section 162(m) of the Internal Revenue Code. Such awards will be consistent with the terms and conditions set forth in the forms of award agreement approved by the Committee.

Number of Shares of Common Stock.    The number of shares of the Company's common stock that may be issued under the Plan is 2,500,000 shares (5,350,000 if the amendment is approved). Stock options and SARs reduce the number of available shares by one share for each share subject to the option or SAR, and stock awards and stock units settled in shares reduce the number of available shares by two shares for every one share delivered. Awards that can only be settled in cash do not reduce the number of shares available for issuance.

Shares issuable under the Plan may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award for any reason, the shares subject to the award shall again be available for issuance under the Plan and added back in the same multiple as when they were awarded. By contrast, any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award, or repurchased by the Company with proceeds received from a stock option exercise shall not again be available for issuance, and all such shares shall count toward the number of shares issued under the Plan. The number of shares of common stock issuable under the Plan is subject to adjustment in the event of any reorganization, recapitalization, stock split, stock dividend or other distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction. In each case, the Committee has the discretion to make adjustments it deems necessary to preserve the intended benefits under the Plan.

Eligibility.    All employees of the Company designated as key employees for purposes of the Plan and all non-employee directors of the Company are eligible to receive awards under the Plan. As of August 31, 2016, approximately 100 key employees and all non-employee directors were eligible to participate in the Plan.

Awards to Participants.    The Plan provides for discretionary grants of stock options, stock awards, stock unit awards and SARs to participants. Each award made under the Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion, consistent with the terms of the Plan.

Stock Options. The Committee may grant non-qualified stock options or incentive stock options to key employees and non-qualified stock options to non-employee directors. Each stock option represents the participant's right to purchase a share of common stock of the Company by paying the exercise price of the option. The Committee has the discretion to set the terms and conditions applicable to the options, including the number of shares subject to the option and the vesting schedule; provided that (i) the exercise price of each stock option will not be less than the closing sales price of the Company's common stock on the date on which the option is granted ("fair market value"), (ii) each option will expire ten years from the date of grant, and (iii) no option can be amended such that it would be considered a "repricing" without stockholder approval. It is intended that stock options qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code and thus be fully deductible by the Company for federal income tax purposes, to the extent permitted by law.

In addition, an incentive stock option is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which an incentive stock option is exercisable for the first time by a key employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) cannot exceed $100,000, and if this limitation is exceeded, so much of the incentive stock option that does not exceed the $100,000 limit will be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to a key employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of the incentive stock option will be 110% of the closing price of the common stock on the date of grant and the incentive stock option will expire no later than five years from the date of grant; and (iii) no incentive stock option may be granted after 10 years from the date the Plan is adopted.

Stock Awards. The Committee may grant stock awards to participants. Stock awards consist of shares of common stock granted without any consideration from the participant. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Committee. Subject to the restrictions, a participant will be a stockholder with respect to the shares awarded to him or her and will have the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any performance-based stock award will be held by the Company and will be paid only when and to the extent the restrictions on such stock award lapse, and the Committee in its discretion can provide that the Company accumulate and hold the dividends on any other stock award until the restrictions on the shares lapse.

Stock Units. The Committee may grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock of the Company or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the Committee. A participant will not be a stockholder with respect to the stock units awarded to him prior to the date they are settled in shares of common stock. The Committee may provide that the participant will be paid an amount equal to the dividends that would have been paid had the stock units been actual shares; provided that dividend equivalents payable on performance-based stock units will be held by the Company and paid only when and to the extent the restrictions lapse, and the Committee in its discretion can provide that the Company accumulate and hold such amounts payable on any other stock units until the restrictions on the stock units lapse.

Stock Appreciation Rights. SARs may be awarded to key employees under the Plan. Each SAR entitles the key employee to receive the difference between the fair market value of the common stock on the date of exercise of the right and the exercise price thereof, multiplied by the number of shares with respect to which the right is being exercised. Upon exercise, the SAR will be paid in cash or in shares of common stock (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the award agreement. The Committee has the discretion to set the terms and conditions applicable to SARs, provided that (i) the exercise price of each SAR will not be less than the fair market value of the shares on the date the SAR is granted, (ii) each SAR will expire ten years from the date of grant, and (iii) no SAR can be amended such that it would be considered a "repricing" without stockholder approval. It is intended that SARs qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code and thus be fully deductible by the Company for federal income tax purposes, to the extent permitted by law.

Performance-Based Awards. The Committee has the discretion to establish restrictions on any stock awards and stock unit awards to qualify the awards as "performance-based compensation" under Section 162(m) of the Internal Revenue Code so that they are fully deductible by the Company for federal income tax purposes. In such case, the Committee may establish performance goals for certain performance periods and targets for achievement of the performance goals, and the restrictions on the award will lapse if the performance goals and targets are achieved for the designated performance period. The performance goals will be based on one or more of the following criteria as described above.

Provisions Relating to a Change in Control of the Company.    The Plan gives the Committee the discretion to determine how Plan awards are treated upon a change in control. The current award agreements under the Plan, as approved by the Committee, contain a "double trigger" provision, which provides that upon a change in control and a subsequent termination of employment, outstanding awards become immediately vested and exercisable, all restrictions on awards lapse and any performance-based goals are deemed satisfied at the target level.

Amendment of Award Agreements; Amendment and Termination of the Plan; Term of the Plan.    The Committee may amend any award agreement at any time, provided that no amendment may adversely affect the right of any participant under any agreement in a material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

The Board may terminate, suspend or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may adversely affect the right of any participant under any outstanding award in a material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

Notwithstanding the foregoing, neither the Plan nor any outstanding award agreement can be amended in a way that results in the repricing of a stock option or SAR without prior stockholder approval. Repricing is broadly defined to include reducing the exercise price of a stock option or SAR or cancelling a stock option or SAR in exchange for cash, other stock options or SARs with a lower exercise price or other stock awards. An equitable adjustment to the awards to reflect changes in the capital structure of the Company or similar events does not constitute repricing for purposes of this prohibition.

No awards may be granted under the Plan on or after October 9, 2023.

Awards Granted Under the Plan

It is not possible at this time to determine all of the specific awards that will be made in future years under the Plan.

As of August 1, 2016, a total of 1,166,767 stock options with exercise prices ranging from $24.00 to 26.62 have been granted under the Plan since it was first adopted. These grants were made to the named executive officers and other persons and groups as follows: David P. Storch: 378,810; Timothy J. Romenesko: 125,134; John M. Holmes: 125,134; Michael J. Sharp 17,547; Robert J. Regan: 101,711; John C. Fortson: 45,455; all current executive officers as a group: 793,791; all non-employee directors as a group: 0; each nominee for election as a director: 0; each associate of any executive officer, non-employee director or nominee: 0; each other person with 5% of such awarded shares: 0; and all non-executive officer employees as a group: 372,976. On August 23, 2016, the last reported sales price for the common stock on the New York Stock Exchange was $24.65 per share.

Summary of Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of the Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

Non-Qualified Stock Options.    A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

Incentive Stock Options.    A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

In order to qualify as an incentive stock option, the option must be exercised within three months after the participant's termination of employment for any reason other than death or disability and within one year after termination of the participant's employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

Stock Awards and Stock Unit Awards.    If the participant receives a stock award, the participant generally will recognize ordinary income upon becoming entitled to transfer the shares at the end of any restriction period without forfeiture. A participant generally will recognize ordinary income when he receives shares or cash pursuant to the settlement of stock units, provided that if the shares are subject to any further restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on the day the restrictions lapse, or the amount of cash received. This amount will also be the participant's tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant, and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount of ordinary income previously recognized by the participant), and the Company will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.

Stock Appreciation Rights.    A participant will not recognize any income at the time of the grant of an SAR. Upon exercise of the SAR, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

Vote Required for Approval

Approval of the amendments to the Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

The Board of Directors unanimously recommends a vote "FOR" the above-described amendments to the Plan.

PROPOSAL 4 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2017

The Company's independent registered public accounting firm reports to, and is engaged at the direction of, the Audit Committee of the Company's Board of Directors.

The Audit Committee appointed KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for Fiscal 2017. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and the effectiveness of internal controls over financial reporting and for expressing opinions thereon.

The Audit Committee believes that the appointment of KPMG is in the best interests of the Company and its stockholders for the following primary reasons:

KPMG's independence from the Company;

The quality of KPMG's past performance as the Company's independent registered public accounting firm;

KPMG's understanding of the Company's businesses, operations, accounting policies and practices and internal control over financial reporting;

KPMG's reputation in the industry and its experience in accounting matters for aerospace and defense companies;

The reasonableness of the fees paid by the Company to KPMG for its services; and

Market information on KPMG's audit quality and performance, including recent Public Company Accounting Oversight Board ("PCAOB") reports on KPMG.

The Board of Directors asks that stockholders ratify the appointment of KPMG as the Company's independent registered public accounting firm for Fiscal 2017. Representatives of KPMG are expected to be present at the annual meeting, with the opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees billed by KPMG to the Company for Fiscal 2015 and Fiscal 2016 for audit, audit-related and tax services provided by the Company's independent registered public accounting firm.

Description of Fees	Fiscal 2015	Fiscal 2016

Audit Fees	$1,914,366	$1,854,803

Audit-Related Fees[1]	$7,500	$330,000

Tax Fees[2]	$332,341	$448,566

  1
  Fiscal 2015 audit-related fees were for assistance with an SEC comment letter. Fiscal 2016 fees were for assistance with an SEC comment letter and acquisition due diligence assistance.

  2
  Tax fees in Fiscal 2015 and Fiscal 2016 were for reviews of domestic and foreign income tax returns and VAT services.

Audit Committee pre-approval is required for any audit, audit-related, tax or other services to be provided by the independent registered public accounting firm.

Our Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2017.

CORPORATE GOVERNANCE

General

We review our corporate governance policies and procedures on an annual basis. We strive to emulate "best practices" and tailor them, where appropriate, to fit our specific needs. We believe that we comply with all applicable SEC and NYSE rules and regulations. We also have adopted additional corporate governance practices that we believe are in the best interests of the Company and its stockholders.

Copies of the following corporate governance documents are available on the Company's website at www.aarcorp.com under "Investor Relations/Corporate Governance":

Corporate Governance Guidelines, which include policies on:

      •
      Director qualification standards

      •
      Stock ownership and retention guidelines for directors and executive officers

      •
      Director retirement

      •
      Annual performance evaluations of the directors and the Chief Executive Officer

Categorical Standards for Determining Director Independence

Code of Business Ethics and Conduct

Audit Committee Charter

Compensation Committee Charter

Nominating and Governance Committee Charter

Executive Committee Charter

Conflict Minerals Policy and Form SD Filings

These corporate governance documents are also available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

Stockholder Engagement

We maintain a stockholder engagement program as a "best practice" under our corporate governance and executive compensation initiatives. The purposes of this program are to promote communication, increase transparency and, most importantly, better understand and address the perspectives of our stockholders. We believe that opportunities to receive and consider stockholder feedback enhance our corporate governance and executive compensation practices.

In Fiscal 2016, our stockholder engagement program consisted of individual meetings and calls with stockholders and presentations at various investor conferences. Through this program, we estimate that we communicated with stockholders owning approximately 75% of our outstanding shares.

Board Refreshment

We regularly consider the size, skills and diversity of our Board of Directors to assure that we maintain a proper balance between director stability and fresh perspectives in the boardroom. We recruit new directors who we believe will complement and diversify the experience, skills and perspectives of our existing directors. To that end, we were pleased to welcome Jennifer L. Vogel to our Board in January 2016. Ms. Vogel is an accomplished business executive with significant aviation experience. See "Proposal 1 — Election of Our Directors — Our Continuing Directors" for additional information about Ms. Vogel.

Director Nominations and Qualifications

The Board of Directors, acting through its Nominating and Governance Committee, is responsible for identifying, evaluating and recommending candidates for director. The Nominating and Governance Committee obtains recommendations from management, other directors, business and community leaders and stockholders, and may retain the services of a consultant to assist in identifying candidates. The Nominating and Governance Committee considers all director candidates in the same manner, including director candidates recommended by stockholders, regardless of the source of the recommendation. In its evaluation of director candidates, the Nominating and Governance Committee considers the factors specified in the Company's Corporate Governance Guidelines, including:

A high level of integrity and professional and personal ethics and values consistent with those of the Company;

Professional background and relevant business and industry experience;

Current employment, leadership experience and other board service;

Demonstrated business acumen or special technical skills or expertise (e.g., audit, financial, legal or aviation and government and defense), particularly in areas where the Board currently lacks specific skills;

A commitment to enhancing stockholder value and serving the interests of all stockholders;

Independence (including within the meaning of the applicable NYSE rules) and freedom from any conflicts of interest that would interfere with a director's ability to discharge his duties;

Willingness and ability to make the commitment of time and attention necessary for effective Board service

A balance of business, financial and other experience, expertise, capabilities and perspectives among sitting directors in the context of the current composition of the Board, operating requirements of the Company and long-term interests of stockholders; and

Other factors the Nominating and Governance Committee deems appropriate.

The Nominating and Governance Committee considers the racial, ethnic and gender diversity of the Board and director candidates, as well as the diversity of their knowledge, skills, experience, background and perspective, to assure that the Company maintains the benefit of a diverse, balanced and effective Board.

A full list of the qualifications of director candidates considered by the Committee is set forth in the Corporate Governance Guidelines on the Company's website at www.aarcorp.com under "Investor Relations/Corporate Governance" and is available in print to any stockholder upon written request to the Secretary of the Company at the address listed on the first page of this proxy statement. The Nominating and Governance Committee regularly reviews these qualifications and the performance of individual directors and the Board as a whole.

Following its evaluation of director candidates, the Nominating and Governance Committee recommends its director nominees to the Board of Directors. Based on its review and consideration of the Committee's recommendation, the Board makes the final determination of director nominees to be elected by the Company's stockholders.

Stockholders may submit a proposed nomination to the Nominating and Governance Committee for consideration with respect to the 2017 annual meeting of stockholders by writing to the Secretary, AAR CORP., One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191. To be considered, proposed nominations must be received by the Secretary of the Company no later than April 19, 2017, must state the reasons for the proposed nomination and contain the information required under the Company's By-Laws, including the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employment and occupations, information as to stock ownership, other arrangements regarding the common stock, and any other qualifications. Proposed nominations must also include a statement indicating that the proposed nominees have consented to being named in the proxy statement and to serve if elected.

Director Independence

A majority of the members of the Board of Directors must be independent directors under the Company's Corporate Governance Guidelines and applicable SEC and NYSE rules. The Nominating and Governance Committee and the Board of Directors review each director annually and make a determination concerning independence after consideration of all known facts and circumstances. The Board has established categorical standards to assist it in determining director independence. The Company's "Categorical Standards for Determining Director Independence" include all of the elements of the applicable SEC and NYSE rules with respect to director independence, as well as those of the Company, and are available on the Company's website.

Based on these categorical standards, its review of all relevant facts and information available, and the recommendations of the Nominating and Governance Committee, the Board, at its meeting in July 2016, affirmatively determined that no director has a material relationship with the Company that would impair the director's ability to exercise independent judgment and, accordingly, that each director is an independent director, except for David P. Storch and Timothy J. Romenesko who are both employees of the Company. Under the NYSE rules, a director employed by the Company is not an independent director by definition.

Board Leadership and Lead Director

The Board of Directors determines the leadership structure for the Board and the Company in a manner that it believes best serves the interests of the Company's stockholders.

The Corporate Governance Guidelines provide that the Board shall have a Lead Director elected annually by the independent directors. The Lead Director chairs all executive sessions of the independent directors and works closely with the Chief Executive Officer on Board agendas, schedules and meetings. Ronald R. Fogleman, Chair of the Nominating and Governance Committee, currently serves as the Board's Lead Director, having been re-elected by the independent directors at the Board's January 2016 meeting.

The Board has no fixed policy with respect to combining or separating the offices of Chairman of the Board and Chief Executive Officer. Currently, the Company's President and Chief Executive Officer, David P. Storch, is also Chairman of the Board. The Board continues to believe that having Mr. Storch as Chairman and Chief Executive Officer is the most effective and appropriate leadership structure for the Board and the Company at this time given his tenure with the Company, his knowledge of the Company's businesses and the markets in which they compete, and the Board's assessment of his performance.

Risk Management Oversight

The Board of Directors, directly and through its committees, oversees management's process for assessing and managing the Company's exposure to risks. The Board regularly reviews and responds to management's business strategies and initiatives, the Company's quarterly and annual financial results, and information relating to the Company's competitive position, customer base, and capital and liquidity position. The Board holds an annual strategy session with senior management devoted entirely to a review and consideration of the Company's businesses, markets, customers, competitors, and strategic initiatives and direction. This meeting includes an assessment of the key challenges and risks of the Company's businesses, and the opportunities for addressing and responding to these challenges and risks.

At its July 2016 meeting, the Board decided to increase its risk management oversight of the Company at the Board level by designating that two Board meetings per year will include review and consideration of the Company's risk profile and its risk mitigation strategies. These risk sessions will be led by Director Peter Pace and will focus in particular on cybersecurity risk and the activities of the Company's enterprise risk management committee. The Board considered but deferred for now the formation of a Board Risk Committee, instead deciding to maintain a comprehensive risk assessment structure at the full Board level.

The following table outlines the risk oversight responsibilities of the Board committees, and the succeeding narrative elaborates on these responsibilities:

Committee	Risk Oversight Responsibilities

Nominating and Governance Committee	• Corporate governance • Board and committee membership • Succession planning • Board and CEO effectiveness

Compensation Committee	• Cash incentive program • Stock-based compensation • Compensation policies and practices • Impact of performance-based compensation on risk-taking by management

Audit Committee	• Financial reporting and investor disclosure • Accounting and auditing • Quality and adequacy of processes and internal controls • Oversight of enterprise risk management program

The Nominating and Governance Committee oversees and reports to the Board on corporate governance risks, including Board and committee membership, director independence and related party transactions. It is responsible for succession planning at the CEO and senior executive level and takes the lead on the evaluation of the performance of the Board and the Company's Chief Executive Officer.

The Compensation Committee oversees and reports to the Board on the Company's cash incentive programs and stock-based compensation to provide that they are appropriately structured to incentivize officers and key employees while avoiding unnecessary or excessive risk-taking.

The Audit Committee, on behalf of the Board, oversees the enterprise risk management committee, which is composed of Company employees and is responsible for identifying the principal risks to the Company, developing and implementing risk mitigation strategies, auditing the effectiveness of the risk mitigation strategies and reporting to the Audit Committee. The enterprise risk management committee meets regularly with the Audit Committee to review and discuss the Company's principal risks and outline its risk mitigation approach for addressing these risks. The Audit Committee also reviews and assesses management's processes for managing risks relating to accounting, financial reporting, investment, tax and legal compliance, risks identified by the Company's internal and external auditors, and matters raised through the Company's Ethics Hotline.

The Board and its committees receive information from and have regular access to the individual members of management responsible for managing risk, including the Company's President and Chief Executive Officer, Vice Chairman, Chief Financial Officer, Chief Accounting Officer and Controller, General Counsel, Internal Auditor and business group leaders. The directors meet each quarter with a broader group of the Company's employees at regularly scheduled Board dinners as an informal way of learning more about the Company's businesses and its employees. The Board also schedules at least one meeting per year at a Company facility other than the corporate headquarters to promote interaction with local management and employees and allow directors a first-hand opportunity to inspect the Company's business operations.

Executive Sessions

Independent directors of the Board meet in executive session without management as part of each regular Board meeting and otherwise when circumstances make it advisable or necessary. The Lead Director presides at the executive sessions of independent directors.

Corporate Governance Guidelines

The Board of Directors adopted Corporate Governance Guidelines to codify long-standing policies and procedures and to demonstrate its commitment to corporate governance best practices. These Guidelines, under the administration of the

Nominating and Governance Committee of the Board of Directors, address director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, management evaluation and succession, and the annual performance evaluation of the Board of Directors. These Guidelines are reviewed and approved annually by the Nominating and Governance Committee and the Board of Directors, most recently in July 2016.

Ethics Hotline

The Company maintains an Ethics Hotline through an independent third-party provider to receive confidential complaints, information, suggestions or recommendations concerning the Company, its officers, directors, employees, policies, procedures, employment and business practices, accounting or audit matters, financial reporting or compliance with other Company policies or applicable regulatory or legal requirements. The Ethics Hotline is toll-free and permits callers to identify themselves or remain anonymous at their election.

Code of Business Ethics and Conduct

The Company's Code of Business Ethics and Conduct adopted by the Board of Directors applies to all directors, officers, and employees, including the President and Chief Executive Officer, Vice Chairman, Chief Financial Officer, Chief Accounting Officer and Controller, General Counsel, Internal Auditor and business group leaders. The purpose of the Code of Business Ethics and Conduct is to promote the highest ethical standards in the Company's business practices and procedures, including the ethical handling of actual or apparent conflicts of interest; full, fair and timely disclosure; and compliance with applicable laws and governmental rules and regulations. Employees are encouraged to report to the Company any conduct that they believe in good faith to be in violation of the Code of Business Ethics and Conduct. We post any amendments to the Code of Business Ethics and Conduct and any waivers from the Code granted by the Board to directors or executive officers on the Company's website, as required under SEC rules.

Related Person Transaction Policy

The purpose of the Related Person Transaction Policy, as adopted by the Board of Directors, is to provide for the identification, review, and consideration of transactions between the Company or its subsidiaries and any related persons. "Related persons" means: the Company's directors; director nominees; executive officers; greater than five percent beneficial owners of the Company's voting securities; members of their immediate families; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner, a principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

Under the Policy, any related person transaction involving amounts in excess of $120,000 must be reviewed, considered, and approved by the Board of Directors directly or through the Nominating and Governance Committee. Review of a proposed related person transaction takes into consideration the purpose of, and the potential benefits to the Company from, the related person transaction, and the impact of the related person transaction on a director's independence in the event that the related person is a director or an immediate family member of a director. No member of the Board or the Nominating and Governance Committee may participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

The Policy provides that the Company may undertake certain pre-approved related person transactions (e.g., transactions in which the related person's interest derives solely from his or her service as a director of another corporation or entity that is a party to the transaction) without further specific review, consideration and approval.

Norman R. Bobins is a director of the Company and the Non-Executive Chairman of the PrivateBank and Trust Company. The PrivateBank and Trust Company is a member of the lending group under our Credit Agreement. All loans under the Credit Agreement are made in the ordinary course of business, are made on substantially the same terms, including interest rates, as those prevailing at the time for comparable loans with persons not related to the lender, and do not involve more than the normal risk of collectability or present other unfavorable features.

Patrick J. Kelly is a director of the Company and the majority owner of Resource 1, a technology staffing company. In Fiscal 2016, the Company paid approximately $390,000 to Resource 1 for staffing services.

The Company has a Board-approved Founder's Agreement with Ira A. Eichner, the Founder and former Chairman of the Board of the Company. The Founder's Agreement recognizes Mr. Eichner's extraordinary contributions to the Company. Under the Founder's Agreement. Mr. Eichner receives a quarterly retainer of $25,000. Mr. Eichner is Mr. Storch's father-in-law.

Director Orientation and Continuing Education

We hold director orientation sessions with new directors to familiarize them with our businesses, business strategies and corporate policies and practices. Our goal is to assist our new directors in understanding the Company and developing the skills and knowledge that they need to serve the interests of our stockholders. We also make continuing education programs available to our directors to help them maintain and enhance their skills and knowledge in carrying out their ongoing responsibilities as directors.

Board and Committee Evaluations

Our Nominating and Governance Committee conducts an annual evaluation of the performance of the Board. Our Lead Director reports the evaluation results — which include an assessment of the Board's performance as well as the identification of specific areas for improvement — to the full Board. Each Board committee also conducts an annual evaluation of its performance and reports the results to the full Board.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board, the Chairman of the Board, the Lead Director, independent directors as a group, or any individual director or Committee Chairman by mail addressed to:

  AAR CORP.
  Attention: Independent Directors, Lead Director or the name of the individual director
  c/o Corporate Secretary
  One AAR Place
  1100 North Wood Dale Road
  Wood Dale, Illinois 60191

The independent members of the Board of Directors have approved procedures for the processing, review and disposition of all communications sent by stockholders or other interested parties to the Board of Directors.

BOARD MATTERS

Board Committees

The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Executive Committee. The following table identifies the current members of each committee:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee

Anthony K. Anderson		X

Norman R. Bobins	X	X

Michael R. Boyce		X	X

Ronald R. Fogleman		X	Chair	X

James E. Goodwin	Chair		X	X

Patrick J. Kelly	X		X

Peter Pace	X	X	X

Timothy J. Romenesko

David P. Storch				Chair

Jennifer L. Vogel		X	X

Marc J. Walfish	X		X	X

Ronald B. Woodard	X	Chair

Audit Committee

Audit Committee Fiscal 2016 Report

Dear Fellow Stockholders:

The Audit Committee is comprised entirely of independent directors qualified to serve on the Audit Committee under applicable SEC and NYSE rules and the Company's Categorical Standards for Determining Director Independence. The Board of Directors has determined that each Audit Committee member is an "audit committee financial expert" within the meaning of applicable SEC rules.

The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was last reviewed and approved by the Audit Committee and the Board of Directors at their July 2016 meetings. The full text of the Audit Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Audit Committee's primary responsibility is to assist the Board of Directors in fulfilling its duty to stockholders to oversee and review: the quality and integrity of the Company's financial statements and internal controls over financial reporting; the qualifications, independence and performance of the Company's independent registered public accounting firm; and the performance of the Company's Internal Audit function.

The Audit Committee performs the specific functions described in its charter, including:

Approves and engages the independent registered public accounting firm that audits the Company's consolidated financial statements;

Pre-approves all non-audit and audit-related services furnished by the independent registered public accounting firm;

Maintains communication between the Board and the independent registered public accounting firm;

Monitors the qualifications, independence and performance of the independent registered public accounting firm;

Oversees and reviews the Company's financial reporting processes and practices;

Oversees and reviews the quality and adequacy of internal controls over financial reporting, disclosure controls and the organization and performance of the Company's internal audit department;

Reviews the scope and results of audits;

Oversees the Company's enterprise risk management committee; and

Meets with the independent registered public accounting firm representatives and internal audit department representatives without members of management present.

The Audit Committee held seven meetings during Fiscal 2016. The Audit Committee meets outside the presence of management for portions of its meetings to hold separate discussions with KPMG, the Company's independent registered public accounting firm, the internal auditors and other representatives of the Company.

The Company's management has primary responsibility for the Company's financial statements and the quality and integrity of the reporting process and systems of internal control. KPMG is responsible for auditing the Company's financial statements and issuing a report on the conformity of those statements with generally accepted accounting principles ("GAAP") and a report on the effectiveness of the Company's internal controls over financial reporting.

In fulfilling its responsibilities, the Audit Committee reviewed and discussed with the Company's management and KPMG the Company's audited financial statements contained in the Company's Annual Report on Form 10-K filed with the SEC, including the critical accounting policies applied by the Company in preparing these financial statements. The Audit Committee also reviewed with management and KPMG the preparation of the financial statements and related disclosures contained in the Company's earnings announcements and Quarterly Reports on Form 10-Q.

The Audit Committee reviewed and discussed with management and KPMG the overall scope and plans for the audit, the quality, adequacy and assessment of the effectiveness of internal controls over financial reporting and the Internal Audit Department's management, organization, responsibilities, budget and staffing. The Audit Committee also met with KPMG without management present and discussed the results of its audits, its evaluation of the Company's internal controls over financial reporting, disclosure controls and the overall quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant accounting judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed and discussed with KPMG the matters required by PCAOB Auditing Standard No. 16 ("Communications with Audit Committees") and KPMG's independence from the Company and its management, including the matters in the written disclosures and letter furnished to the Audit Committee by KPMG and required by applicable requirements of the PCAOB.

The Audit Committee concluded that KPMG is independent from the Company and appointed KPMG as the Company's independent registered public accounting firm for Fiscal 2017. The Audit Committee recommends that the stockholders of the Company ratify that appointment (see Proposal 4).

In reliance on its review of the audited financial statements and the discussions referred to above and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2016 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors of AAR CORP.

James E. Goodwin, Chair
Norman R. Bobins
Patrick J. Kelly
Peter Pace
Marc J. Walfish
Ronald B. Woodard

Compensation Committee

The Compensation Committee is comprised entirely of independent directors qualified to serve on the Compensation Committee under applicable SEC and NYSE rules and the Company's Categorical Standards for Determining Director Independence. Its members are Ronald B. Woodard (Chair), Anthony K. Anderson, Norman R. Bobins, Michael R. Boyce, Ronald R. Fogleman, Peter Pace and Jennifer L. Vogel.

The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Compensation Committee and the Board of Directors at their July 2016 meetings. The full text of the Compensation Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Compensation Committee is primarily concerned with establishing, reviewing and approving Chief Executive Officer compensation, reviewing and approving other senior executive compensation and overseeing the Company's stock plans and any other compensation and employee benefit plans. The Compensation Committee performs the specific functions described in its charter, including:

Reviews and approves compensation policies and practices for all elected corporate officers, including named executive officers;

Sets the compensation of the Chief Executive Officer and, together with the full Board, evaluates the Chief Executive Officer's performance;

Administers the Company's annual cash incentive and long-term stock incentive programs for officers, the AAR CORP. 2013 Stock Plan, the AAR CORP. Stock Plan, and the AAR CORP. Section 162(m) Annual Cash Incentive Plan;

Recommends director compensation and benefits to the Board for approval; and

Oversees administration of certain other employee benefit, director deferred compensation, savings and retirement plans.

The Compensation Committee held five meetings during Fiscal 2016. The Compensation Committee Fiscal 2016 Report on Executive Compensation appears on page 46. Information about the role of the Compensation Committee consultant and management in the executive compensation process is set forth under "Executive Compensation — Compensation Discussion and Analysis."

Nominating and Governance Committee

The Nominating and Governance Committee is comprised entirely of independent directors qualified to serve on the Committee under applicable SEC and NYSE rules and the Company's Categorical Standards for Determining Director Independence. Its members are Ronald R. Fogleman (Chair), Michael R. Boyce, James E. Goodwin, Patrick J. Kelly, Peter Pace, Jennifer L. Vogel and Marc J. Walfish.

The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Nominating and Governance Committee and the Board of Directors at their July 2016 meetings. The full text of the Nominating and Governance Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Nominating and Governance Committee is responsible for both nominating and governance matters as described in its charter. The Nominating and Governance Committee performs the specific functions described in its charter, including:

Oversees the composition, structure and evaluation of the Board and its committees;

Reviews, considers, and acts upon related person transactions;

Develops and recommends Corporate Governance Guidelines for Board approval; and

Monitors and screens directors for independence and recommends to the Board qualified candidates for election as directors and to serve on Board committees.

The Nominating and Governance Committee held four meetings during Fiscal 2016.

Executive Committee

The Executive Committee is comprised of David P. Storch (Chair), James E. Goodwin, Ronald R. Fogleman and Marc J. Walfish. Messrs. Goodwin, Fogleman and Walfish are independent directors as defined by applicable SEC and NYSE rules. As Chairman, President and Chief Executive Officer of the Company, Mr. Storch does not qualify as an independent director under the NYSE and SEC rules.

The Executive Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Board of Directors at its July 2016 meeting. The full text of the Executive Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this proxy statement.

The Executive Committee is authorized to meet between meetings of the Board of Directors and exercise certain powers of the Board with respect to urgent matters or other matters referred to it by the Board for deliberation or action, subject to limitations imposed by the Committee's charter, the Board, applicable law and the Company's By-Laws.

The Executive Committee held one meeting during Fiscal 2016.

Board Meetings and Attendance

During Fiscal 2016, the Board held four meetings. All directors attended at least 75% of the Board meetings and meetings of Board committees on which they served in Fiscal 2016.

The Company's Corporate Governance Guidelines provide that directors are expected to attend all stockholder meetings. All members of the Company's Board of Directors serving at that time attended the Company's 2015 annual meeting of stockholders.

Director Compensation

The Board of Directors reviews director compensation annually to ensure that it is fair, appropriate and in line with its peer group companies. At its April 2015 meeting, the Board, upon the recommendation of the Compensation Committee and following a presentation by Mercer, its independent compensation consultant, approved the same director compensation program for Fiscal 2016 that was in effect in Fiscal 2015.

The Fiscal 2016 director compensation program, as approved by the Board, consists of the compensation elements set forth in the table below:

Compensation Element	Fiscal 2016 Non-Employee Director Compensation Program

Annual Retainer	$50,000

Lead Director Annual Retainer	$30,000

Committee Chair Annual Retainer	$10,000

Board and Committee Meeting Fees	$2,500 per meeting ($1,250 for telephone meetings)

Annual Stock Award	5,000 shares of common stock (vesting after one year)

All retainers are paid quarterly, and meeting fees are paid promptly following each meeting attended. The annual stock award was approved at the Board's April 2015 meetings with an effective date of June 1, 2015 and a vesting date of June 1, 2016.

Each non-employee director may elect to defer receipt of the retainers and meeting fees pursuant to the Company's Non-Employee Directors' Deferred Compensation Plan (the "Director Plan"). Under the Director Plan, deferred retainer fees are converted into stock units equivalent to shares of common stock based on the then current stock price, and at distribution are paid out, at the participant's election, in cash or in shares of common stock. Deferred meeting fees are credited with interest quarterly based on the 10-year United States Treasury Bond rate and at distribution are paid out in cash. Distribution occurs upon termination of service on the Board or on the happening of certain other events, as specified in the Director Plan.

Each non-employee director, upon being elected a director, receives term life insurance coverage of $200,000 and is eligible (with spouse) to participate in a Company-paid, annual physical program. The Company also reimburses its non-employee directors for travel, lodging and related expenses that they incur in attending Board and committee meetings.

Director Compensation Table

Fiscal 2016 Director Compensation.    The following table sets forth all compensation paid to each non-employee director for Fiscal 2016:

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)[5]	Total ($)

Anthony K. Anderson	87,500	147,700	—	—	—	5,828	241,028

Norman R. Bobins	83,750	147,700	—	—	—	878	232,328

Michael R. Boyce	81,250	147,700	—	—	—	10,298	239,248

Ronald R. Fogleman	122,500	147,700	—	—	—	2,557	272,757

James E. Goodwin	97,500	147,700	—	—	—	7,378	252,578

Patrick J. Kelly	85,000	147,700	—	—	—	878	233,578

Peter Pace	81,250	147,700	—	—	—	878	229,828

Jennifer L. Vogel	38,332	48,659	—	—	—	177	87,168

Marc J. Walfish	87,500	147,700	—	—	—	878	236,078

Ronald B. Woodard	97,500	147,700	—	—	—	1,901	247,101

  1
  Mr. Storch and Mr. Romenesko are not included in this table, because as employee directors of the Company, they receive no additional compensation for their service as directors. Their compensation from the Company is set forth in the Summary Compensation Table in this proxy statement. Ms. Vogel's amounts represent compensation paid to her from the date she joined the Board on January 11, 2016 through May 31, 2016.

  2
  The following table provides a breakdown of director fees earned or paid in cash for Fiscal 2016:

Name	Annual Retainer ($)	Committee Chair Retainer Fees ($)	Meeting Fees ($)	Lead Director Fee ($)	Total ($)

Anthony K. Anderson	50,000	—	37,500	—	87,500

Norman R. Bobins	50,000	—	33,750	—	83,750

Michael R. Boyce	50,000	—	31,250	—	81,250

Ronald R. Fogleman	50,000	10,000	32,500	30,000	122,500

James E. Goodwin	50,000	10,000	37,500	—	97,500

Patrick J. Kelly	50,000	—	35,000	—	85,000

Peter Pace	50,000	—	31,250	—	81,250

Jennifer L. Vogel	20,832	—	17,500	—	38,332

Marc J. Walfish	50,000	—	37,500	—	87,500

Ronald B. Woodard	50,000	10,000	37,500	—	97,500

  3
  The amounts in this column reflect the aggregate grant date fair value of the Fiscal 2016 stock awards granted to each non-employee director computed in accordance with FASB ASC Topic 718. As of May 31, 2016, each non-employee director held 5,000 unvested restricted shares (2,083 shares in the case of Ms. Vogel) that subsequently vested on June 1, 2016. On June 1, 2016, each non-employee director received a grant of 5,000 restricted shares that will vest on June 1, 2017.

  4
  No stock options were granted to non-employee directors in Fiscal 2016. No non-employee director held any stock options as of May 31, 2016.

  5
  This column includes reimbursed expenses in connection with spousal travel and/or travel and hotel expense in connection with the Company-paid director/spouse annual physical program as well as the cost of the annual physical program and the cost of term life insurance.

Fiscal 2017 Director Compensation.    At its April 2016 meeting, the Board of Directors, upon the recommendation of the Compensation Committee and following a presentation by Mercer, its independent compensation consultant, on director compensation trends and best practices, approved the same director compensation program for Fiscal 2017 that was in effect for Fiscal 2016.

At its July 2016 meeting, the Board of Directors, upon the recommendation of the Compensation Committee, approved an amendment to the AAR CORP. 2013 Stock Plan that caps at $500,000 the total annual non-employee director compensation — consisting of cash compensation and stock compensation — that may be payable in any given year. This amendment is subject to stockholder approval. See "Proposal 3 — Approval of Amendments to the AAR CORP. 2013 Stock Plan — Requests for Approval — Limitation on Awards Granted, and Total Compensation Payable, to Non-Employee Directors."

Compensation Committee Interlocks and Insider Participation

Messrs. Anderson, Bobins, Boyce, and Woodard, General Fogleman, General Pace and Ms. Vogel, all of whom are independent non-employee directors, are the current members of the Compensation Committee of the Board of Directors of the Company. During Fiscal 2016, none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Board of Directors of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") describes our Fiscal 2016 executive compensation program. It provides information about the goals, philosophy and key elements of the program and explains the reasons behind the Compensation Committee's executive compensation decisions in Fiscal 2016.

Our focus in this CD&A is the Fiscal 2016 compensation of the following "named executive officers" of the Company, together with their titles in Fiscal 2016:

Name	Title

David P. Storch	Chairman of the Board, President and Chief Executive Officer

Timothy J. Romenesko	Vice Chairman; Chief Financial Officer (beginning August 1, 2016); Chief Operating Officer of Expeditionary Services (through July 31, 2016)

John M. Holmes	Vice President; Chief Operating Officer of Aviation Services

Michael J. Sharp	Former Vice President, Chief Financial Officer (from September 29, 2015 through July 31, 2016)

Robert J. Regan	Vice President, General Counsel and Secretary

John C. Fortson	Former Vice President, Chief Financial Officer and Treasurer (through September 28, 2015)

I.      Executive Summary

This executive summary identifies the goals of our executive compensation program and explains our executive compensation philosophy. It also describes our Fiscal 2016 business performance highlights and our Fiscal 2016 executive compensation highlights, which together demonstrate commitment to pay for performance as a fundamental principle of our executive compensation program.

Goals and Philosophy of Our Executive Compensation Program

The primary goals of our executive compensation program are to:

Attract and retain talented executives capable of producing outstanding business results for the Company;

Motivate and reward executives by paying for performance in a manner that takes into account Company, business group and individual performance; and

Provide compensation that strikes a proper balance between short-term and long-term compensation, and between cash and stock compensation, with an emphasis on stock compensation to align the interests of executives with the interests of the Company's stockholders.

Our executive compensation philosophy is to target "total direct compensation" — defined as base salary plus annual cash bonus plus the value of annual stock-based awards — of our named executive officers at the market median (50th percentile) of our peer group and to provide the opportunity for our named executive officers to reach the market 75th percentile with exceptional performance. By recognizing and rewarding outstanding performance, our executive compensation program directly links the achievement of key business goals with the pay outcomes for our named executive officers.

Fiscal 2016 Business Performance Highlights

The Company is a leading global provider of aviation services to commercial aviation and government and defense markets. AAR combines a close-to-the-customer business model with a broad menu of capabilities to help customers operate more efficiently, lower costs and maintain high levels of safety, quality and service.

AAR operates in two business segments: Aviation Services and Expeditionary Services.

Our Aviation Services business segment consists of:

Supply chain activities — aircraft and engine parts supply; inventory management; original equipment manufacturer parts distribution; component repair management; and aircraft and engine sales and leasing — that help our customers reduce costs and increase aircraft availability; and

Maintenance, repair, and overhaul ("MRO") services — aircraft maintenance and modifications; landing gear, wheel and brake services; component repair and engineering solutions — that enable our customers to operate safely and efficiently.

Our Expeditionary Services business segment includes aircraft and search and rescue services in support of vital defense, contingency and humanitarian aid operations in austere environments around the world. Expeditionary Services also includes mobility services that supply shelters, containers and pallets to support the movement of troops and supplies, as well as command and control systems and technical services.

Fiscal 2016 marked our continuing transition to a predominantly aviation services-oriented company following our Fiscal 2015 divestment of significant manufacturing operations, including our Telair Cargo Group. In Fiscal 2016:

We reported sales of $1,663 million, net income attributable to AAR of $47.7 million and total diluted earnings per share of $1.37;

We continued to maintain a strong balance sheet, with working capital of $544.1 million, net debt of $118.9 million and available liquidity of $413.3 million as of May 31, 2016;

We returned capital of $30.0 million to our stockholders through common stock repurchases and dividends; and

We secured important new contracts with our customers, including:

      •
      New power-by-the-hour program services with multiple international carriers;

      •
      Prime contractor relationships providing logistics support to the U.S. Navy's C-40A and Afghan Air Force C-130 fleets;

      •
      Expansion of parts distribution and aftermarket support with Eaton, Crane Aerospace and UTC Aerospace Systems; and

      •
      A 10-year contract with the U.K. Ministry of Defence providing search and rescue services in the Falkland Islands.

For more information about our financial and operating performance in Fiscal 2016, please see "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K filed with the SEC on July 13, 2016. For more information about our stock price performance, please see "Comparison of Cumulative Five-Year Total Return" in our Form 10-K.

Fiscal 2016 Executive Compensation Highlights

Our Compensation Committee made several important changes to our executive compensation program, based principally on market-based information provided by its independent compensation consultant, input from several proxy advisory firms and feedback received through our stockholder engagement efforts, each of which emphasized pay for performance.

Changes to Our Executive Compensation Program

Adjusted base salaries and reduced annual cash bonus targets to align them with our market peers

Shifted variable compensation to more stock and less cash as a percentage of total compensation to align with stockholders' interests and to encourage long-term value creation

Eliminated the use of the time-based restricted stock and moved to performance-based restricted stock and stock options as the preferred stock vehicles for executive officers

Updated our stock ownership policy to reflect a greater emphasis on stock compensation and retention

Emphasis on Pay for Performance

Pay-for-performance compensation (cash bonus plus the value of performance-based restricted stock and stock options) represented 81.4% of the total direct compensation of our Chief Executive Officer, David P. Storch, in Fiscal 2016, compared to fixed compensation (base salary) at 18.6% of his total direct compensation.

Pay-for-performance compensation (cash bonus plus the value of performance-based restricted stock and stock options) represented 64.8% of the total direct compensation of our non-CEO named executive officers in Fiscal 2016, compared to fixed compensation (base salary) plus discretionary bonus at 35.2% of their total direct compensation.

II.     Principal Elements of Our Fiscal 2016 Executive Compensation Program

The table below describes and explains the purpose of the principal elements of the Fiscal 2016 executive compensation program for our named executive officers:

Compensation Element	Form of Compensation	Performance Period	Performance Measures	Purpose of this Compensation Element

Base salary	Cash	N/A	• Individual performance and contributions • Qualifications and responsibilities • Experience and tenure with the Company • Competitive salary considerations

•

Rewards individual performance and contributions consistent with an individual's position and responsibilities

•

Provides competitive compensation

•

Balances risk-taking concerns associated with performance-based compensation

Annual cash bonus	Cash	1 year	• Earnings per share • Working capital turns • Business group goals	• Provides short-term, cash-based incentive • Measures performance against key corporate goals

Stock options	Stock	Up to 10 years	• Stock price	• Provides long-term, stock-based incentive • Aligns payout directly with stockholder value creation

Performance-based restricted stock	Stock	3 years	• Cumulative net income • Return on invested capital	• Provides long-term, stock-based incentive • Ties payout to achievement of key corporate goals

III.   Fiscal 2016 Executive Compensation Decision-Making Process

Each year the Compensation Committee reviews the Company's executive compensation program and the programs of other companies, including its peer group companies. The Compensation Committee seeks to confirm that each compensation element of the Company's program, as well as the compensation structure, is not only competitive within the Company's marketplace, but also fits the Company in light of its history, culture, performance and strategy. Particular attention is given to the Company's stock price performance to ensure proper alignment between executive compensation and stock price performance.

The Compensation Committee followed the process below in setting and approving executive compensation in Fiscal 2016.

Fiscal 2016 Peer Group

The Compensation Committee believes that total compensation opportunities for the Company's key executives, including the named executive officers, should be competitive with those offered by other companies competing for talent in the Company's employment market.

In July 2015, the Compensation Committee reviewed its peer group for executive compensation purposes using the following criteria: company type (publicly traded on a major exchange); industry classification (using Standard and Poor's GICS codes); annual revenues (one-half to two times the Company's annual revenues); and business model (organizations that conducted business in the Company's two business segments: Aviation Services and Expeditionary Services). The Compensation Committee's objective is to assemble a set of peer group companies to which relevant pay and performance comparisons may be made with the Company.

The Compensation Committee engaged Mercer to assist in determining the composition of the Company's Fiscal 2016 peer group for executive compensation purposes. Following consideration of Mercer's peer group report, the Board of Directors, upon the recommendation of the Compensation Committee, approved a Fiscal 2016 peer group consisting of the following 19 companies, down from 20 peer companies in Fiscal 2015:

Aerojet Rocketdyne Holdings, Inc. (formerly Gencorp Inc.)	KLX Inc.
Barnes Group, Inc.	Moog Inc.
CACI International, Inc.	Rockwell Collins, Inc.
Crane Co.	Service Application International, Corp.
Cubic Corporation	Teledyne Technologies, Inc.
Curtiss-Wright Corp.	TransDigm Group Inc.
Esterline Technologies Corporation	Triumph Group, Inc.
Heico Corp.	Wesco Aircraft Holdings, Inc.
Hexcel Corporation	Woodward, Inc.
Kaman Corporation

The five companies added to the Fiscal 2016 peer group were Barnes Group, Inc., CACI International, Inc., Heico Corp., KLX Inc. and Service Application International, Corp. The six companies dropped from the Fiscal 2015 peer group were Alliant TechSystems, Inc., Applied Technologies Inc., B/E Aerospace, Inc., Kratos Defense & Security Solutions, Inc., Orbital ATK Inc. and Spirit Aerosystems Holdings, Inc.

The Board of Directors and the Compensation Committee generally aim to minimize year-to-year changes in the Company's peer group. However, Fiscal 2016 peer group changes were deemed necessary to reflect the Company's transition to a predominantly aviation services-oriented business. The changes also were designed to ensure that the Company's performance and executive compensation program are measured against those of comparably-sized companies (e.g., in terms of revenue, market capitalization and other financial measures). A continuing challenge in constructing the Company's peer group is that many defense contractor competitors have significantly greater revenues and higher market capitalizations than the Company.

Fiscal 2016 Executive Compensation Assessment

Following the Compensation Committee's approval of the Fiscal 2016 peer group, Mercer provided the Compensation Committee with an executive compensation assessment analyzing the characteristics of the compensation design of high-performing companies (i.e., those companies that consistently outperform their market peers). Mercer focused on short-term and long-term incentive plans and then compared its findings with the Company's short-term and long-term incentive plans.

Mercer concluded that the design of the Company's short-term incentive plan was comparable to the plan designs of high-performing companies for the following key reasons:

The Company's short-term incentive plan used two financial metrics — earnings per share and working capital turns — to determine annual cash bonuses for its named executive officers.

The Company's payout levels were competitive, with maximum payouts generally capped at 200% of target.

Mercer also concluded that the design of the Company's long-term incentive plan was comparable to the plan designs of high-performing companies based on its use of two to three stock vehicles (stock options, performance-based restricted stock and time-based restricted stock), as well as its use of two performance metrics for performance-based restricted stock (cumulative net income and return on invested capital).

Mercer conducted an executive compensation assessment in July 2015, at the direction of the Compensation Committee, to assist with Fiscal 2016 executive compensation decisions. Mercer's executive compensation assessment included:

A benchmarking analysis showing how the compensation paid to the Company's named executive officers compared to compensation paid to the named executive officers of the Company's peer group companies; and

A comparison of the Company's Fiscal 2015 financial performance against the financial performance of its peer group companies.

The key findings and recommendations of the Mercer executive compensation assessment of the Company, based on peer group information, were:

The base salaries of the named executive officers were targeted at the market median in the aggregate (Mercer recommended minor adjustments in individual cases);

Annual cash bonuses for the named executive officers at the target level were positioned above the market 75th percentile in the aggregate (Mercer's recommendation was to reduce target bonuses to the market median and increase the maximum bonus opportunity to 250% of target);

Long-term incentives for the named executive officers were targeted between the market 25th and 50th percentiles in the aggregate (Mercer's recommendation were to increase target long-term incentives to the market median to emphasize the achievement of long-term goals, change the vesting period for stock awards to three-year cliff vesting and increase the maximum performance-based stock opportunity to 250% of target); and

Total direct compensation (base salary plus annual cash bonus plus the dollar value of annual stock grants) for the named executive officers was appropriately positioned at the market median in the aggregate.

In addition to its review and consideration of Mercer's executive compensation assessment and recommendations, the Compensation Committee reviewed and considered historical compensation data for the Company's executives. This data included summaries of cash and equity compensation received in past years by each executive. The Compensation Committee also reviewed the executives' total annual compensation, including cash and non-cash direct compensation, cumulative benefits and savings under retirement plans and equity compensation programs, perquisites and potential payments on termination of employment, whether on a change in control of the Company or otherwise. It reviewed the performance of the Company and the executives during the year, taking into account established goals, leadership qualities, operational performance, business responsibilities, career experience, and long-term potential to enhance stockholder value. The Compensation Committee reviewed internal pay comparisons among the Company's executives to ensure that the Company's executive compensation program reflects the executives' relative positions, responsibilities, and contributions to the Company.

Recommendations of the Chief Executive Officer

The Compensation Committee considered the recommendations of the Chief Executive Officer in making Fiscal 2016 compensation decisions for all of the named executive officers other than the Chief Executive Officer. In making these recommendations, the Chief Executive Officer evaluated the performance of the executives during the prior year against pre-established performance goals. Some of the performance goals related to the financial performance of the Company or the executive's business group. Other performance goals were non-quantitative and related to leadership development, customer relationships, acquisition integration, diversity development, or similar Company initiatives. The Chief Executive Officer's recommendations reflected his assessment of an individual executive officer's contributions to the performance of the Company.

The Compensation Committee has the ultimate decision-making authority and responsibility for compensation decisions affecting the Company's executives, including its named executive officers. The Chief Executive Officer does not play any role in any decision affecting his own compensation.

Stockholder Advisory Vote

The Compensation Committee carefully considers the results of the stockholder say-on-pay votes in designing the executive compensation program and making executive compensation decisions for the Company's key executives. Holders of approximately 73% of the outstanding shares approved the Fiscal 2015 compensation paid to the Company's named executive officers. This result was lower than the 96% say-on-pay vote in Fiscal 2014. The Compensation Committee believes that the lower say-on-pay vote result in Fiscal 2015 was the result of a negative recommendation from a single proxy advisory firm. As described under " — Fiscal 2016 Executive Compensation Decisions," the Compensation Committee made changes to its Fiscal 2016 program in response to this negative recommendation and feedback received from other parties, including its stockholders.

* * * * * * * * *

The Compensation Committee considered all of the above items in making Fiscal 2016 executive compensation decisions as to base salaries, annual cash bonuses and stock awards for the Company's named executive officers. Each of these Fiscal 2016 compensation elements is addressed below.

IV.   Fiscal 2016 Executive Compensation Decisions

Base Salaries

For Fiscal 2016, the Compensation Committee, consistent with Mercer's executive compensation assessment, adjusted the base salaries of the named executive officers to align them more closely with the 50th percentile level of the Company's peer group companies' base salaries. The Compensation Committee believes that base salaries — representing fixed compensation — should be a less significant percentage of total direct compensation than performance-based compensation. In the case of David P. Storch, the Chairman, President and CEO, his Fiscal 2016 base salary of $767,000 represented 18.6% of his total direct compensation and was a 15.4% reduction from his Fiscal 2015 base salary of $906,449. Mr. Storch's and Mr. Romenesko's base salary reductions in Fiscal 2016, taken at their initiative, also reflect the relatively smaller size of the Company following the divestiture of significant manufacturing operations in late Fiscal 2015.

The following table shows actual Fiscal 2015 base salaries compared to target Fiscal 2016 base salaries for the named executive officers as set by the Compensation Committee:

Named Executive Officer	Fiscal 2015 ($) (Actual)	Fiscal 2016 ($) (Target)*

David P. Storch	906,449	767,000

Timothy J. Romenesko	499,272	450,000

John M. Holmes	409,375	450,000

Michael J. Sharp	360,353	400,000**

Robert J. Regan	391,586	390,000

John C. Fortson	400,000	425,000

  *
  See the "Summary Compensation Table" for actual base salaries received by the named executive officers for Fiscal 2016. The difference between target Fiscal 2016 base salaries and actual Fiscal 2016 salaries reflects the different effective dates of the actual Fiscal 2016 base salaries.

  **
  Originally targeted at $325,000 and subsequently adjusted to $400,000 upon Mr. Sharp's promotion to Chief Financial Officer on September 29, 2015.

Annual Cash Bonuses

Section 162(m) Annual Cash Incentive Plan.    The Compensation Committee previously approved the AAR CORP. Section 162(m) Annual Cash Incentive Plan, which set a ceiling on the annual cash bonuses payable under the Company's short-term incentive plans, including the Fiscal 2016 short-term incentive plan. The purpose of the Section 162(m) Annual Cash Incentive Plan is to enable the annual bonuses to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code.

The Section 162(m) Annual Cash Incentive Plan uses as its performance goal the Company's net income for a given fiscal year. It establishes a maximum award opportunity for each participant, expressed as a percentage of net income. The maximum annual awards are 5% of net income for the Chief Executive Officer and 2% for all other participating officers. These maximum awards are designed to cap the bonuses determined under the Company's annual short-term bonus plans. Accordingly, any bonus determined under the Fiscal 2016 short-term incentive plan below is subject to these caps. In each year since the inception of the Section 162(m) Annual Cash Incentive Plan in Fiscal 2010, the Compensation Committee has exercised negative discretion to reduce the annual cash bonuses of the named executive officers to the amounts determined under the Company's annual short-term bonus plans, as discussed below.

Fiscal 2016 Short-Term Incentive Plan.    The Compensation Committee, after consideration of Mercer's executive compensation assessment, peer group information, other market data, the state of the business environment in which the Company operates and the factors described above, approved the Fiscal 2016 short-term incentive plan for Mr. Storch, Mr. Sharp, Mr. Regan and Mr. Fortson. Mr. Romenesko and Mr. Holmes participated, as described below, in separate performance incentive plans tied to the results of their business groups.

The Fiscal 2016 short-term incentive plan is a performance-based plan in which the Company measured its performance against two performance goals: earnings per share (weighted 80%) and working capital turns (weighted 20%) at the threshold, target and maximum levels set forth in the table below:

Performance Goal	Threshold	Target	Maximum

Earnings per share (80%)	$1.04	$1.30	$1.56

Working capital turns (20%)	2.4	3.0	3.6

The Compensation Committee believes that these two performance goals are critical measures of the Company's financial success. Earnings per share demonstrates the Company's emphasis on delivering earnings to stockholders, and working capital turns measures the Company's effectiveness in using its working capital (current assets minus current liabilities) and, in particular, its use of its cash. The Compensation Committee used working capital turns in place of cash flow from operations in Fiscal 2016 because of the emphasis placed upon working capital turns by the senior leadership of the Company. The Compensation Committee set the target goals based on the Company's financial plan, with earnings per share and working capital turns determined in accordance with generally accepted accounting principles (subject to certain possible adjustments). The Compensation Committee lowered the threshold, target and maximum levels year over year to take account of the smaller relative size of the Company following the Fiscal 2015 divestment of significant manufacturing operations and the reduced target bonus opportunities described below.

Based on Mercer's executive compensation assessment, the Compensation Committed reduced the target bonus opportunities of certain named executive officers in Fiscal 2016: Mr. Storch, to 100% of base salary from 125%; Mr. Regan, to 70% of base salary from 90.9%; and Mr. Fortson, to 70% from 90.9%. (Mr. Sharp's target bonus opportunity remained the same at 70% of base salary in recognition of his promotion to Chief Financial Officer.) These reductions, which likewise affected the threshold and maximum bonus opportunities, demonstrated the Compensation Committee's intention to align compensation with the Company's market peers.

The Fiscal 2016 annual cash bonus opportunities at threshold, target and maximum levels for the named executive officers are set forth in the table below:

	Threshold		Target		Maximum

Named Executive Officer	Dollar Amount ($)	Percent of Base Salary (%)	Dollar Amount ($)	Percent of Base Salary (%)	Dollar Amount ($)	Percent of Base Salary (%)

David P. Storch	383,500	50%	767,000	100%	1,917,500	250%

Michael J. Sharp	140,000	35%	280,000	70%	700,000	250%

Robert J. Regan	136,500	35%	273,000	70%	682,500	250%

John C. Fortson	148,750	35%	297,500	70%	743,750	250%

The Company's actual Fiscal 2016 earnings per share and working capital turns results compared to the target level were:

Performance Goal	Target	Actual

Earnings per share	$1.30	$1.37

Working capital turns	3.0	3.0

Based on the Company's above-target earnings per share and working capital turns results in Fiscal 2016, the cash bonuses paid to Mr. Storch, Mr. Sharp and Mr. Regan under the Fiscal 2016 short-term incentive plan exceeded their target annual bonuses (but were substantially less than the maximum bonuses), as shown in the table below:

	Fiscal 2016 Short-Term Incentive Plan

Named Executive Officer	Target Bonus	Actual Bonus

David P. Storch	$767,000	$1,014,800

Michael J. Sharp	$280,000	$370,462

Robert J. Regan	$273,000	$361,200

John C. Fortson	$297,500	N/A*

  *
  Mr. Fortson resigned prior to the end of Fiscal 2016 and thus did not receive a Fiscal 2016 cash bonus.

Performance Incentive Plans.    The Compensation Committee, after consideration of Mercer's executive compensation assessment, peer group information, other market data and the other factors described above, approved separate annual cash bonus plans for Mr. Romenesko and Mr. Holmes in Fiscal 2016 (each, a Performance Incentive Plan ("PIP")) based on the performance of their business units rather than the performance of the Company as a whole. Mr. Romenesko, who participated in the corporate short-term incentive plan in prior fiscal years, was moved to a PIP in Fiscal 2016 in light of his position as Chief Operating Officer of Expeditionary Services.

Mr. Romenesko's PIP was based on the Fiscal 2016 results of the Expeditionary Services business group in two areas — pre-tax income and free cash flow, as shown below:

Performance Goal	Threshold	Target

Pre-tax income	($7.5 million)	$3.9 million

Free cash flow	$15.2 million	$27.9 million

Mr. Romenesko was eligible for a maximum bonus of $675,000 under his PIP (separate and apart from any bonus payable for his services as Vice Chairman of the Company), as follows: $225,000 under the pre-tax income performance goal; $225,000 under the free cash flow performance goal; and $225,000 in the sole discretion of the Company's Chief Executive Officer based on the performance of Expeditionary Services. Based on the below-threshold performance of Expeditionary Services in Fiscal 2016, Mr. Romenesko did not receive a performance-based cash bonus under his PIP. However, in consideration of the significant services provided by Mr. Romenesko in his capacity as Vice Chairman of the Company, Mr. Romenesko received a discretionary Fiscal 2016 cash bonus of $507,400 (which would have been his bonus if he had participated, as in prior years, in the Company's short-term incentive plan).

Mr. Holmes's PIP was based on the Fiscal 2016 results of the Aviation Services business group in four areas — pre-tax income, free cash flow, return on average net invested capital and working capital turns, as shown below:

Performance Goal	Threshold	Target

Pre-tax income	$38.2 million	$47.7 million

Free cash flow	$63.5 million	$79.4 million

Return on average net invested capital	8.28%	10.35%

Working capital turns	2.61	3.26

Mr. Holmes was eligible for a maximum bonus of $900,000 under his PIP, as follows: $540,000 under the pre-tax income performance goal; $180,000 under the free cash flow performance goal; $90,000 under the return on average net invested capital performance goal; and $90,000 under the net working capital turns performance goal. Based on the performance of Aviation Services in Fiscal 2016, Mr. Holmes received a performance-based cash bonus of $517,949 under his PIP. Mr. Holmes also received a discretionary Fiscal 2016 cash bonus of $117,551 in consideration of his additional services as a member of the Company's senior leadership team.

Stock Awards under the Fiscal 2016 Long-Term Incentive Plan

The Compensation Committee granted awards of performance-based restricted stock and stock options to the named executive officers and certain other officers and key employees under the Fiscal 2016 long-term incentive plan.

In Fiscal 2016, as in other years, the Compensation Committee determined the types and dollar amounts of stock awards to be granted. These determinations took into account:

The Fiscal 2016 executive compensation assessment presented by Mercer;

The Committee's emphasis on performance-based awards;

The Company's burn rate experience under the AAR CORP. 2013 Stock Plan;

The number of participants in the stock plan;

The levels of responsibility, seniority and overall compensation of the participants;

The Company's performance in the last fiscal year and its forecasted performance in the current fiscal year;

The Company's budget for compensation expense; and

The Company' stock price.

In Fiscal 2016, the Compensation Committee allocated the stock awards in the following manner: performance-based restricted stock — 50%; and stock options — 50%. No shares of time-based restricted stock — a form of stock-based compensation not tied to any performance measure — were granted to any named executive officer in Fiscal 2016. The Committee's use of performance-based restricted stock and stock options (rather than time-based restricted stock) provides appropriate incentives, in the Committee's view, for key performers to meet and exceed pre-established financial measures.

Performance-Based Restricted Stock.    At its meeting on August 7, 2015 (and October 13, 2015, in the case of a second award to Mr. Sharp in connection with his promotion to Chief Financial Officer of the Company), the Compensation Committee approved the following grants of performance-based restricted stock to the named executive officers for Fiscal 2016, subject to performance conditions over the three-year performance period Fiscal 2016 through Fiscal 2018 and separate vesting requirements, each as described below:

	Fiscal 2016 Performance-Based Restricted Stock

Named Executive Officer	Number of Shares	Dollar Value ($)

David P. Storch	43,219	1,150,500

Timothy J. Romenesko	14,087	375,000

John M. Holmes	14,087	375,000

Michael J. Sharp	15,591	368,750

Robert J. Regan	11,721	312,000

John C. Fortson	12,772	340,000

The dollar value of the shares in the table above is based on the $26.62 closing price of the Common Stock on the August 7, 2015 date of grant (and, in the case of Mr. Sharp's second award, the $22.37 closing price of the Common Stock on October 13, 2015).

The Company's cumulative net income (weighted 75%) and return on invested capital (weighted 25%) are the two performance goals for the performance-based restricted stock under the Fiscal 2016 long-term incentive plan. The Compensation Committee believes cumulative net income and return on invested capital are appropriate measures because they capture critical elements of the Company's performance over the three-year period.

The table below shows the threshold, target and maximum levels (which were lower than Fiscal 2015 levels for the same reasons as described for the reduced levels under the short-term incentive plan above) set by the Compensation Committee for each of these performance goals:

Performance Goal	Threshold	Target	Maximum

Cumulative Net Income	$121.8 million	$152.3 million	$182.8 million

Three-Year Return on Invested Capital	4.38%	5.47%	6.56%

Performance at the threshold level results in a 50% payout of the shares of performance-based restricted stock; performance at the target level results in a 100% payout; and performance at or above the maximum level results in a 250% payout. Performance between the threshold and target levels and between the target and maximum levels results in proportionate straight-line payouts. The Compensation Committee believes that the performance-based nature of these restricted stock awards provides appropriate incentives to executives in line with the interests of the Company's stockholders.

If the performance goals for the three-year performance period through Fiscal 2018 are met, the shares will vest 100% on July 31, 2018. As a part of its changes to the Company's executive compensation program, the Compensation Committee adopted three-year cliff vesting of the earned performance-based shares (compared to prior years' vesting in the third, fourth and fifth years after the performance-based shares were earned) in recognition of similar vesting periods used by its market peers, as well as the addition of a retention requirement under its revised Stock Ownership Guidelines. Performance-based shares of restricted stock, once vested, are not subject to any further holding requirement beyond the Company's stock ownership guidelines.

The Compensation Committee recognized that the cumulative net income and return on invested capital performance measures are "absolute" (as opposed to "relative") measures. However, given that the threshold and targets levels under these measures were set at "stretch" levels, with a significant risk of full or partial forfeiture of shares (e.g., all or a significant portion of the performance-based shares granted to the named executive officers for the three-year performance periods ended May 31, 2014, May 31, 2015 and May 31, 2016 were forfeited), the Compensation Committee believed these measures were appropriate for this type of long-term stock award.

Stock Options.    At its meeting on August 7, 2015, the Compensation Committee approved the following grants of stock option awards for Fiscal 2016, subject to time-based vesting:

	Fiscal 2016 Stock Options

Named Executive Officer	Number of Shares	Dollar Value ($)

David P. Storch	153,810	1,150,500

Timothy J. Romenesko	50,134	375,000

John M. Holmes	50,134	375,000

Michael J. Sharp	17,547	131,250

Robert J. Regan	41,711	312,000

John C. Fortson	45,455	340,000

The dollar value of the stock options in the table above is based on a Black-Scholes valuation, using the $26.62 closing price of the Common Stock on the August 7, 2015 date of grant.

The stock options vest 33 1/3% on each of July 31, 2016, July 31, 2017 and July 31, 2018. The Compensation Committee believes that stock option serve a valuable purpose in helping to retain executives and reward them for building a career with the Company. The Compensation Committee reduced the vesting period for stock options to three years from five years for the same reasons supporting the reduction in the vesting period for performance-based shares. Stock options, once vested, are not subject to any further holding requirements beyond the Company's stock ownership guidelines.

Target Versus Actual Total Direct Compensation

The Compensation Committee reviewed and approved Fiscal 2016 target "total direct compensation" for the named executive officers, consisting of the three compensation elements: base salary, target annual cash incentive compensation and target long-term stock incentive compensation. Total direct compensation is the sum of base salary, annual cash incentive compensation and long-term stock incentive compensation.

The Compensation Committee historically benchmarks target total direct compensation for the Company's named executive officers in the range of the 50th to 75th percentile of total direct compensation levels of comparable positions at its peer group companies, with benchmarks above the 50th percentile typically requiring performance above the 50th percentile. In addition, the Compensation Committee considers the Company's prior year's financial results in setting target total direct compensation for the upcoming year. In setting target total compensation, the Compensation Committee seeks to promote its goals of motivating and rewarding executives and providing appropriate pay-for-performance incentives.

The table below divides target total direct compensation into its component parts — base salary, target annual cash bonuses and target long-term incentive compensation — and shows each as a dollar amount and as a percentage of target total direct compensation, as set by the Compensation Committee at the beginning of Fiscal 2016 for each named executive officer. As shown, target total direct compensation is heavily weighted toward performance-based compensation (annual cash bonuses, performance-based restricted stock and stock options), consistent with the Compensation Committee's view that compensation for the named executive officers should be tied to performance.

	Fiscal 2016 Target Total Direct Compensation

	Base Salary		Target Annual Cash Incentive		Target Long-Term Incentive Compensation		Total

Named Executive Officer	Dollar Amount ($)	% of Total Target Direct Compensation	Dollar Amount ($)	% of Total Target Direct Compensation	Dollar Amount ($)	% of Total Target Direct Compensation	Dollar Amount ($)

David P. Storch	767,000	20%	767,000	20%	2,301,000	60%	3,835,000

Timothy J. Romenesko	450,000	27%	450,000	27%	750,000	46%	1,650,000

John M. Holmes	450,000	27%	450,000	27%	750,000	46%	1,650,000

Michael J. Sharp	400,000	34%	280,000	24%	500,000	42%	1,180,020

Robert J. Regan	390,000	30%	273,000	21%	624,000	49%	1,287,000

John C. Fortson	425,000	30%	297,000	21%	680,000	49%	1,402,000

The following table shows the target total direct compensation set for each named executive officer at the beginning of Fiscal 2016, compared to the actual total direct compensation received by each named executive officer for Fiscal 2016:

	Fiscal 2016 Total Direct Compensation

Named Executive Officer	Target ($)	Actual ($)

David P. Storch	3,835,000	4,071,050

Timothy J. Romenesko	1,650,000	1,713,650

John M. Holmes	1,650,000	1,841,750

Michael J. Sharp	1,180,020	1,252,880

Robert J. Regan	1,287,000	1,375,596

John C. Fortson	1,402,000	N/A

The difference between the target and actual total direct compensation amounts is principally due to the fact that Fiscal 2016 annual cash bonuses exceeded target bonuses.

V.     Fiscal 2017 Executive Compensation Actions

At its July 2016 meeting, the Compensation Committee maintained the principal design of the Company's executive compensation program with its emphasis on pay-for-performance compensation over fixed and discretionary compensation. To that end, the Compensation Committee took the following actions:

Approved a 3.0% base salary increase for each named executive officer (other than Mr. Storch);

Approved an 8.9% base salary increase for Mr. Storch to $835,000, which places Mr. Storch at the 25th percentile among CEOs of the Company's peer group companies;

Maintained annual cash bonus targets at the Fiscal 2016 level and generally in line with the market median, and kept earnings per share and working capital turns as the performance measures for determining annual cash bonuses;

Continued the use of performance-based restricted stock (again using cumulative net income and return on invested capital as the relevant performance measures) and stock options for the named executive officers in lieu of any time-based restricted stock awards; and

Provided a one-time special grant of performance-based restricted stock valued at $2 million to John M. Holmes as a part of his employment agreement in recognition of his increasing role and responsibilities with the Company, his leadership as Chief Operating Officer of Aviation Services (the business group responsible for approximately 85% of the Company's revenues in Fiscal 2016) and the important relationship between his performance and the future success of the Company.

Also, at its July 2016 meeting, the Board of Directors, upon the recommendation of the Compensation Committee, approved a cap of $500,000 on total annual director compensation — consisting of cash compensation and stock compensation — that may be payable to a non-employee director in any given year.

VI.   Key Executive Compensation Policies and Practices

The following are key factors that also affect the executive compensation decisions made by the Compensation Committee for the Company's executives, including its named executive officers:

Stock Ownership Guidelines

The Company has stock ownership guidelines requiring directors and executive officers to own and retain a meaningful amount of the Company's stock. The Board revised these stock ownership guidelines in Fiscal 2016 to increase the ownership requirement for direct reports to the CEO and to clarify the stock retention requirement. The table below summarizes the stock ownership guidelines:

Applicable Persons	Stock Ownership Requirement

Non-Employee Directors	20,000 shares (within four years of joining the Board)

Executive Officers

Chairman and CEO	6 times base salary

Direct Reports to CEO	2 times base salary

Other Executive Officers	1 times base salary

Executive officers not in compliance with these guidelines must retain at least 50% of the net after-tax profit shares from an option exercise or the vesting of restricted stock or performance-based stock. All named executive officers of the Company comply with the stock ownership requirements.

Failure to meet these stock ownership levels or to show sustained progress may result in a reduction in future stock awards. Stock values are measured as of each fiscal year-end, with unvested stock awards counted at 50% and stock options counted at 0%.

Employment, Severance and Other Agreements

The Company has employment agreements with Mr. Storch, the Company's Chief Executive Officer, and Mr. Holmes, the Chief Operating Officer of the Aviation Services business group. See "Executive Compensation — Employment Agreements" for a description of these employment agreements. The Company has severance and change in control agreements with Mr. Romenesko, the Company's Vice Chairman and Chief Financial Officer, and Mr. Regan, the Company's Vice President, General Counsel and Secretary. The Company also entered into an agreement with Mr. Sharp in connection with his retirement from the Company. See "Potential Payments upon a Termination of Employment or a Change in Control of the Company" on pages 57-64 for a description of these agreements.

The rationale for the employment agreements and the severance and change in control agreements is to provide an appropriate measure of security and incentive to the executive officers in line with market practice and the Company's goal of senior leadership stability.

The Company has no tax gross-up provisions in any agreement with its executive officers, except for one legacy agreement in the year 2000.

Equity Grant Practices

The Compensation Committee meets from time to time to consider and act with respect to equity compensation awards for the Company's executive officers. As described, the Compensation Committee typically makes its equity compensation decisions at its July meeting. The Compensation Committee — or the Chief Executive Officer pursuant to authority delegated by the Compensation Committee — also may grant equity compensation awards to newly hired or newly promoted employees at other times during the year. In all cases, the grant equity date is the date on which the Compensation Committee acts to approve the award, unless the Compensation Committee establishes the grant date at a specified future date. Board and Compensation Committee meetings are generally scheduled a year in advance and without regard to anticipated earnings or other major announcements by the Company. The Company does not time the granting of its equity compensation awards to affect the value of its executive compensation.

Perquisites

We provide limited perquisites to our executive officers in support of our goal of attracting and retaining talented leaders. See footnotes to the "Other Compensation" column of the Summary Compensation Table on pages 47-48 for a description and valuation of these perquisites. The Compensation Committee believes these perquisites are reasonable, market-competitive and consistent with the Company's overall executive compensation program.

Retirement Benefits

The Company's named executive officers participate in one or more of the following retirement plans:

Retirement Plan: A tax-qualified defined benefit plan whose benefit accruals ceased in June 2005.

Retirement Savings Plan: A tax-qualified 401(k) savings plan available to all employees.

SKERP: A non-qualified retirement plan that makes up 401(k) benefits that would otherwise be lost as a result of U.S. Tax Code limits and provides additional employer contributions.

Change in Control Benefits

The Company provides certain change in control benefits to encourage the participating executives to consider the best interest of the Company without concern about their own personal financial well-being in the face of a potential change in control of the Company. See "Potential Payments Upon a Termination of Employment or a Change in Control of the Company" on pages 57-64 for additional information.

Risk Management

The Compensation Committee considered, with the assistance of Mercer, its independent compensation consultant, whether the Company's compensation policies and practices in Fiscal 2016 for its employees, including the named executive officers, were reasonably likely to have a material adverse effect on the Company. The Compensation Committee determined that there was no such material adverse effect and that the Company's compensation policies and practices do not encourage excessive or inappropriate risk-taking.

The Compensation Committee determined that the design and operation of the Company's executive compensation program were consistent with the Company's risk management strategies for the following reasons:

The executive compensation program is designed to provide a proper balance between cash and equity compensation, fixed and variable compensation, and short-term and long-term compensation. The Compensation Committee generally favors a heavier weighting of long-term compensation to encourage long-term value creation.

Fiscal 2016 short-term incentive plan awards — a form of performance-based cash compensation — were based on two different performance metrics: earnings per share and working capital turns, each of which provides benefits to the Company's stockholders. In any year, regardless of the Company's performance against these metrics, the Compensation Committee retains (and has exercised) the discretion to reduce any annual cash bonus for any reason.

The Company uses PIPs to provide annual incentive cash compensation opportunities for executives at its two principal business groups. The PIPs employ multiple business metrics — e.g., pre-tax income, free cash flow — to provide balanced incentives and appropriate risk-taking.

The balance built into the short-term incentive plan and the PIPs is also reflected in long-term incentive compensation awards, which in Fiscal 2016 consisted of performance-based restricted stock and stock options, and did not include any time-based restricted stock for executive officers. Each of these long-term equity-based incentive awards contains vesting periods designed to promote employee growth, development and retention. They also are linked to the value of the Company's common stock, thus aligning management's interest with the interests of the Company's stockholders.

The performance goals for performance-based restricted stock under the long-term incentive plan — cumulative net income and return on invested capital in Fiscal 2016 — are different from the performance goals used under the short-term incentive plan (earnings per share and working capital turns). In addition, the Fiscal 2016 long-term incentive plan has a three-year performance period compared to the one-year performance period under the Fiscal 2016 short-term incentive plan. The Compensation Committee believes that these different performance periods allow the Company to pursue short-term and long-term goals in a complementary manner.

The Company's stock ownership guidelines align the interests of directors and executive officers with the interests of stockholders, providing further assurance that decisions are made in the best interest of stockholders.

The Compensation Committee and senior management work together to ensure that the aggregate level of executive compensation fits within the Company's budget.

Independence of Compensation Consultant

The Compensation Committee considered the independence of Mercer, its compensation consultant, in Fiscal 2016. The Compensation Committee's consideration of Mercer's independence focused on the following factors: (i) the total dollar amount paid by the Company to Mercer for compensation consulting services ($232,900 in Fiscal 2016); (ii) services other than compensation consulting services (e.g., maintenance and engineering consulting services) provided to the Company's airlift subsidiary by a company affiliated with Mercer; (iii) the total dollar amount paid by the Company for such other services ($735,000 in Fiscal 2016); (iv) conflicts of interest policies and procedures of the Company and of Mercer; (v) the fact that the Mercer employees providing compensation consulting services do not own any shares of the Company's common stock; (vi) the lack of any relationships between Mercer and members of the Company's Board of Directors; and (vii) the lack of any relationships between Mercer and any of the Company's executive officers. Based on this assessment, the Compensation Committee concluded that no conflicts of interest existed with respect to Mercer and that Mercer was independent of the Company.

Incentive Compensation Clawback Policy

The Company has an incentive compensation clawback policy. The policy provides for the recoupment of incentive compensation paid to a current or former executive officer of the Company where such person's misconduct contributed to an accounting restatement of the Company's financial statements.

The Company is aware of the proposed compensation clawback rules issued by the SEC in July 2015. The Company will revise its incentive compensation clawback policy to comply with the requirements of the SEC's final rules.

Anti-Hedging and Anti-Pledging Policies

The Company maintains a strong insider trading policy aimed at ensuring that its directors, officers and employees do not use confidential or material non-public information in connection with trading in Company securities or in the securities of other companies with which the Company does business. The purpose of the insider trading policy is to promote compliance with applicable securities laws governing insider trading.

An important part of the Company's insider trading policy is the prohibition on short sales, market put and call options, margining and hedging, pledging or hypothecation of the Company's securities. The Company discourages its directors, officers and employees from engaging in short-term speculative trading, and the prohibition on hedging and pledging securities is consistent with this perspective.

Deductibility of Executive Compensation

Internal Revenue Code Section 162(m) generally prevents any public company from claiming a deduction for compensation in excess of $1 million for certain executive officers (namely, the chief executive officer and the three most highly compensated officers other than the chief executive officer and the chief financial officer). This deduction limitation, however, does not apply to performance-based compensation that satisfies certain requirements under Section 162(m). The Compensation Committee has determined that it is in the best interests of the Company and its stockholders to structure compensation of executive officers so that compensation will not be subject to the deduction limit to the extent that it can reasonably do so in a manner that provides adequate incentives and allows the Company to attract and retain qualified executives. However, the Compensation Committee has previously, and may in the future, structure compensation arrangements that under certain circumstances may be subject to the deduction limit under Section 162(m).

As required under the United States tax rules, the Company must obtain stockholder approval every five years of the material terms of the performance goals for qualifying performance-based compensation, except where a plan (such as the AAR CORP. 162(m) Annual Cash Incentive Plan) contains only a single performance goal. The Company received stockholder approval of the net income performance goal under the AAR CORP. 162(m) Annual Cash Incentive Plan at its 2010 annual meeting of stockholders and thus does not need any further stockholder approval unless and until it changes or adds to that performance goal. The Company also received stockholder approval of the performance goals under the Company's 2013 Stock Plan at its 2013 annual meeting of stockholders. The Company is seeking stockholder approval at this 2016 annual meeting of the performance goals relating to stock compensation as a part of the amendments to the AAR CORP. 2013 Stock Plan.

Compensation Committee Fiscal 2016 Report on Executive Compensation

The Compensation Committee of the Board of Directors of the Company furnishes the following report to the stockholders of the Company in accordance with applicable SEC rules.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company's management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Compensation Committee

Ronald B. Woodard, Chairman
Anthony K. Anderson
Norman R. Bobins
Michael R. Boyce
Ronald R. Fogleman
Peter Pace
Jennifer L. Vogel

Summary Compensation Table1

The following table sets forth compensation information for the Company's named executive officers for Fiscal 2016, Fiscal 2015 and Fiscal 2014:

Name and Principal Position	Year	Salary ($)[2]	Bonus ($)[3]	Stock Awards ($)[4]	Option Awards ($)[5]	Non-Equity Incentive Plan Compensation ($)[6]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[7]	All Other Compensation ($)[8]	Total ($)

David P. Storch	2016	755,250	—	1,150,500	1,150,500	1,014,800	35,727	603,414	4,710,191

Chairman of the Board, President and	2015	906,449	—	1,695,200	—	2,158,713	34,177	474,286	5,268,825

Chief Executive Officer	2014	906,449	—	1,342,704	1,622,016	851,548	55,793	525,062	5,303,572

Timothy J. Romenesko	2016	456,250	507,400	375,000	375,000	—	31,576	316,962	2,062,188

Vice Chairman; Chief Financial	2015	499,272	—	847,600	—	1,727,250	30,207	198,397	3,302,726

Officer (beginning August 1, 2016);	2014	499,272	—	671,352	811,008	426,393	39,367	202,405	2,649,797
Chief Operating Officer of
Expeditionary Services (through
July 31, 2016)

John M. Holmes[9]	2016	456,250	117,551	375,000	375,000	517,949	633	96,707	1,939,090

Vice President; Chief Operating	2015	409,375	—	208,640	—	548,000	606	103,917	1,270,538
Officer of Aviation Services

Michael J. Sharp[10]	2016	382,418	—	368,750	131,250	370,462	3,319	98,212	1,354,411

Former Vice President, Chief	2014	360,353	—	161,124	194,642	207,733	3,037	79,397	1,006,286
Financial Officer (from
September 29, 2015 through July 31, 2016)

Robert J. Regan	2016	390,396	—	312,000	312,000	361,200	—	111,380	1,486,976

Vice President, General Counsel	2015	391,586	—	521,600	—	750,825	—	97,963	1,761,974

and Secretary	2014	391,586	—	402,812	486,605	267,541	—	100,311	1,648,855

John C. Fortson[11]	2016	168,109	—	340,000	340,000	—	—	33,032	881,141

Former Vice President and	2015	400,000	—	521,600	—	1,220,356	—	90,629	2,232,585

Chief Financial Officer	2014	400,000	—	241,586	458,424	273,290	—	37,856	1,411,156
(through September 28, 2015)

  1
  General. The Summary Compensation Table provides specific compensation information for the Company's named executive officers in accordance with SEC disclosure rules. Please read the "Compensation Discussion and Analysis" section of this proxy statement for a detailed explanation of the Company's executive compensation program in Fiscal 2016.

  2
  Salary. Base salaries for each named executive officer were adjusted in Fiscal 2016 to place them at or near the market median of the Company's peer group, with the exception of Mr. Storch whose Fiscal 2016 base salary was below the market median.

  3
  Bonus. The amounts in this column consists of (i) in the case of Mr. Romenesko, a discretionary bonus paid in Fiscal 2016 for services in his capacity of Vice Chairman of the Company, and (ii) in the case of Mr. Holmes, a discretionary bonus paid in Fiscal 2016 for his services as a member of the Company's senior leadership team.

  4
  Stock Awards. The amounts in this column for Fiscal 2016 reflect the grant date fair value of the performance-based restricted stock awards (based on the target level) granted on August 7, 2015 under the Fiscal 2016 long-term incentive plan, computed in accordance with FASB ASC Topic 718. Mr. Sharp's grant date fair value also includes a second grant of performance-based shares on October 12, 2015 in connection with his promotion to Chief Financial Officer. The grant date fair values of the awards, assuming the performance conditions are met at the maximum 250% level, are Mr. Storch: $2,876,250; Mr. Romenesko: $937,500; Mr. Holmes: $937,500; Mr. Sharp: $921,875; Mr. Regan: $780,000; and Mr. Fortson: $850,000. The Compensation Committee did not make any grants of time-based restricted stock awards to the named executive officers in Fiscal 2016. See Note 5 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for Fiscal 2016 for an explanation of the assumptions made by the Company in the valuation of these awards.

    The grant date fair values generally represent the Company's accounting expense for the grants made to the named executive officers in a given year. These amounts do not represent the actual value that may be realized by the named executive officers because an award may be forfeited or may not vest or may vest at a lower or higher level. The "Compensation Discussion and Analysis" section of this proxy statement contains vesting and other information about awards of performance-based restricted stock granted in Fiscal 2016.

  5
  Option Awards. The amounts in this column for Fiscal 2016 and Fiscal 2014 reflect the grant date fair value of the stock option awards computed in accordance with FASB ASC Topic 718. The Compensation Committee did not grant any stock options to the named executive officers in Fiscal 2015. See Note 5 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for Fiscal 2016 for an explanation of the assumptions made by the Company in the valuation of these awards.

    The grant date fair values represent the Company's accounting expense for the grants made to the named executive officers in in a given year. These amounts do not represent the actual value that may be realized by the named executive officers because an award may be forfeited or may not be exercised. The "Compensation Discussion and Analysis" section of this proxy statement contains vesting and other information about awards of stock options granted in Fiscal 2016.

  6
  Non-Equity Incentive Plan Compensation. The Fiscal 2016 amounts in this column consist of performance-based cash bonuses earned by Mr. Storch, Mr. Sharp and Mr. Regan under the Company's short-term incentive plan. The Fiscal 2015 amounts in this column represents special performance bonuses earned by the named executive officers (other than Mr. Holmes) under a transaction bonus program established in connection with the strategic restructuring of the Company. For Mr. Holmes, the amounts in this column consist of performance-based cash bonuses earned under his PIP.

  7
  Change in Pension Value and Non-Qualified Deferred Compensation Earnings. This column shows the increase in the portion of the SKERP benefit derived from the defined benefit formula and the increased pension value under the Retirement Plan. This column does not include any preferential or above-market earnings on deferred compensation as the Company does not pay such earnings on the deferred compensation of its named executive officers.

  8
  All Other Compensation. The table below provides a breakdown, by type and amount, of the totals shown in the "All Other Compensation" column for each named executive officer in Fiscal 2016. As required by the SEC rules, the Company values perquisites based on the aggregate incremental cost to the Company.

Named Executive Officer	Company 401(k) Plan Contributions ($)	Company SKERP Contributions ($)	Club Dues ($)	Financial Planning ($)	Auto Allowance ($)	Company-Paid Split-Dollar Life Insurance Premium ($)	Executive Physical ($)	Total ($)

David P. Storch	13,265	461,072	46,634	18,166	12,300	51,977	—	603,414

Timothy J. Romenesko	12,331	270,016	12,149	12,132	—	8,138	2,196	316,962

John M. Holmes	8,502	75,198	875	12,132	—	—	—	96,707

Michael J. Sharp	12,139	72,557	11,005	—	—	2,511	—	98,212

Robert J. Regan	9,450	89,798	—	12,132	—	—	—	111,380

John C. Fortson	3,975	23,743	2,375	2,939	—	—	—	33,032

  9
  Mr. Holmes. Mr. Holmes became a named executive officer of the Company in Fiscal 2015.

  10
  Mr. Sharp. Mr. Sharp served as Vice President and Chief Financial Officer from September 29, 2015, through July 31, 2016. Mr. Sharp was a named executive officer of the Company in Fiscal 2014 and Fiscal 2016, but not in Fiscal 2015.

  11
  Mr. Fortson. Mr. Fortson served as Vice President and Chief Financial Officer through September 28, 2015.

Employment Agreement with David P. Storch

We have an employment agreement with David P. Storch, our Chairman, President and Chief Executive Officer, that runs through May 31, 2017. The table below outlines the principal terms of Mr. Storch's employment agreement.

Type of Benefit	Description

Base salary	Not less than $906,449 without Mr. Storch's consent

Annual cash bonus	Target cash bonus opportunity of 100% of base salary and a maximum opportunity of 250% of base salary based on achievement of performance goals established by the Compensation Committee

Annual stock award	As determined by the Compensation Committee

Perquisites	Personal use by Mr. Storch of an aircraft chartered by the Company (subject to the Company's aircraft use policy), an annual automobile allowance, payment of country club dues, reimbursement of fees and expenses relating to membership in professional clubs or organizations, financial planning and tax preparation services and participation in an executive physical program (Mr. Storch did not have any personal use of aircraft in Fiscal 2016)

Termination / change in control benefits	See "Potential Benefits Payable Upon Termination of Employment or a Change in Control of the Company — Employment Agreement of David P. Storch"

Employment Agreement with John M. Holmes

At its July 11, 2016 meeting, the Board of Directors, upon the recommendation of the Compensation Committee, approved an employment agreement with John M. Holmes, Vice President of the Company and Chief Operating Officer of the Aviation Services business group. The employment agreement, effective July 11, 2016, has a four-year term through May 31, 2020. The table below outlines the principal terms of Mr. Holmes's employment agreement.

Type of Benefit	Description

Base salary	Not less than $463,500 without Mr. Holmes's consent

Annual cash bonus	Target cash bonus opportunity of 100% of base salary and a maximum opportunity of 250% of base salary based on achievement of performance goals established by the Compensation Committee

Annual stock award	As determined by the Compensation Committee

Perquisites	Personal use of country club dues, reimbursement of fees and expenses relating to membership in professional clubs or organizations, financial planning and tax preparation services and participation in an executive physical program

Termination / change in control benefits	See "Potential Benefits Payable Upon Termination of Employment or a Change in Control of the Company — Employment Agreement with John Holmes"

The employment agreement also provides Mr. Holmes with a one-time award of shares of performance-based restricted stock with a grant date fair value on July 11, 2016 of $2 million. This award is subject to performance conditions based upon the pre-tax income and average return on invested capital performance of the Aviation Services business group over a three-year performance period. The award vests 50% at the end of year three and 50% at the end of year four, assuming the performance conditions have been satisfied. The purpose of this one-time award is to recognize Mr. Holmes's increasing role and responsibilities with the Company, his leadership as Chief Operating Officer of Aviation Services (the business group responsible for approximately 85% of the Company's revenues in Fiscal 2016) and the important relationship between Mr. Holmes's performance and the future success of the Company. The Compensation Committee's intention is that this stock award will provide Mr. Holmes with a significant performance-based incentive to remain with the Company.

 Fiscal 2016 Grants of Plan-Based Awards

The following table sets forth information for each named executive officer with respect to:

Estimated possible payouts under non-equity incentive plan award opportunities for Fiscal 2016;

Estimated possible payouts under equity incentive plan award opportunities for Fiscal 2016;

Other stock awards made in Fiscal 2016; and

Stock options granted in Fiscal 2016.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2,7]			Estimated Possible Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities	Exercise or Base Price	Grant Date Fair Value of Stock and

Named Executive Officer	Grant Date[1]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock or Units (#)[4]	Underlying Options (#)[5]	of Option Awards ($/sh)	Option Awards ($)[6]

David P. Storch		383,500	767,000	1,917,500				—			—

	8/7/15				21,610	43,219	108,048				1,150,500

	8/7/15								153,810	26.62	1,150,500

Timothy J. Romenesko[7]		—	450,000	675,000				—			—

	8/7/15				7,044	14,087	35,218				375,000

	8/7/15								50,134	26.62	375,000

John M. Holmes[7]		—	450,000	900,000				—			—

	8/7/15				7,044	14,087	35,218				375,000

	8/7/15								50,134	26.62	375,000

Michael J. Sharp[8]		140,000	280,000	700,000				—			—

	8/7/15				2,466	4,931	12,328				131,250

	8/7/15								17,547	26.62	131,250

	10/13/15				5,330	10,660	26,650				237,500

Robert J. Regan		136,500	273,000	682,500				—			—

	8/7/15				5,636	11,271	28,178				312,000

	8/7/15								41,711	26.62	312,000

John C. Fortson[9]		148,750	297,500	743,750				—			—

	8/7/15				6,386	12,772	31,930				340,000

	8/7/15								45,455	26.62	340,000

  1
  The Compensation Committee approved the annual grant of performance-based restricted stock awards and time-based restricted stock awards under the Company's Fiscal 2016 long-term incentive plan at its meeting on August 7, 2015.

  2
  Annual cash bonuses under the Company's Fiscal 2016 short-term incentive plan and PIPs were contingent based upon performance in Fiscal 2016, which has now occurred. The information in these columns reflects the range of potential payouts at the time the performance goals were set by the Compensation Committee on August 7, 2015.

  3
  The information in these columns shows the range of performance-based restricted stock grants that could be earned by the named executive officers under the Fiscal 2016 long-term incentive plan. The actual number of shares of performance-based restricted stock granted under the Fiscal 2016 long-term incentive plan is listed in the "Target" column above. See the "Compensation Discussion and Analysis" section of this proxy statement for a description of the performance-based restricted stock awards under the Fiscal 2016 long-term incentive plan.

  4
  There were no awards of time-based restricted stock to the Company's named executive officers under the Company's Fiscal 2016 long-term incentive plan.

  5
  This column shows the number of shares subject to stock options granted on August 7, 2015 to the named executive officers under the Company's Fiscal 2016 long-term incentive plan.

  6
  The grant date fair values of the performance-based restricted stock awards at the target level and stock option awards were computed in accordance with FASB ASC Topic 718.

  7
  Mr. Romenesko and Mr. Holmes participated in PIPs based on the performance of their business units. See "Compensation Discussion and Analysis — Fiscal 2016 Executive Compensation — Annual Cash Bonuses — Performance Incentive Plan" for additional information.

  8
  In consideration of his promotion to Chief Financial Officer of the Company on September 29, 2015, Mr. Sharp received the following adjustments to his Fiscal 2016 compensation: an increase in his base salary to $400,000; a target cash bonus of $280,000 (70% of his base salary); and an additional stock grant of 10,660 shares of performance-based restricted stock with a grant date fair value of $237,500.

  9
  Mr. Fortson did not receive a Fiscal 2016 cash bonus and all of his Fiscal 2016 performance-based restricted stock awards and stock option awards were forfeited upon his resignation from the Company on September 28, 2015.

Outstanding Equity Awards at Fiscal 2016 Year-End

The following table sets forth information for each named executive officer with respect to:

Each stock option that remained outstanding as of May 31, 2016; and

Each award of restricted stock that was not vested and remained outstanding as of May 31, 2016.

	Option Awards[1]					Restricted Stock Awards

Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[5]

David P. Storch	49,022	—	—	29.65	7/11/21	54,650	1,334,007	91,969	2,244,963

	28,800	57,600	—	12.90	7/16/22

	63,360	95,040	—	25.43	7/15/23

	—	153,810	—	26.62	8/7/25

Timothy J. Romenesko	23,685	—	—	29.65	7/11/21	27,325	667,003	38,462	938,857

	14,400	28,800	—	12.90	7/16/22

	31,680	47,520	—	25.43	7/15/23

	—	50,134	—	26.62	8/7/25

John M. Holmes	4,000	—	—	33.44	6/1/17	2,000	48,820	20,087	490,324

	5,000	10,000	—	12.90	7/16/22

	5,500	16,500	—	25.43	7/15/23

	—	50,134	—	26.62	8/7/25

Michael J. Sharp	9,165	—	—	17.27	7/11/20	7,108	173,506	23,091	563,651

	5,338	—	—	29.65	7/16/21

	5,368	6,912	—	12.90	7/16/22

	7,602	11,406	—	25.43	7/15/23

	—	17,547	—	26.62	8/7/25

Robert J. Regan	20,000	—	—	15.10	7/13/19	16,520	403,253	26,721	652,260

	24,239	—	—	17.27	7/11/20

	14,118	—	—	29.65	7/11/21

	25,920	17,280	—	12.90	7/16/22

	19,008	28,512	—	25.43	7/15/23

	—	41,711	—	26.62	8/7/25

John C. Fortson	—	—	—	—	—	—	—	—	—

1
These columns show the number, dollar value, option exercise price and option expiration date of stock options held by the named executive officers at the end of Fiscal 2016. The first column shows this information for exercisable stock options, and the second column shows this information for unexercisable stock options.

2
This column shows the number of unvested shares of time-based restricted stock held by the named executive officers at the end of Fiscal 2016. The following schedule shows the vesting dates for these unvested shares:

Vesting Date	Mr. Storch	Mr. Romenesko	Mr. Holmes	Mr. Sharp	Mr. Regan

5/31/17	25,200	12,600	—	3,024	7,560

5/31/18	13,200	6,600	—	1,584	3,960

7/31/18	8,125	4,062	1,000	1,250	2,500

7/31/19	8,125	4,063	1,000	1,250	2,500

3
This column shows the market value of the unvested shares of time-based restricted stock held by the named executive officers based on a price of $24.41 per share (the closing price of the common stock on May 31, 2016).

4
This column shows the number of unvested shares of performance-based restricted stock at the target level held by the named executive officers at the end of Fiscal 2016. The following schedule shows the vesting dates for these unvested shares:

Vesting Date	Mr. Storch	Mr. Romenesko	Mr. Holmes	Mr. Sharp	Mr. Regan

7/31/17	16,249	8,124	1,999	2,499	4,999

7/31/18	59,468	22,211	16,086	18,090	16,720

7/31/19	16,252	8,127	2,002	2,502	5,002

5
This column shows the market value of the unvested shares of performance-based restricted stock at the target level held by the named executive officers based on a price of $24.41 per share (the closing price of the common stock on May 31, 2016).

Vesting

The vesting rules for stock options, shares of time-based restricted stock and shares of performance-based restricted stock are described in the following table:

	Stock Options	Time-Based Restricted Stock[1]	Performance-Based Restricted Stock

General Rule	33 1/3% in years 1, 2 and 3	100% cliff vesting in year 3	100% cliff vesting in year 3, assuming performance conditions are met
	(Stock options granted prior to Fiscal 2016 vest 20% per year for five years)	(Stock granted prior to Fiscal 2016 vests 50% each in years 4 and 5)	(Stock granted prior to Fiscal 2016 vests 33 1/3% each in years 3, 4 and 5, assuming the performance conditions are met)

Retirement[2]	Stock options continue to vest in accordance with vesting schedule (except if death occurs before the option expiration date, unvested options are forfeited and vested options are exercisable for the period described below under "Death")	Stock continues to vest in accordance with the vesting schedule	Stock continues to vest in accordance with the vesting schedule

Disability	Stock options continue to vest until the earlier of (i) one year after termination of employment and (ii) the option expiration date (except that if death occurs before the option expiration date, unvested options are forfeited and vested options are exercisable for the period described below under "Death")	Stock vests pro-rata based on the date of disability

(Stock granted prior to Fiscal 2016 vests 100% if disability occurs after the 4th anniversary of grant and vests 50% if disability occurs before the 4th anniversary of grant)

Stock vests pro-rata based on the date of Disability (Stock granted prior to Fiscal 2016 continues to vest in accordance with the vesting schedule)

Death	Unvested stock options expire on the date of death and vested stock options continue to be exercisable until the earlier of one year after the date of death or the expiration date of the stock option, provided that if death occurs after three months of Retirement, the vested stock options are exercisable until the expiration date.	Stock vests pro-rata based on the date of death

(Stock granted prior to Fiscal 2016 vests 100% if death occurs after the 4th anniversary of grant and vests 50% if death occurs before the 4th anniversary of grant)

Stock vests pro-rata based on the date of death (Stock granted prior to Fiscal 2016 continues to vest in accordance with the vesting schedule)

1
Time-based restricted stock awards are made to employees who are not named executive officers.

2
Retirement is defined as voluntary retirement when an employee reaches age 65 or the employee reaches age 55 and the employee's age and the number of consecutive years of service is at least 75.

Fiscal 2016 Option Exercises and Stock Vested

The following table sets forth information for each named executive officer concerning:

  •
  The exercise of options during Fiscal 2016;

  •
  The dollar amount realized on exercise of the options;

  •
  The number of shares of restricted stock that vested during Fiscal 2016; and

  •
  The value of those vested shares.

	Option Awards		Stock Awards

Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)

David P. Storch	—	—	92,521	2,566,238

Timothy J. Romenesko	—	—	43,915	1,215,605

John M. Holmes	—	—	13,000	358,370

Michael J. Sharp	—	—	6,675	178,327

Robert J. Regan	—	—	17,510	468,459

John C. Fortson	—	—	—	—

  1
  This amount represents the difference between the closing market price of the common stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the option.

  2
  These amounts represent the closing market price of the common stock on the date of vesting, multiplied by the number of shares that vested.

Retirement Program Benefits

The Company provides defined benefit pension benefits under the SKERP and the Retirement Plan. The following table shows the years of service currently credited to each named executive officer under the applicable plan and the present value of the accumulated benefit payable under the applicable plan to each named executive officer at the earliest age an unreduced benefit is payable.

Fiscal 2016 Pension Benefits

Named Executive Officer	Plan Name	Number of Years Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Fiscal 2016 ($)

David P. Storch	Retirement Plan	26.4	823,504	—

	SKERP	N/A	280,686	—

Timothy J. Romenesko	Retirement Plan	24.4	727,836	—

	SKERP	N/A	222,436	—

John M. Holmes[3]	Retirement Plan	3.7	14,597	—

	SKERP	N/A	N/A	N/A

Michael J. Sharp[3]	Retirement Plan	8.9	76,496	—

	SKERP	N/A	N/A	N/A

Robert J. Regan[3]	Retirement Plan	N/A	N/A	N/A

	SKERP	N/A	N/A	N/A

John C. Fortson[3]	Retirement Plan	N/A	N/A	N/A

	SKERP	N/A	N/A	N/A

  1
  Number of Years of Credited Service as of May 31, 2005, the date the Retirement Plan was frozen.

  2
  Amounts shown in this column are calculated as of the last business day of Fiscal 2016, which is the measurement date for reporting purposes in the Company's Annual Report on Form 10-K for Fiscal 2016. See Note 8 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for an explanation of the assumptions made by the Company in determining the amounts reported in this column.

  3
  Mr. Holmes, Mr. Sharp, Mr. Regan and Mr. Fortson do not participate in the defined benefit portion of the SKERP, and Mr. Regan and Mr. Fortson do not participate in the Retirement Plan.

SKERP — Defined Benefit Portion

The Company provides supplemental retirement benefits to certain executives and key employees under the SKERP. The SKERP, which is a non-qualified plan, contains a defined benefit portion and a defined contribution portion (discussed below). Only Mr. Storch and Mr. Romenesko participate in the defined benefit portion of the SKERP, the material terms and conditions of which include the following:

Benefit Accruals:    Under the defined benefit portion of the SKERP, benefits were accrued until October 1, 2001 pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to: (i) 1/12 of 60% (50% for Mr. Romenesko) of Final Average Earnings less (ii) the monthly benefit payable under the Company's Retirement Plan determined as of October 1, 2001. For purposes of this benefit formula, (i) "Final Average Earnings" is defined as 1/5 of a participant's Compensation during the five consecutive years within the last 10 years preceding termination of employment during which such Compensation was the highest, and (ii) "Compensation" is defined as the participant's income reported on Form W-2, including pre-tax contributions to the Retirement Savings Plan, reduced by the income attributable to restricted stock and stock options, reimbursements or other expense allowances and fringe benefits. Benefits accrued on and after October 1, 2001 under the defined benefit portion of the SKERP will accrue pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1/12 of 60% (50% for Mr. Romenesko) of 25% of the percentage increase in the participant's base salary from September 30, 2001 to the date of the participant's termination of employment. The benefits accrued by Messrs. Storch and Romenesko as of May 31, 2006 have been transferred to the defined contribution portion of the SKERP and are held in an account established and maintained thereunder for each participant.

Benefits accrued under the defined benefit portion of the SKERP for all other participants ceased on October 1, 2001 and were distributed to them in a lump sum as soon as practicable thereafter.

Benefit Entitlement:    A participant is eligible to receive the benefit accrued under the SKERP following termination of employment when he reaches age 65. If a participant terminates employment after he reaches age 55 and his age plus years of service equal or exceed 62, benefits will be paid on the date of his termination or on a date no later than 15 years after termination of employment, as previously specified by the participant.

Form of Benefit Payment:    Each participant has previously elected to have the remainder of his retirement benefit paid in a lump sum. The assumptions set forth in the Company's Retirement Plan will be used to convert the retirement benefits from an annuity payment to a lump sum. The participant may change the time or form of payment in accordance with procedures set forth in the SKERP.

Forfeiture Events:    A participant will forfeit the retirement benefit if his employment is terminated due to theft, embezzlement, fraud or willful misconduct in the performance of his duties that materially injures the Company, or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. As a condition to receiving his retirement benefit, a participant must agree in writing to return his benefit, plus 8% interest, in the event of such forfeiture. The forfeiture provision does not apply if the participant's termination of employment causes benefits to be paid to him under Change in Control provisions of any agreement between the participant and the Company.

Retirement Plan

The Company's Retirement Plan is a tax-qualified pension plan. Benefit accruals ceased under the Retirement Plan with respect to most participants, including the named executive officers, effective June 1, 2005. Mr. Regan and Mr. Fortson do not participate in the Retirement Plan because their dates of hire were after June 1, 2005. The material terms and conditions of the Retirement Plan as they pertain to Messrs. Storch, Romenesko, Holmes and Sharp are as follows:

Benefit Formula:    Until January 1, 2000, benefits were accrued pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1 1/2% of the participant's Final Average Earnings reduced by the participant's Social

Security offset determined under the Plan, multiplied by the participant's years of Credited Service (up to 20). Effective as of January 1, 2000, the Plan was converted to a cash balance type of plan, subject to a "grandfather" provision applicable to certain participants based on age and years of service. An account is maintained for each participant which consists of (i) an opening account balance equal to the then present value of the benefit accrued by the participant under the prior formula as of December 31, 1999, (ii) quarterly contributions made by the Company equal to a percentage of compensation based on the participant's age and years of Credited Service, and (iii) quarterly interest credits made by the Company equal to 25% of the 30-year Treasury securities interest rate for the second month preceding the beginning of each quarter. For purposes of the benefit formulae, "Final Average Earnings" and "Compensation" have the same definitions as used in the SKERP, as discussed above.

The benefits under the Retirement Plan generally ceased accruing on June 1, 2005, although the participants' cash balance accounts continue to be credited with interest until the benefits are distributed.

Vesting:    Participants are eligible to receive benefits from the Retirement Plan after completing five years of Vesting Service. The named executive officers who participate in the Retirement Plan are fully vested in their benefits.

Payment of Retirement Benefits:    Participants can elect to receive their benefits upon termination of employment or they can defer receipt of benefits until normal retirement age (age 65). Any vested participant can elect benefits at any time after termination of employment, with the benefit actuarially reduced to reflect payment prior to age 65. The Retirement Plan also provides for a Disability retirement benefit.

Forms of Benefit Payment:    The normal form of benefit payment for a married participant is a joint and 50% survivor annuity, and the normal form of benefit payment for an unmarried participant is a single life annuity. Participants, with spousal consent, if applicable, can waive the normal form of benefit payment and elect to have benefits paid in various annuity forms, which are the actuarial equivalent of the normal form, or in a lump sum.

Retirement Savings Plan:    In connection with ceasing benefits under the Retirement Plan, the Company amended its Retirement Savings Plan to provide additional benefits, as described below in the discussion following the Non-Qualified Deferred Compensation table.

Non-Qualified Deferred Compensation

The Company provides non-qualified deferred compensation benefits under the defined contribution portion of the SKERP. The following table below shows the contributions made by each named executive officer and by the Company in Fiscal 2016, the earnings accrued on the named executive officer's account balance in Fiscal 2016, and the account balance as of May 31, 2016.

Fiscal 2016 Non-Qualified Deferred Compensation

Named Executive Officer	Executive Contributions in Fiscal 2016 ($)[1]	Company Contributions in Fiscal 2016 ($)[2]	Aggregate Earnings in Fiscal 2016 ($)[3]	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at May 31, 2016 ($)[4]

David P. Storch	42,888	461,072	(321,124)	—	15,082,770

Timothy J. Romenesko	27,115	270,016	(43,260)	—	3,954,845

John M. Holmes	50,241	75,198	(37,413)	—	1,117,961

Michael J. Sharp	57,338	72,557	(3,282)	—	780,619

Robert J. Regan	21,072	89,798	(53,203)	—	1,295,073

John C. Fortson	8,564	23,734	(4,672)	217,473[5]	—

  1
  The amount of contributions made by each named executive officer and reported in this column in respect of salary deferrals in Fiscal 2016 is included in each named executive officer's compensation reported in the Summary Compensation Table as "Salary." The amount of contributions reported in this column also reflects deferral of cash bonuses paid in Fiscal 2016 but earned and reported in the Summary Compensation Table for Fiscal 2015.

  2
  The amount of Company contributions reported in this column for each named executive officer is reported in the "All Other Compensation" column in the Summary Compensation Table.

  3
  The investment earnings reported in this column for each named executive officer are not reported in the Summary Compensation Table.

  4
  The aggregate balance as of May 31, 2016 reported in this column for each named executive officer reflects amounts that have been previously reported as compensation in the Summary Compensation Table for Fiscal 2016 or prior years, except the following amounts of earnings included in the account balance: Mr. Storch, $6,754,101; Mr. Romenesko, $1,260,083; Mr. Holmes, $340,576; Mr. Sharp, $232,416 and Mr. Regan, $372,601. The aggregate balance as of May 31, 2016 also includes the following cumulative amounts transferred from the defined benefit portion of the SKERP: Mr. Storch, $1,712,865; and Mr. Romenesko, $272,876.

  5
  Upon his termination of employment, Mr. Fortson forfeited $60,396 unvested SKERP benefits and received a distribution of $157,077 on May 2, 2016.

SKERP — Defined Contribution Portion

The defined contribution portion of the SKERP covers certain executives and key employees and provides the portion of a participant's benefit that cannot be paid under the Retirement Savings Plan due to Internal Revenue Code limits, including the limit on the amount of compensation that can be taken into account in determining benefits ($265,000 in 2015 and 2016). The material terms and conditions of the defined contribution portion of the SKERP include the following:

Contributions:    Each participant may make an election which satisfies Code Section 409A to contribute a portion of his base salary (up to 75%) for that calendar year that exceeds the Code's compensation limit and a portion of the bonus (up to 75%) paid to him for the Company's fiscal year beginning in such calendar year that exceeds the Code's compensation limit. The Company makes a matching contribution under the SKERP using the formula in the Retirement Savings Plan (i.e., 20% of the first 5% of the participant's contributions, up to 1% of compensation), as well as the portion of the Company's retirement benefit and profit sharing contributions that could not be made under the Savings Plan due to the Code's compensation limit. The Company also makes annual supplemental contributions to the accounts of the Chief Executive Officer (up to 22% of base salary and bonus), the Vice Chairman (up to 16% of base salary and bonus) and other eligible officers (up to 5% or 10% of base salary and bonus). To receive a credit of this contribution, the eligible participant must be employed as of the day before the contribution is made to the SKERP (unless termination of employment is due to death or Disability). In Fiscal 2016, Messrs. Storch, Romenesko and Regan received annual supplemental contributions of 11%, 8% and 5%, respectively, which represented 50% less than the maximum amounts to which these individuals were entitled. Mr. Holmes and Mr. Sharp each received a 5% annual supplemental contribution.

Mr. Storch and Mr. Romenesko also have amounts held in a supplemental account that were transferred from the defined benefit portion of the SKERP, which represent the lump sum value of each participant's accrued benefit as of May 31, 2006 under the defined benefit portion. These amounts are now subject to the terms and conditions of the defined contribution portion of the SKERP.

Vesting:    A participant is fully vested in amounts attributable to his own deferral contributions, and vests in all Company contributions, except supplemental contributions, at a rate equal to 33 1/3% for each year of vesting service (subject to full vesting upon age 65, death or disability). A participant vests in amounts attributable to Company supplemental contributions (i) made prior to October 17, 2007, upon the earlier of age 65, or age 57 with 15 years of service, and (ii) made after October 17, 2007, upon the earlier of age 65, or age 55 with the sum of age and years of service equal to at least 75.

Investments:    Each participant's plan accounts are credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the SKERP consist of 24 mutual funds including 10 "Life Cycle" fund choices. Participants may change investment elections at any time.

Distributions:    Distribution of a participant's accounts is generally made upon the participant's termination of employment or on a date no later than 15 years after termination of employment, as previously specified by the participant. Participants were to elect by December 31, 2005 whether their accounts are to be paid in a lump sum or installments not to exceed 15 years (a participant who failed to make an election will have his account paid in a lump sum). Notwithstanding the foregoing, (i) a participant may elect distribution of the portion of his accounts earned and vested as of December 31, 2004 (and earnings thereon) upon six month's advance written election or if such distribution is subject to a 10% forfeiture; (ii) a participant can change the time and form of payment of the portion of his accounts earned and vested after December 31, 2004 in accordance with procedures set forth in the plan; (iii) a participant can elect a distribution at any time in order to satisfy an unforeseeable hardship (as defined in the plan); and (iv) in the event of a potential Change in Control of the Company (as determined by the Board), the portion of the participant's accounts earned and vested as of December 31, 2004 (including earnings thereon) will be distributed in an immediate lump sum. Distributions to "key employees" as defined in Code Section 409A upon termination of employment will not be paid earlier than six months following such termination.

Forfeiture Events:    A participant will forfeit the portion of his plan accounts attributable to Company supplemental contributions and to amounts transferred from the defined benefit portion of the SKERP, if applicable, if his employment is terminated due to theft, embezzlement or fraud or willful misconduct in the performance of his duties that materially injures the Company, or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. As a condition to receiving such amounts, a participant must agree in writing to return such amounts, plus 8% interest, in the event of such forfeiture. The forfeiture provision does not apply if the participant's termination of employment causes benefits to be paid to him under change in control provisions of any agreement between the participant and the Company.

Retirement Savings Plan

The Retirement Savings Plan is a tax-qualified retirement plan that covers most United States employees, including the named executive officers. The material terms and conditions of the Retirement Savings Plan as it pertains to non-union employees are as follows:

Contributions:    A participant can elect to defer 1% to 75% of compensation, up to a maximum of $18,000 for 2016, or $24,000 if age 50 or older. Contributions can be made on a pre-tax or after-tax basis, as elected by the participant. Unless a participant elects otherwise: (i) participation for non-union employees hired on or after June 1, 2007 and prior to June 26, 2009 is automatic at a 3% deferral rate; and (ii) participation for non-union employees hired on or after June 26, 2009 is automatic at a 5% deferral rate, with automatic 1% annual increase. The Company provides a matching contribution, a profit sharing contribution and a retirement benefit contribution. The current matching contribution is made, as of each payroll period, in an amount equal to 20% of the first 5% of the participant's contributions, up to 1% of compensation, to the Plan for such payroll period. The profit sharing contribution is based on the participant's contributions as of the end of the prior calendar year and the economic performance of the participant's operating unit, and is equal to a percentage of the participant's compensation, up to 4%. A non-elective contribution was added to the Plan, effective June 1, 2005, and is equal to a percentage of compensation, up to 4%, based on the participant's age and years of credited service. A participant must have earned one year of service to be eligible for the non-elective contribution, and generally must be employed on the last day of the calendar year to receive a profit sharing contribution. Compensation for purposes of determining contributions includes cash compensation shown as income on the participant's Form W-2, reduced by the participant's contributions to the plan and excluding the income attributable to restricted stock options, reimbursements or other expense allowances and fringe benefits and subject to the Code's compensation limit ($265,000 for 2015 and 2016).

Investments:    Each participant's plan account is credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the plan consist of 24 mutual funds including 10 "Life Cycle" fund choices. Participants may change investment elections at any time.

Vesting:    Participants hired prior to July 1, 1999 are fully vested in their accounts under the plan. Participants hired on or after January 1, 1999 are fully vested in their own contribution accounts, and vest in the Company contribution accounts at a rate equal to 33 1/3% for each year of vesting service (subject to full vesting upon age 65, death or Disability).

Distributions:    Participants can elect distributions of the plan accounts upon termination of employment, in a lump sum, an eligible rollover distribution, or, if early or normal retirement has been attained, in installments not to exceed 15 years.

Potential Payments Upon a Termination of Employment or a Change in Control of the Company

The Company provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment involving a Change in Control of the Company. These benefits are in addition to the benefits to which the employees would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock options and restricted stock that are otherwise vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). These benefits as they pertain to the named executive officers are as described and set forth in the tables beginning on page 63.

Employment Agreement with David P. Storch

The Company's employment agreement with Mr. Storch provides for the following severance benefits:

Termination of Employment — Prior to, or More than 24 Months After, a Change in Control:    If prior to or more than 24 months after a Change in Control, either the Company terminates his employment other than for Cause or Disability or Mr. Storch terminates his employment for Good Reason, Mr. Storch is entitled to: (i) continued payment of his base salary for 36 months, and (ii) a lump sum payment equal to three times the average of the cash incentive bonus paid to him for the preceding three fiscal years of the Company. Payments cease upon a breach of the confidentiality or non-compete provisions set forth in the agreement (the non-compete provisions remain in effect for the two-year period following any such termination of employment).

Termination of Employment — Within 24 Months Following a Change in Control:    If Mr. Storch's employment is terminated within 24 months following a Change in Control either by the Company other than for Cause or Disability or by Mr. Storch for Good Reason, he is entitled to:

An immediate lump sum payment equal to the sum of (A) any unpaid salary through the date of termination and any unpaid bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year and all performance goals were met at target level, and (C) three times his base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount;

Continued coverage for Mr. Storch and his spouse under the Company's welfare and fringe benefit plans for three years following termination of employment (he and his spouse can elect continued medical and dental coverage pursuant to COBRA at the end of such three-year period);

A lump sum payment of an amount equal to the lesser of (A) three times the amount of Company contributions made under the Retirement Savings Plan and the defined contribution portion of the SKERP for the calendar year preceding the year in which the termination occurs or (B) $1,526,405;

Reasonable legal fees incurred by Mr. Storch in enforcing the agreement; and

Outstanding awards under the 2013 Stock Plan will vest and performance goals will be deemed satisfied at the higher of target level or actual level (outstanding but unvested awards under the prior Stock Plan still vest on the Change in Control).

If any excise tax would be triggered, Mr. Storch can elect to either (i) receive the full amount of severance benefits and be responsible for paying the excise tax or (ii) receive severance benefits up to the maximum amount that can be paid without triggering the excise tax.

General.    Regardless of whether a Change of Control is involved:

If Mr. Storch's termination is due to Retirement, he has the right to enter into a consulting agreement for a period of not less than one year, which pays consulting fees equal to 50% of his then current base salary. In addition, Mr. Storch and his spouse are entitled to continued coverage under the Company's medical, dental, welfare and executive health programs for his (and his spouse's) lifetime (or until he obtains health coverage from a new employer);

If Mr. Storch's employment terminates due to Disability, he will receive payment pursuant to the Company's disability plans then in effect, and he will continue to receive coverage under the Company's medical, dental, and life insurance plans for three years following such termination (the employment agreement provides that payments under the Company's disability plans will be at a level no less favorable than that in effect on May 31, 2014); and

If Mr. Storch's employment is terminated following the expiration of the initial three-year term of his agreement, he will be entitled to receive the same benefits as if he were terminated without Cause by the Company prior to a Change in Control.

In any event, payments under the employment agreement in connection with Mr. Storch's termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

For purposes of Mr. Storch's employment agreement:

"Change in Control" means the earliest of (i) a person's acquisition of more than 35% of the voting power of the Company's outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company's assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of a majority of the directors then in office.

"Cause" means Mr. Storch's (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing or malfeasance, (ii) disregard of a material, lawful and proper direction from the Board, or (iii) material breach of the employment agreement that is not cured within 30 days of receipt of notice from the Company.

"Disability" means a physical or mental condition that has prevented Mr. Storch from substantially performing his duties under the employment agreement for a period of 180 days and that is expected to continue to render Mr. Storch unable to substantially perform his duties for the remaining term of the employment agreement on a full-time basis.

"Good Reason" means (i) the removal of Mr. Storch from the position of Chairman or Chief Executive Officer of the Company or any successor, (ii) a material reduction in the nature or scope of Mr. Storch's duties or responsibilities or in his compensation (including benefits), (iii) a material breach of the employment agreement by the Company that is not cured within 30 days of receipt of notice from Mr. Storch, or (iv) a relocation of his primary place of employment by 50 or more miles.

"Retirement" means Mr. Storch's voluntary termination of employment that does not result in severance payments under the employment agreement.

Employment Agreement with John M. Holmes

The Company entered into an employment agreement with Mr. Holmes in July 2016. The employment agreement provides for the following severance benefits:

Termination of Employment — Prior to, or More than 18 Months After, a Change in Control:    If prior to, or more than 18 months after, a Change in Control, either the Company terminates his employment other than for Cause or Mr. Holmes terminates his employment for Good Reason, Mr. Holmes is entitled to: (i) continued payment of his base salary for 24 months, and (ii) a lump sum payment equal to two times the average of the cash incentive bonus paid to him for the preceding two fiscal years of the Company. Payments cease upon a breach of the confidentiality or non-compete provisions set forth in the agreement (the non-compete provisions remain in effect for the eighteen-month period following any such termination of employment).

Termination of Employment — Within 18 Months Following a Change in Control:    If Mr. Holmes's employment is terminated within 18 months following a Change in Control either by the Company other than for Cause or Disability or by Mr. Holmes for Good Reason, he is entitled to:

An immediate lump sum payment equal to the sum of (A) any unpaid salary through the date of termination and any unpaid bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year and all performance goals were met at target level, and (C) two times his base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount;

Continued coverage for Mr. Holmes and his spouse under the Company's welfare and fringe benefit plans for two years following termination of employment (he and his spouse can elect continued medical and dental coverage pursuant to COBRA at the end of such two-year period);

Reasonable legal fees incurred by Mr. Holmes in enforcing the agreement; and

Outstanding awards under the 2013 Stock Plan will vest and performance goals will be deemed satisfied at the higher of target level or actual level (outstanding but unvested awards under the prior Stock Plan still vest on the Change in Control).

Termination of Employment — Disability.    Regardless of whether a Change of Control is involved, if Mr. Holmes's employment terminates due to Disability, he will receive payment pursuant to the Company's disability plans then in effect, and he will continue to receive coverage under the Company's medical, dental, and life insurance plans for two years following such termination.

In any event, payments under the employment agreement in connection with Mr. Holmes's termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

The terms "Change in Control," "Cause," "Disability," and "Good Reason" generally have the same meanings given to them in Mr. Storch's employment agreement.

Severance and Change in Control Agreements

The Company has severance and change in control agreements with Mr. Romenesko and Mr. Regan. Mr. Fortson's severance and change in control agreement terminated upon his resignation on September 28, 2015, and Mr. Sharp's severance and change in control agreement terminated on July 27, 2016 when he entered into an agreement in connection with his retirement from the Company.

The severance and change in control agreements with Mr. Romenesko and Mr. Regan provide for the following benefits upon the following types of employment termination:

Termination of Employment — Prior to, or More than 18 Months After, a Change in Control:    If prior to, or more than 18 months after, a Change in Control of the Company, the executive's employment is terminated by the Company other than for Cause, he is entitled to (i) continued salary for 12 months or, if earlier, until he obtains comparable employment, (ii) any earned bonus not yet paid for the preceding fiscal year, and (iii) a pro-rata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year in which the termination occurs. Any bonus will be paid in a lump sum on the later of the time bonuses are paid to other officers and the end of the severance period (with interest at the prime rate plus 1% from the earlier of such dates). If the executive terminates his employment, or if the Company terminates the executive's employment for Cause, the Company may, but is not required to, pay the above-described severance benefits. Severance payments will cease if the executive breaches the confidentiality or non-compete provisions in the agreement, which are in effect for the one-year severance period.

Termination of Employment — Within 18 Months Following a Change in Control:    If the executive's employment is terminated within 18 months following a Change in Control by the Company other than for Cause or Disability or by the executive for Good Reason, or if the executive's employment terminates for any reason other than Disability or death during the 30-day period following the 18th month after a Change in Control, he is entitled to (i) an immediate lump sum payment equal to the sum of (A) any unpaid salary and bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year and as if all performance targets had been met (including the value of any restricted stock granted in lieu of bonus), and (C) two times (for Mr. Regan) or three times (for Mr. Romenesko) base salary and cash bonus (depending upon the executive involved) for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount, (ii) continued coverage for the executive and his dependents under the Company's welfare and fringe benefit plans for two years (for Mr. Regan) or three years (for Mr. Romenesko) following termination of employment (the executive and his dependents can elect continued medical and dental coverage pursuant to COBRA at the end of such two- or three-year period), (iii) for Mr. Romenesko, an immediate lump sum payment equal to the actuarial equivalent of the additional benefits that would be earned under the Company's retirement plans with three additional years of service and a gross-up payment to cover any related income tax liability, (iv) Company-paid outplacement services for the earlier of 18 months or the attainment of new employment (up to a maximum Company expense of 3.5% of the amount paid to the executive pursuant to (i)(C) above), (v) reasonable legal fees incurred by the executive in enforcing the agreement, and (vi) for Mr. Romenesko, a gross-up payment to cover any excise and related tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the agreement. The agreements' non-compete provisions do not apply in the case of a termination of employment following a Change in Control.

Termination of Employment — Disability:    If the executive's employment terminates due to Disability, the executive will receive payment pursuant to the Company's disability plans then in effect and will continue to receive coverage under the Company's medical, dental and life insurance plans for two or three years following such termination.

Acceleration of Equity Awards:    The severance and change in control agreements also provide that upon any Change in Control, all outstanding stock options and restricted stock will vest immediately.

For purposes of the severance and change in control agreements:

"Change in Control" means (i) a person's acquisition of more than 20% of the voting power of the Company's outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company's assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of the lesser of three directors or a majority of the directors then in office.

"Cause" means the executive's (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing, (ii) disregard of a material and proper direction from the Board, or (iii) material breach of the agreement that is not cured within 10 days of receipt of notice from the Company.

"Disability" means a physical or mental condition that has prevented the executive from substantially performing his duties under the agreement for a period of 180 days and that is expected to continue to render the executive unable to substantially perform his duties for the remaining term of the agreement on a full-time basis.

"Good Reason" means (i) a material reduction in the nature or scope of the executive's duties or responsibilities, or in his compensation (including benefits), (ii) if Mr. Storch is not the Chief Executive Officer at the time of termination, the executive's determination that as a result of a material change in employment circumstances he is unable to adequately carry out his duties, or (iii) a relocation of the executive's primary place of employment by more than 100 miles.

In any event, payments under the agreements in connection with termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

Agreement with Michael J. Sharp

The Company entered into an agreement with Mr. Sharp on July 27, 2016 in connection with his retirement from the Company. The agreement provides that Mr. Sharp will retire from the Company on the earlier of December 5, 2016 and the date that he begins full-time employment with a new employer, and that during this period prior to retirement, Mr. Sharp will provide transitional financial and accounting services to the Company. The agreement provides for severance pay in the form of salary continuation beginning after the employment period and continuing through December 5, 2017, subject to earlier termination under certain circumstances set forth in the agreement. The agreement also provides for payment of the cost of COBRA coverage during the severance period and career counseling and outplacement services with a firm of the Company's choosing at a cost not to exceed $10,000 and a pro-rata bonus for his employment from June 1, 2016 through July 31, 2016 based on actual Company performance (capped at the target level). The agreement confirms that Mr. Sharp will be retirement eligible for purposes of the Company's stock plans and the SKERP, and that Mr. Sharp will receive his SKERP contributions for the portion of the plan year from January 1, 2016 through the end of the employment period, including the additional supplemental Company contribution of 5% of cash compensation. The agreement obligates Mr. Sharp not to disclose the

Company's confidential information and terminated his severance and change in control agreement with the Company effective July 27, 2016.

Split Dollar Insurance Agreements

The Company has entered into split dollar life insurance agreements with Mr. Storch, Mr. Romenesko and Mr. Sharp. Under the agreements, the employees own the policies, except for the cash value portion of the policies owned by the Company. The Company funds the annual insurance premiums for the policies during the term of the agreement subject to reimbursement from the cash value or death benefit proceeds of the policies. Upon a Change in Control of the Company (as defined for such executive above), the Company will prepay all premiums, plus any amounts necessary for the cash value and death benefits to be at the same level at the Change in Control date. If the executive's employment terminates after a Change in Control and benefits are paid under the severance and change in control agreements, the split dollar agreements will continue for the severance period.

Stock Plans

A named executive officer's termination of employment can result in enhanced benefits under the AAR CORP. Stock Benefit Plan and the AAR CORP. 2013 Stock Plan, depending on the reason for such termination:

Stock Options:    If termination is due to Retirement (as defined), options continue to vest in accordance with the vesting schedule and can be exercised until the expiration date, except that if death occurs before the award expires, then unvested stock options are forfeited. If death occurs within three months after Retirement, vested options can be exercised until the earlier of one year after death or the option expiration date, and if death occurs after three months from Retirement, vested options can be exercised until the option expiration date. If termination is due to Disability (as defined), options continue to vest and are exercisable until the earlier of one year after termination of employment and the option expiration date, except that if death occurs before the award expires, then unvested options are forfeited and vested options are exercisable for the period described herein. If death occurs during employment, or within three months after termination of employment for reasons other than Cause, then unvested options are forfeited and vested options are exercisable until the earlier of one year after death or the option expiration date.

Restricted Stock Awards:    In the case of performance-based or time-based restricted stock awards, if termination is due to Retirement, Disability or death, the awards continue to vest in accordance with their vesting schedule.

The AAR CORP. Stock Benefit Plan has change in control provisions that apply to participants who do not have a severance and change in control agreement. Upon a Change in Control of the Company (as defined in the Stock Plan) that does not have prior written approval of the Board, all options and restricted stock awards will fully vest. Upon a Change in Control that has the approval of the Board, the Compensation Committee has the discretion to either provide for full vesting of options and restricted stock awards or grant replacement awards with respect to the successor company's stock.

Award agreements under the AAR CORP. 2013 Stock Plan do not provide for vesting upon a Change in Control (as defined) unless there is a termination of employment by the Company without Cause or by the participant for Good Reason within two years following the Change in Control.

 Tables of Potential Payments Upon a
Termination of Employment or a Change in Control of the Company

The tables set forth below quantify the additional benefits described above that would be paid to each current named executive officer under the following termination of employment or change in control events, assuming a change in control or a termination of employment occurred on May 31, 2016 (the last business day of Fiscal 2016).

	Equity Vesting — On or After a Change in Control
Named Executive Officer	Vesting of Restricted Stock ($)[1]	Vesting of Stock Options ($)[2]

David P. Storch	3,578,970	662,976

Timothy J. Romenesko	1,605,861	331,488

John M. Holmes	539,144	115,100

Robert J. Regan	1,055,513	198,893

  1
  Under the Company's stock plans and severance and change in control agreements, all restricted stock (both performance-based and time-based) generally vests upon a Change in Control of the Company or upon a qualifying termination of employment that occurs within two years following a Change in Control. See " — Stock Plans" above. The amounts shown reflect the number of shares that would have vested upon a Change in Control and termination of employment, if applicable, on May 31, 2016, based on the number of shares multiplied by $24.41, the closing price of the common stock on May 31, 2016.

  2
  Under the Company's stock plans and severance and change in control agreements, all stock options generally vest upon a Change in Control of the Company or upon a qualifying termination of employment that occurs within two years following a Change in Control. See " — Stock Plans" above. The amounts shown reflect the number of option shares that would have vested upon a Change in Control and termination of employment, if applicable, multiplied by the difference (but not less than zero) between the option exercise price and $24.41, the closing price of the common stock on May 31, 2016.

Termination of Employment Prior to, or More than 18 Months (24 Months for Mr. Storch) After, a Change in Control

	Other than Cause					Disability			Death

Named Executive Officer	Salary ($)[1]	Bonus ($)[2]	Restricted Stock ($)[3]	Stock Options ($)[4]	Health and Welfare ($)[5]	Health and Welfare ($)[6]	Restricted Stock ($)[7]	Stock Options ($)[8]	Restricted Stock ($)[7]

David P. Storch	2,301,000	1,866,348	3,578,970	662,976	368,084	45,758	1,672,201	331,488	1,672,201

Timothy J. Romenesko	450,000	507,400	1,605,861	331,488	—	50,336	790,195	165,744	790,195

John M. Holmes	900,000	1,065,949	539,144	115,100	—	33,557	110,372	57,550	110,372

Robert J. Regan	390,000	361,200	1,055,513	198,893	—	33,557	500,167	99,446	500,167

Michael J. Sharp[9]	400,000	46,667	737,158	79,557	17,758	—	—	—	—

  1
  Reflects continued salary for 36 months for Mr. Storch under his employment agreement, 24 months for Mr. Holmes under his employment agreement, 12 months for Mr. Romenesko and Mr. Regan under their severance and change in control agreements and 12 months for Mr. Sharp under his July 27, 2016 agreement.

  2
  Reflects (i) in the case of Mr. Storch, three times the average of the non-equity incentive compensation paid to him for Fiscal 2014, Fiscal 2015 and Fiscal 2016, (ii) in the case of Mr. Holmes, two times the average of the non-equity incentive compensation paid to him for Fiscal 2015 and Fiscal 2016, (iii) in the case of Mr. Romenesko and Mr. Regan, the non-equity incentive compensation paid to them for Fiscal 2016 as shown in the Summary Compensation Table and (iv) in the case of Mr. Sharp, a pro-rata target bonus for June 1, 2016 through July 31, 2016 under his July 27, 2016 agreement.

  3
  The amounts in this column reflect the value of the continued vesting of the restricted stock pursuant to the Company's stock plans if termination is due to Retirement at May 31, 2016, based on the number of shares, multiplied by $24.41, the closing price of the common stock on May 31, 2016. At May 31, 2016, only Mr. Storch and Mr. Romenesko were eligible for vesting upon termination due to Retirement. Mr. Sharp was eligible for vesting upon termination due to Retirement effective with his July 27, 2016 agreement.

  4
  The amounts in this column reflect the value of the continued vesting of options pursuant to the Company's stock plans if termination is due to Retirement at May 31, 2016 based on the difference between the exercise price and $24.41, the closing price of the common stock on May 31, 2016. At May 31, 2016, only Mr. Storch and Mr. Romenesko were eligible for continued vesting upon termination due to Retirement. Mr. Sharp was eligible for vesting upon termination due to Retirement effective with his July 27, 2016 agreement.

  5
  Available if termination is due to Retirement under Mr. Storch's employment agreement and Mr. Sharp's July 27, 2016 agreement.

  6
  Available if termination is due to Disability under the employment agreements for Mr. Storch and Mr. Holmes and the severance and change in control agreements for Mr. Romenesko and Mr. Regan.

  7
  The amounts in these columns reflect the value of the restricted stock that would vest upon termination due to Disability or death at May 31, 2016, based on the number of shares, multiplied by $24.41, the closing price of the common stock on May 31, 2016.

  8
  The amounts in this column reflect the value of continued vesting of options pursuant to the Company's stock plans for one year following termination if termination is due to Disability at May 31, 2016, based on the difference between the exercise price and $24.41, the closing price of the common stock on May 31, 2016.

  9
  Mr. Sharp is entitled to outplacement services up to $10,000 and will vest in his Fiscal 2016 SKERP benefits under his July 27, 2016 agreement.

Termination of Employment — Within 18 Months (24 Months for Mr. Storch) Following a Change in Control[1]

Named Executive Officer	Salary[2] ($)	Bonus[3] ($)	Health and Welfare Continuation ($)	Additional Retirement Plan Credits[4] ($)	Outplacement Services ($)	280G Gross-Up ($)

David P. Storch	2,301,000	4,059,200	45,758	1,490,382	—	—[5]

Timothy J. Romenesko	1,350,000	2,029,600	50,336	1,077,075	100,527	—

John M. Holmes	900,000	1,613,949	33,557	—	—	—[5]

Robert J. Regan	780,000	1,083,600	33,557	—	52,584	—

  1
  These benefits are in addition to the vesting of stock awards shown above in the table for "Equity Vesting — On or After a Change in Control."

  2
  Reflects three times salary for Mr. Storch and Mr. Romenesko and two times salary for Mr. Holmes and Mr. Regan.

  3
  Reflects (i) in the case of Mr. Storch, the non-equity incentive plan compensation bonus paid to him for Fiscal 2016 as shown in the Summary Compensation Table, plus three times his non-equity incentive plan compensation bonus for either the most recently completed fiscal year prior to termination or the preceding fiscal year, whichever produces the higher amount, and (ii) in the case of the other named executive officers, the non-equity incentive compensation plan bonus paid to them for Fiscal 2016 as shown in the Summary Compensation Table, plus two or three times the non-equity incentive plan compensation bonus (depending on the officer involved) for either the most recently completed fiscal year prior to termination or the preceding fiscal year, whichever produces the higher amount.

  4
  Includes an income tax gross-up payment for Mr. Romenesko.

  5
  Mr. Storch and Mr. Holmes each have the right under their employment agreements to either (i) receive the full amount of severance benefits following a Change in Control and be responsible for paying the 280G excise tax or (ii) receive the severance benefits up to the maximum amount that can be paid without triggering the 280G excise tax. To receive benefits up to the maximum amount without triggering the excise tax, it is estimated that neither Mr. Storch nor Mr. Holmes would have to forfeit any benefits.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following tables show the shares of common stock beneficially owned, the percent of shares outstanding if greater than 1% and the number of stock units held, all as of July 31, 2016, by (i) each current director and director nominee for election to the Board, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each beneficial owner of more than five percent of the outstanding shares of common stock. Except as noted, the nature of beneficial ownership for shares shown in the tables is sole voting and sole investment power, and none of the shares shown in the tables is pledged by any of the persons listed.

Security Ownership of Management

Name	Shares Beneficially Owned[1]	Percent of Shares Outstanding if Greater than 1%	Stock Units[2]

Anthony K. Anderson	23,513	—	—

Norman R. Bobins	45,572	—	—

Michael R. Boyce[3]	79,957	—	—

Ronald R. Fogleman	26,406	—	44,866

James E. Goodwin	54,815	—	9,451

John M. Holmes	155,030	—	—

Patrick J. Kelly[4]	61,620	—	—

Peter Pace	25,048	—	—

Robert J. Regan	210,039	—	—

Timothy J. Romenesko	379,460	1.1%	—

Michael J. Sharp	61,853	—	—

David P. Storch[5]	1,558,342	4.5%	—

Jennifer L. Vogel	7,083	—	—

Marc J. Walfish	102,157	—	33,338

Ronald B. Woodard	35,072	—	—

All directors and executive officers as a group (16 persons)	2,825,967	8.23%	87,655

  1
  Includes (a) unvested restricted shares held by directors and executive officers and (b) the following shares of the identified person that may be acquired within 60 days of July 31, 2016 through the exercise of stock options: Mr. Holmes, 14,500 shares; Mr. Regan, 103,285 shares; Mr. Romenesko, 69,765 shares; Mr. Sharp, 27,473; Mr. Storch, 141,182 shares; and all directors and executive officers as a group, 356,205 shares.

  2
  Represents stock units held by directors who defer all or a portion of their director retainer fees under the Non-Employee Directors' Deferred Compensation Plan. Each stock unit represents the right to receive one share of common stock upon termination of service on the Board or the happening of certain other events, as specified in the Plan.

  3
  Includes 10,000 shares beneficially owned through Maverick Investors Limited Partnership, a family partnership of which Mr. Boyce is a general partner.

  4
  Includes 16,000 shares beneficially owned through KMK & Associates, LLC, of which Mr. Kelly is a one-third owner.

  5
  Includes: (a) 18,810 shares beneficially owned by Mr. Storch's wife, as to which Mr. Storch disclaims beneficial ownership; (b) 50,000 shares beneficially owned through DPS Asset Management LLC, a family investment vehicle of which Mr. Storch is President; (c) 2,025 shares under the Lorraine Storch Revocable Trust under which Mr. Storch is trustee and a beneficiary; (d) 250,000 shares owned through the Storch Family Dynasty Trust, under which Mr. Storch is trustee and a beneficiary; and (e) 100,793 shares beneficially owned through a limited power of attorney arrangement, as to which Mr. Storch disclaims beneficial ownership.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares	Percent of Class

BlackRock, Inc.[1] 55 East 52nd Street New York, NY 10022	3,539,307	10.10%

Dimensional Fund Advisors LP2 Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	3,297,199	9.41%

Franklin Resources Inc.[3] One Franklin Parkway San Mateo, CA 94403	4,302,107	12.30%

Vanguard Group, Inc.[4] 100 Vanguard Blvd. Malvern, PA 19355	2,475,007	7.06%

  1
  Based on a Schedule 13G amendment dated 1/31/16 and filed on 2/8/16, BlackRock, Inc. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	3,433,695
• Shared voting power:	0
• Sole dispositive power:	3,539,307
• Shared dispositive power:	0
  2
  Based on a Schedule 13G amendment dated 12/31/15 and filed on 2/9/16, Dimensional Fund Advisors LP disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	3,174,793
• Shared voting power:	0
• Sole dispositive power:	3,297,199
• Shared dispositive power:	0
  3
  Based on a Schedule 13G amendment dated 12/31/15 and filed on 1/26/16, Franklin Resources, Inc. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:
Franklin Resources, Inc.	0
Charles B. Johnson	0
Rupert H. Johnson	0
Franklin Advisory Services, LLC	3,836,507
• Shared voting power:	0
• Sole dispositive power:
Franklin Resources, Inc.	0
Charles B. Johnson	0
Rupert H. Johnson	0
Franklin Advisory Services, LLC	4,302,103
• Shared dispositive power:	0
  4
  Based on a Schedule 13G amendment dated 12/31/15 and filed on 2/10/16, the Vanguard Group, Inc. disclosed beneficial ownership with respect to the shares as follows:

• Sole voting power:	43,969
• Shared voting power:	3,500
• Sole dispositive power:	2,430,038
• Shared dispositive power:	44,969

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and beneficial owners of more than 10% of the Company's stock, if any, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NYSE, and to furnish copies of these forms to the Company. To the Company's knowledge, based solely upon a review of copies of SEC Forms 3, 4 and 5 and upon related written representations furnished to the Company with respect to Fiscal 2016, the Company believes that all of the Company's officers and directors filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934 during Fiscal 2016, except that due to Company error (i) Forms 4 relating to the acquisition of 926 and 595 stock units by General Fogleman and Mr. Walfish, respectively, were filed late and (ii) a Form 4 relating to the disposition of 1,127 shares used to pay the taxes upon the vesting of a time-based restricted stock award held by Mr. Sharp was filed one day late.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of May 31, 2016 with respect to the Company's compensation plans under which equity securities of the Company are authorized for issuance (shares in thousands):

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)*

Equity compensation plans approved by securities holders	2,095	22.17	3,801

Equity compensation plans not approved by securities holders	—	—	—

Total	2,095	22.17	3,801

  *
  Represents shares under the AAR CORP. 2013 Stock Plan and the AAR CORP. Amended and Restated Stock Benefit Plan. The Company may not grant any future stock awards under the AAR CORP. Amended and Restated Stock Benefit Plan.

STOCKHOLDER PROPOSALS FOR OUR 2017 ANNUAL MEETING

Any stockholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2017 must submit such proposal to the Company, in writing, to be received by the Secretary of the Company, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, no later than May 2, 2017, in order for the proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. The proposal must comply with applicable SEC rules and the Company's By-Laws.

Under the Company's By-Laws, any stockholder who wishes to submit a matter (other than a stockholder proposal brought in accordance with SEC Rule 14a-8) for consideration at the 2017 annual meeting of stockholders, including any stockholder proposal or director nomination, that would not be included in the Company's proxy statement, must submit the matter to the Company, in writing, to be received by the Secretary of the Company no later than April 19, 2017. The notice of such matter must contain the information required by the By-Laws.

OTHER BUSINESS

Management knows of no other matters that are to be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, the named proxy holders will vote all proxies in their discretion and best judgment on such other matter.

By Order of the Board of Directors,

Robert J. Regan
Vice President, General Counsel and Secretary

August 31, 2016

Upon the written request of any record holder or beneficial owner of common stock of AAR CORP., the Company will provide, without charge, a copy of its annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended May 31, 2016. Requests should be made to Mr. Robert J. Regan, Vice President, General Counsel and Secretary, AAR CORP., One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191, (630) 227 2000.

EXHIBIT A AAR CORP. 2013 STOCK PLAN, AS PROPOSED TO BE AMENDED*

1.     Purpose

The purpose of the AAR CORP. 2013 Stock Plan is to encourage Key Employees and Non-Employee Directors of the Company to increase their investment in the Company and to provide additional opportunities to such persons to share in the success of the Company. These opportunities are intended to foster in Key Employees and Non-Employee Directors a strong incentive to put forth maximum effort for the continued success and growth of the Company, to aid in retaining individuals who put forth such efforts and to assist in attracting the best available individuals in the future.

2.     Definitions

For purposes of this Plan, the following terms shall have the meanings set forth below:

2.1
"Award" means an Option, a Stock Award, a Stock Unit, or an SAR.

2.2
"Award Agreement" means, as applicable, a Stock Option Agreement, Stock Award Agreement, Stock Unit Award Agreement, or SAR Agreement evidencing an Award granted under the Plan.

2.3
"Board" means the Board of Directors of the Company.

2.4
"Change in Control" means the earliest of:

(a)
any person (as such term is used in the Exchange Act) has acquired (other than directly from the Company) beneficial ownership (as that term is defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding capital stock of the Company entitled to vote for the election of directors;

(b)
the effective time of (i) a merger or consolidation or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such business combination hold less than 60% of the voting stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the assets of the Company other than to an entity of which the Company owns at least 80% of the voting stock; or

(c)
the election, over any period of time, to the Board of Directors of the Company without the recommendation or approval of the incumbent Board of Directors of the Company, of directors constituting a majority of the number of directors of the Company then in office.

2.5
"Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.6
"Committee" means the Board's Compensation Committee, or such other committee designated by the Board comprised of not less than two directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code and the regulations thereunder.

2.7
"Company" means AAR CORP., a Delaware corporation.

2.8
"Fair Market Value" means, as of any date, the closing price of a Share on the New York Stock Exchange on such date, or if no trading occurred on the New York Stock Exchange on such date, the trading day immediately preceding such date.

*
This document reflects the AAR CORP. 2013 Stock Plan as amended since its adoption in 2013, including the proposed amendments described in Proposal 3, which are highlighted in bold type.

2.9
"Incentive Stock Option" or "ISO" means an Option meeting the requirements of Section 422 of the Code.

2.10
"Key Employee" means an employee of the Company or a Subsidiary selected to participate in the Plan in accordance with Section 3.2. A Key Employee may also include a person who is granted an Award (other than an Incentive Stock Option) in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.

2.11
"Non-Employee Director" means a member of the Board who is not an employee of the Company or a Subsidiary.

2.12
"Non-Qualified Stock Option" or "NSO" means an Option other than an Incentive Stock Option.

2.13
"Option" means the grant of a right to purchase Shares under Section 6 of the Plan and will be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.14
"Participant" means a Key Employee or Non-Employee Director selected to receive an Award under the Plan.

2.15
"Plan" means the AAR CORP. 2013 Stock Plan as reflected in the provisions contained herein, and as it may be amended from time to time.

2.16
"Shares" means the shares of the Company's $1.00 par value common stock.

2.17
"Stock Award" means the grant of Shares under Section 7 of the Plan.

2.18
"Stock Unit" means the grant of a right to receive Shares or cash under Section 8 of the Plan.

2.19
"Stock Appreciation Right" or "SAR" means the grant of a right to receive Shares or cash under Section 9 of the Plan.

2.20
"Subsidiary" means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest.

3.     Administration

3.1    The Committee.    The Plan shall be administered by the Committee.

3.2
Authority of the Committee.

(a)
The Committee shall have plenary authority, subject to the provisions of the Plan, to determine the Key Employees and Non-Employee Directors to whom Awards shall be granted, the time at which Awards shall be granted, the term of each Award, the number of Shares covered by it, the effect of participation by a Participant in other plans and any other terms or conditions of each such Award. The number of Shares and other terms and conditions of a particular Award need not be the same even as to Awards made at the same time. The Committee's actions in making Awards and fixing their size and other terms and conditions shall be conclusive on all persons.

(b)
The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding upon all Participants and any other person, whether that person is claiming under or through any Participant or otherwise.

(c)
The Board shall designate one of the members of the Committee as the Chairman of the Committee. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination reduced to writing and signed by all members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary, who need not be a member of the Committee, and may make such rules and regulations for the conduct of its business as it shall deem advisable.

  (d)
  To the extent permitted by applicable law, regulation and rules of a stock exchange on which the Shares are listed or traded, the Committee may delegate to the Chief Executive Officer of the Company its authority to grant Awards to Key Employees other than himself, and to determine the terms and conditions thereof; provided that (i) such Awards shall not be granted to officers subject to Section 16 of the Exchange Act or officers who are or may become "covered employees" as defined in Section 162(m) of the Code, and (ii) the terms and conditions of such Awards shall not be inconsistent with the terms and conditions set forth in the forms of Award Agreement approved by the Committee pursuant to Article 5 of the Plan.

  (e)
  No member of the Committee or the Chief Executive Officer shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee, or in the case of the Chief Executive Officer with respect to his service performed in accordance with subsection 3.2(d) above. Such service shall constitute service as a director of the Company, so that the members of the Committee and the Chief Executive Officer shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its By-Laws.

3.3
Performance-Based Awards.

(a)
The Committee may, in its discretion, provide that any Award granted under the Plan shall be subject to the attainment of performance goals, including those that qualify the Award as "performance-based compensation" within the meaning of Section 162(m) of the Code.

(b)
Performance goals may be based on one or more business criteria, including, but not limited to: earnings, earnings per share or earnings per share growth; earnings before interest and taxes, or earnings before interest, taxes, depreciation and/or amortization; Share price; total stockholder return, return on assets; net asset turnover; inventory turnover; return on capital or return on invested capital; return on equity; cash flow; net or pre-tax income; profit margin; working capital turns; market share; expense management; revenue; revenue growth; stockholder equity; leverage ratio; investment rating; and debt coverage. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee, and may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole. In addition, the Committee may adjust performance goals for any events that occur during a performance period, including significant acquisitions or dispositions of businesses or assets by the Company; litigation, judgments or settlements; changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary items; significant, non-recurring charges or credits; and fluctuations in foreign exchange rates.

(c)
With respect to each performance period established by the Committee, the Committee shall establish such performance goals relating to one or more of the business criteria identified above, and shall establish targets for Participants for achievement of performance goals. The performance goals and performance targets established by the Committee may be identical for all Participants for a given performance period or, at the discretion of the Committee, may differ among Participants. Following the completion of each performance period, the Committee shall determine the extent to which performance goals for that performance period have been achieved, and the related performance-based restrictions shall lapse in accordance with the terms of the applicable Award Agreement.

4.     Shares Subject to the Plan

4.1
Total Number of Shares.

(a)
The total number of Shares that may be available for Awards under the Plan, including without limitation the total number of Shares that may be subject to ISOs under the Plan, from and after October 9, 2013, shall be 5,350,000 Shares (2,500,000 Shares prior to October 11, 2016 and an additional 2,850,000 Shares from and after October 11, 2016), adjusted in accordance with the provisions of Section 4.3 hereof. The Shares so issued may be Shares held in the treasury or Shares that are authorized but unissued, as elected by the Committee.

  (b)
  Stock Options and SAR Awards shall reduce the number of Shares available for Awards by one Share for every Share subject to the Stock Option or SAR Award; provided that SARs that may be settled only in cash shall not reduce the number of Shares available for Awards. Stock Awards and Stock Unit Awards settled in Shares shall reduce the number of Shares available for Awards by two Shares for each Share delivered.

  (c)
  Any Shares subject to an Award but that are not issued because of a lapse, expiration, cancellation or termination of any such Award, or that have been issued in connection with a Stock Award that is subsequently cancelled or forfeited, shall once again be available for issuance pursuant to subsequent Awards, added back in the same multiple as they were awarded pursuant to Section 4.1(b). The number of Shares delivered by the Participant or withheld by the Company on the Participant's behalf as full or partial payment of an Award, including the exercise price of an Option or of any required withholding taxes with respect to any Award, shall not again be available for issuance pursuant to subsequent Awards and shall count against the aggregate number of Shares that may be issued under the Plan. Any Shares purchased by the Company with proceeds from an Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the aggregate number of Shares that may be issued under the Plan and shall not increase the number of Shares available under the Plan.

4.2    Shares Subject to Awards.    Of the Shares authorized for issuance under the Plan:

  (a)
  The maximum number of Shares with respect to which Options and SARs may be granted under the Plan to any Key Employee in any calendar year is 800,000.

  (b)
  The maximum number of Shares that may be used for Stock Awards and Stock Unit Awards that are intended to qualify as "performance-based" in accordance with Section 162(m) of the Code that may be granted to any Key Employee in any calendar year is 300,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of Shares on the date on which the Award is settled.

  (c)
  The Fair Market Value of Shares that may be subject to Awards granted to any Non-Employee Director in any calendar year, together with the cash compensation paid to such Non-Employee Director in such calendar year, shall not exceed $500,000.

4.3    Adjustment.    Any increase or decrease in the number of outstanding Shares of the Company occurring through stock splits, stock dividends, stock consolidations, spin-offs, other distributions of assets to stockholders, or assumptions or conversions of outstanding Awards due to an acquisition after the adoption of the Plan shall be reflected proportionately in an increase or decrease in the aggregate number of Shares then available for the grant of Awards under the Plan or becoming available through the lapse, expiration, cancellation or termination of Awards previously granted but unexercised, and in the number of Shares subject to Awards then outstanding; and a proportionate reduction or increase shall be made in the per Share exercise price of any outstanding Options or SARs. Any fractional Shares resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Committee shall make such adjustment in the number or class of Shares as to which Awards may thereafter be granted, in the number and class of Shares remaining subject to Awards then outstanding and in the per Share exercise price as the Committee in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons.

5.     Awards and Award Agreements

Subject to the terms of the Plan, the Committee from time to time may grant Awards to selected Participants. Each Award shall be evidenced by a written Award Agreement, which shall specify the terms and conditions of the Award. An Award Agreement shall contain a vesting schedule as determined in the sole discretion of the Compensation Committee; provided that Options and SARs shall not become exercisable until at least one year following the date of grant, and the restrictions on Stock Awards and Stock Units shall not lapse for at least one year following the date of grant; and provided further that notwithstanding the foregoing, no minimum vesting schedule shall apply to Awards that result in the issuance of up to an aggregate of 5% of the Shares reserved for issuance under Section 4 (285,000 Shares). An Award Agreement may, in the sole discretion of the Compensation Committee, contain a non-competition agreement, a confidentiality provision, provisions for forfeiture and such restrictions, conditions and other terms as the Committee shall determine in its sole discretion.

6.     Grants of Options

6.1    Grants.    Subject to the terms of the Plan, the Committee may grant Options, which may be NSOs or ISOs if granted to Key Employees and must be NSOs if granted to Non-Employee Directors. Unless otherwise expressly provided at the time of the grant, Options granted to Key Employees will be NSOs.

6.2
Terms and Conditions of Options.

(a)
Each Option shall be evidenced by a written Option Agreement specifying the terms and conditions of the Option as the Committee may determine, including the type of Option granted, the Option exercise price, the terms for payment of the exercise price, the duration of the Option and the number of Shares to which the Option pertains; provided, however, that no Option shall be credited with any amounts equal to dividends or other distributions that a Participant would have received had the Participant held the Shares subject to an unexercised Option.

(b)
The per Share exercise price of each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted.

(c)
Each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee in the Option Agreement, provided that the Committee, in its discretion, shall have the power at any time to accelerate the dates for exercise of any or all Options granted to a Non-Employee Director or a Key Employee under the Plan.

(d)
Each Option shall expire and all rights to purchase Shares thereunder shall cease on the date fixed by the Committee in the Option Agreement, which shall not be later than the tenth anniversary of the date on which the Option was granted, except as otherwise required under subsection 6.3 of the Plan.

6.3
Required Terms and Conditions of ISOs.

In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following rules:

  (a)
  The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this subsection, so much of the ISO that does not exceed the applicable dollar limit shall be an ISO, and the remainder shall be an NSO, but in all other respects, the original Option Agreement shall remain in full force and effect.

  (b)
  Notwithstanding anything herein to the contrary, if an ISO is granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, (i) the purchase price of each Share subject to the ISO shall be not less than 110% of the Fair Market Value of a Share on the date the ISO is granted, and (ii) the ISO shall expire and all rights to purchase Shares thereunder shall cease no later than the fifth anniversary of the date the Option is granted.

  (c)
  No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or the date the Plan is approved by stockholders of the Company.

6.4
Exercise of Options.

(a)
A person entitled to exercise an Option may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe.

  (b)
  Except as otherwise provided in the Plan or in any Option Agreement, the Participant shall pay the purchase price of the Shares upon exercise of any Option (i) in cash, (ii) in cash received from a broker-dealer to whom the Participant has submitted a notice together with instructions to deliver promptly to the Company the amount of sales proceeds from the sale of Shares subject to the Option to pay the exercise price, (iii) by delivering Shares having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price, (iv) by directing the Company to withhold such number of Shares otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price, (v) by such other medium of payment as the Committee, in its discretion, shall authorize at the time of grant, or (vi) by any combination of the foregoing. In the case of payment pursuant to (ii), (iii) or (iv) above, the Participant's election must be made on or prior to the date of exercise and must be irrevocable.

  (c)
  The Company shall issue, in the name of the Participant, stock certificates representing the total number of Shares issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any Shares purchased by a Participant through a broker-dealer pursuant to subsection (ii) above shall be delivered to such broker-dealer in accordance with applicable law.

7.     Stock Awards

7.1    Grants of Stock Awards.    Subject to the terms of the Plan, the Committee may grant Stock Awards to Key Employees and Non-Employee Directors. The terms and conditions of any such Award shall be determined by the Committee at the time of grant.

7.2
Terms and Conditions of Stock Awards.

(a)
Each Stock Award shall be evidenced by a written Stock Award Agreement specifying the terms and conditions of the Award as the Committee may determine, including the number of Shares issuable under the Stock Award and the restrictions on transfer. Further, the Committee, in its discretion, shall have the power at any time to accelerate the dates the restrictions lapse on any or all of the Shares subject to the Stock Award.

(b)
Dividends paid on Stock Awards shall be subject to the following: (i) if the Stock Award is subject to performance-based restrictions as described in Section 3.3, the Company shall accumulate and hold such amounts, and (ii) if the Stock Award is subject only to time-based restrictions, the Committee shall have the discretion to cause the Company to accumulate and hold such amounts. To the extent dividends are held by the Company, the accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Award is subject, and any such amounts attributable to the portion of the Stock Award for which the restrictions do not lapse shall be forfeited.

(c)
Subject to the restrictions set forth herein and in the related Stock Award Agreement, upon grant of a Stock Award to a Participant, the Participant shall be a stockholder with respect to all the Shares subject to such Stock Award and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. The Company shall issue the number of Shares granted under a Stock Award on an uncertificated basis, with the Participant's ownership of such Shares evidenced by book entry in the records of the Company's transfer agent. Following the lapse of all restrictions on the Stock Award, upon the Participant's request, the Company shall issue, in the name of the Participant, stock certificates representing the Shares subject to the Stock Award.

8.     Grants of Stock Units

8.1    Grants.    Subject to the terms of the Plan, the Committee may grant Stock Units to Key Employees and Non-Employee Directors. Each Stock Unit shall entitle the Key Employee or Non-Employee Director to receive, on the date or upon the occurrence of an event (including the attainment of performance goals) as described in the Stock Unit Agreement, one Share or cash equal to the Fair Market Value of one Share on the date of such event, as provided in the Stock Unit Agreement. The terms and conditions of any such Award shall be determined by the Committee at the time of grant.

8.2
Terms and Conditions of Stock Unit Awards.

(a)
Each Stock Unit Award shall be evidenced by a written Stock Unit Award Agreement specifying the terms and conditions of the Award as the Committee may determine, including the number of Shares issuable under the Stock Unit Award, the restrictions on transfer and the form of settlement. Further, the Committee, in its discretion, shall have the power at any time to accelerate the dates the restrictions lapse on any or all of the Stock Units.

(b)
A Participant shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any Stock Units prior to the date they are settled in Shares. A Stock Unit Agreement may provide that, until the Stock Units are settled in Shares or cash, the Participant shall receive, on each dividend or distribution payment date applicable to the Shares, an amount equal to the dividends or distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual Shares. Notwithstanding the preceding sentence, in the case of a Stock Unit Award that provides for the right to receive amounts related to dividends or distributions: (i) if such Stock Unit Award is subject to performance-based restrictions as described in Section 3.3, the Company shall accumulate and hold such amounts, and (ii) if such Stock Unit Award is subject only to time-based restrictions, the Committee shall have the discretion to cause the Company to accumulate and hold such amounts. To the extent such amounts are held by the Company, the accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Unit Award is subject, and any such amounts attributable to the portion of a Stock Unit Award for which the restrictions do not lapse shall be forfeited.

(c)
Upon settlement of Stock Units in Shares, the Company shall issue, in the name of the Participant, stock certificates representing a number of Shares equal to the number of Stock Units being settled.

9.     Grants of SARs

9.1    Grants.    Subject to the terms of the Plan, the Committee may grant SARs to Key Employees. Upon exercise, an SAR entitles the Key Employee to receive from the Company the number of Shares having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one Share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of Shares with respect to which the SAR is being exercised. Cash shall be delivered in lieu of any fractional Shares. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligations arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the Shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such Shares on the date of exercise. The terms and conditions of any such Award shall be determined at the time of grant.

9.2
Terms and Conditions of SARs.

(a)
Each SAR shall be evidenced by a written SAR Agreement specifying the terms and conditions of the SAR as the Committee may determine, including the SAR exercise price, the duration of the SAR, the number of Shares to which the SAR pertains and the form of settlement. Further, the Committee, in its discretion, shall have the power at any time to accelerate the dates for exercise of any or all SARs.

(b)
The per Share exercise price of each SAR shall not be less than 100% of the Fair Market Value of a Share on the date the SAR is granted.

(c)
Each SAR shall expire and all rights thereunder shall cease on the date fixed by the Committee in the SAR Agreement, which shall not be later than the tenth anniversary of the date on which the SAR was granted.

(d)
A person entitled to exercise an SAR may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of Shares with respect to which the SAR is being exercised and any other information the Committee may prescribe. As soon as reasonably practicable after the exercise of an SAR, the Company shall (i) issue, in the name of the Key Employee, stock certificates representing the total number of full Shares to which the Key Employee is entitled and cash in an amount equal to the Fair Market Value, as of the date of exercise, or any resulting fractional Share, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Key Employee an amount in cash equal to the Fair Market Value, as of the date of exercise, of the Shares it would otherwise be obligated to deliver.

10.   Non-Transferability of Awards

10.1    No Award or rights under any Award shall be transferable otherwise than by will or the laws of descent and distribution, and the rights and the benefits of any such Award may be exercised and received, respectively, during the lifetime of the Participant only by him or her.

10.2    Notwithstanding the provisions of the preceding paragraph, a Participant, at any time prior to his or her death, may assign all or any portion of an Option granted to him or her (other than an ISO) to (a) his or her spouse or lineal descendant, (b) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant, (c) a partnership of which his or her spouse and lineal descendants are the only partners, or (d) a tax exempt organization as described in Section 501(c)(3) of the Code. In such event, the spouse, lineal descendant, trustee, partnership or tax exempt organization will be entitled to all of the rights of the Participant with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein, and in the related Option Agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if the Participant does not receive any consideration therefor, and the assignment is expressly approved by the Company. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Company on or prior to the effective date of the assignment.

11.    Change in Control

In addition to the Committee's authority set forth in Section 3, upon a Change in Control of the Company, the Committee is authorized and has sole discretion as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (a) provide that (i) all outstanding Awards shall become fully vested and exercisable, and (ii) all restrictions applicable to all Awards shall terminate or lapse; (b) provide for the purchase of any outstanding Stock Option or SAR for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Shares covered thereby; (c) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and (d) cause any such Award then outstanding to be assumed by the acquiring or surviving entity after such Change in Control.

12.   Book Entry Form

Notwithstanding the foregoing provisions of the Plan, the Company, in lieu of issuing stock certificates pursuant to an Award, may reflect the issuance of Shares to a Participant on a non-certificated basis, with the ownership of such Shares by the Participant evidenced solely by book entry in the records of the Company's transfer agent; provided, however, that upon the written request of the Participant, the Company shall issue, in the name of the Participant, stock certificates representing such Shares.

13.   Taxes

In connection with any Award, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all minimum federal, state, local and foreign withholding tax requirements prior to the delivery by the Company of cash or any certificates for Shares. The Participant may elect to satisfy his or her tax withholding obligation by (a) cash payment, (b) directing the Company to withhold a portion of the Shares otherwise distributable to the Participant, (c) by transferring to the Company a certain number of Shares (either subject to such Award or previously owned) with an aggregate Fair Market Value equal to the amount required to be withheld, (d) in cash from a broker-dealer to whom the Participant has submitted a notice together with instructions to deliver promptly to the Company the amount of sales proceeds from the sale of Shares subject to the Award to pay the withholding taxes, or (e) by any combination thereof. In the case of payment pursuant to (b), (c) or (d) above, the Participant's election must be made on or prior to the date of exercise and must be irrevocable.

14.   Postponement

The Committee may postpone any grant, exercise or settlement of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (a) to effect, amend or maintain any necessary registration of the Plan or the Shares issuable pursuant to an Award under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (b) to permit any action to be taken in order to (i) list such Shares on a stock exchange if Shares are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for the Shares, including any rules or regulations of any stock exchange on which the Shares are listed, or (c) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue Shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Any such postponement shall not extend the term of an Award and neither the Company nor its directors or officers shall have any obligation or liability to a Participant, the Participant's successor, or any other person with respect to any Shares as to which the Award shall expire because of such postponement or as to which issuance under an Award is delayed.

15.   Stockholder Status

No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.

16.   Termination or Amendment of Plan and Award Agreements

16.1
Termination or Amendment of Plan.

(a)
The Board may at any time terminate, suspend, or modify the Plan without approval of stockholders unless such approval is required by applicable law, regulation, or rule of any stock exchange on which the Shares are listed. No termination, suspension, or modification of the Plan shall adversely affect in any material way any right of any Participant or any successor under an Award granted before the date of such termination, suspension or modification, without the written consent of the Participant or successor; provided that it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 4.3 does not adversely affect any such right.

(b)
Any member of the Board who is an officer or employee of the Company shall be without vote on any proposed amendment to the Plan, or on any other matter which might affect that member's individual interest under the Plan.

16.2    Amendment of Award Agreements.    The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant or successor under any outstanding Award Agreement in any material way without the written consent of the Participant or successor, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed.

16.3    Repricing of Stock Options and SARs.    Notwithstanding the foregoing, there shall be no amendment to the Plan or any Award Agreement that results in the repricing of Options or SARs without stockholder approval. For this purpose, repricing includes a reduction in the exercise price of the Option or SAR, the cancellation of an Option or SAR in exchange for cash, Options or SARs with an exercise price less than the exercise price of the cancelled Options or SARs, Stock Awards, Stock Units or any other consideration provided by the Company but does not include any adjustment described in Section 4.3.

17.   Tenure

Nothing contained in the Plan shall be construed as a contract of employment between the Company or a Subsidiary and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of the Company or a Subsidiary or as a Non-Employee Director of the Board, to limit the right of the Company or a Subsidiary to employ or discharge any person with or without cause, or to discipline any Key Employee.

18.   Other Actions

Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association, or other entity, or to grant options to, or assume options of, any person in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of all or any part of the business and assets of any person, firm, corporation, association, or other entity.

19.   Loan Agreements

Each Award shall be subject to the condition that the Company shall not be obligated to issue or transfer its Shares or to pay an amount in cash to the Participant thereof on its exercise, or otherwise, if the Committee or the Board determines that such issuance, transfer, or payment would violate any covenant in any loan agreement or other contract to which the Company or a Subsidiary is a party.

20.  Governing Law

The Plan, and all Awards and agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois and, in the case of ISOs, Code Section 422 and regulations issued thereunder.

21.   Effective Date and Term of Plan

21.1    Effective Date.    The Plan has been adopted by the Committee, and is effective, as of the date it is approved by the stockholders of the Company at the Company's annual meeting of stockholders held on October 9, 2013 and any adjournment or postponement thereof. In the event the Plan is not approved by stockholders of the Company at its 2013 annual meeting, the Plan shall have no effect.

21.2    Term of Plan.    Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the tenth anniversary of the Plan's effective date set forth in Section 21.1 above.

See the reverse side of this notice to obtain proxy materials and voting instructions. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on <mtgdate>. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 0000298914_1 R1.0.1.25 AAR CORP. AAR CORP. ONE AAR PLACE 1100 NORTH WOOD DALE ROAD WOOD DALE, IL 60191 Annual Meeting August 16, 2016 October 11, 2016 October 11, 2016 9:00 AM CDT AAR CORP. One AAR Place 1100 North Wood Dale Road Wood Dale, IL 60191

Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote . Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . . 0000298914_2 R1.0.1.25 1. Notice & Proxy Statement 2. Annual Report to Stockholders 3. Annual Report on Form 10-K Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 27, 2016 to facilitate timely delivery.

Voting items 0000298914_3 R1.0.1.25 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Norman R. Bobins 02 Ronald R. Fogleman 03 James E. Goodwin 04 Marc J. Walfish The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. Advisory vote to approve executive compensation. 3. Approval of amendments to the AAR CORP. 2013 Stock Plan. 4. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2017. NOTE: As to any other business as may properly come before the meeting or any adjournment or postponement thereof, this Proxy will be voted in the discretion of the proxies.

0000298914_4 R1.0.1.25

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000298915_1 R1.0.1.25 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Norman R. Bobins 02 Ronald R. Fogleman 03 James E. Goodwin 04 Marc J. Walfish AAR CORP. ONE AAR PLACE 1100 NORTH WOOD DALE ROAD WOOD DALE, IL 60191 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Advisory vote to approve executive compensation. 3. Approval of amendments to the AAR CORP. 2013 Stock Plan. 4. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2017. NOTE: As to any other business as may properly come before the meeting or any adjournment or postponement thereof, this Proxy will be voted in the discretion of the proxies. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000298915_2 R1.0.1.25 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report to Stockholders, Annual Report on Form 10-K is/are available at www.proxyvote.com AAR CORP. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders The undersigned hereby appoints DAVID P. STORCH and ROBERT J. REGAN, or either of them, with full power of substitution, as Proxies, and hereby authorizes them to represent the undersigned at the 2016 Annual Meeting of Stockholders of AAR CORP. to be held at 9:00 AM Central Time on October 11, 2016, at One AAR Place, 1100 North Wood Dale Road, Wood Dale, IL 60191, or any adjournment or postponement thereof, and to vote, as designated on the reverse side of this Proxy, all shares of AAR CORP. Common Stock that the undersigned is entitled to vote. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations on the reverse side. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side